                              BANK OF AMERICA NATIONAL
                           TRUST AND SAVINGS ASSOCIATION,
                                   CONTRACT SELLER,

                                BANK OF AMERICA, FSB,
                             acting through its division,
                            BANKAMERICA HOUSING SERVICES,
                            CONTRACT SELLER AND SERVICER,


                                         and


                         THE FIRST NATIONAL BANK OF CHICAGO,
                                       TRUSTEE



                           POOLING AND SERVICING AGREEMENT


                              Dated as of June 1, 1998


                 BankAmerica Manufactured Housing Contract Trust V
                   Senior/Subordinate Pass-Through Certificates
                                   Series 1998-2

                                  TABLE OF CONTENTS

                                                                                         PAGE

ARTICLE I     DEFINITIONS............................................................      1

     Section 1.01  Terms.............................................................      1

     Section 1.02  Construction......................................................     26

ARTICLE II    CONVEYANCE OF CONTRACTS, REPRESENTATIONS AND WARRANTIES................     26

     Section 2.01  Conveyance of Contracts...........................................     26

     Section 2.02  Filing and Assignment, Name Change or Relocation..................     28

     Section 2.03  Acceptance by Trustee.............................................     28

     Section 2.04  Certificate Ratings...............................................     29

     Section 2.05  Representations and Warranties Regarding the Servicer.............     29

     Section 2.06  Covenants of the Contract Sellers, Trustee and Servicer...........     30

     Section 2.07  Authentication and Delivery of Certificates.......................     30

     Section 2.08  Covenants of the Servicer.........................................     31

ARTICLE III   REPRESENTATIONS AND WARRANTIES BY THE CONTRACT SELLERS.................     31

     Section 3.01  Representations and Warranties of the Contract Sellers............     31

     Section 3.02  Representations and Warranties Regarding Each Contract............     32

     Section 3.03  Representations and Warranties Regarding the Contracts
              in the Aggregate.......................................................     36

     Section 3.04  Representations and Warranties Regarding the Contracts............     37

     Section 3.05  Repurchases of Contracts or Substitution of Contracts
              for Breach of Representations and Warranties...........................     37

     Section 3.06  General...........................................................     40

ARTICLE IV    ADMINISTRATION AND SERVICING OF CONTRACTS..............................     41

     Section 4.01  Responsibility for Contract Administration and Servicing..........     41

     Section 4.02  Standard of Care..................................................     41

     Section 4.03  Records...........................................................     41

     Section 4.04  Inspection........................................................     42

     Section 4.05  Establishment of and Deposits in Certificate Accounts.............     42

     Section 4.06  Payment of Taxes..................................................     43

     Section 4.07  Enforcement.......................................................     43

     Section 4.08  Transfer of Certificate Account...................................     44


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                         PAGE


     Section 4.09  Maintenance of Hazard Insurance Policies..........................     44

     Section 4.10  Fidelity Bond and Errors and Omissions Insurance..................     46

     Section 4.11  Collections under Hazard Insurance Policies, Consent
              to Transfers of Manufactured Homes, Assumption Agreements..............     46

     Section 4.12  Realization upon Defaulted Contracts..............................     47

     Section 4.13  Costs and Expenses................................................     47

     Section 4.14  Trustee to Cooperate..............................................     48

     Section 4.15  Servicing and Other Compensation..................................     48

     Section 4.16  Custody of Contracts..............................................     49

     Section 4.17  REMIC Compliance..................................................     51

     Section 4.18  Management of REO Property........................................     55

     Section 4.19  Reports to the Securities and Exchange Commission.................     57

     Section 4.20  Annual Statement as to Compliance.................................     57

     Section 4.21  Annual Independent Public Accountants' Servicing Report...........     57

     Section 4.22  Retitling of Land Home Contracts..................................     58

ARTICLE V     PAYMENTS, MONTHLY ADVANCES AND MONTHLY REPORTS.........................     58

     Section 5.01  Monthly Advances by the Servicer..................................     58

     Section 5.02  Payments..........................................................     59

     Section 5.03  Permitted Withdrawals from the Certificate Account................     62

     Section 5.04  Monthly Reports...................................................     63

     Section 5.05  Certificate of Servicing Officer..................................     68

     Section 5.06  Other Data........................................................     68

     Section 5.07  Statements to Certificateholders..................................     68

     Section 5.08  Reserve Account...................................................     73

ARTICLE VI    THE CERTIFICATES.......................................................     74

     Section 6.01  The Certificates..................................................     74

     Section 6.02  Certificate Register; Registration of Transfer and
              Exchange of Certificates...............................................     75

     Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates.................     79

     Section 6.04  Persons Deemed Owner..............................................     80

     Section 6.05  Access to List of Certificateholders' Names and
              Addresses..............................................................     80


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                         PAGE


     Section 6.06  Global Certificates...............................................     80

     Section 6.07  Notices to Depository.............................................     81

     Section 6.08  Definitive Certificate............................................     81

ARTICLE VII   THE CONTRACT SELLERS AND THE SERVICER..................................     82

     Section 7.01  Liabilities to Obligors...........................................     82

     Section 7.02  Servicer's Indemnities............................................     82

     Section 7.03  Operation of Indemnities..........................................     83

     Section 7.04  Merger or Consolidation of the Contract Sellers or the
              Servicer...............................................................     83

     Section 7.05  Limitation on Liability of the Contract Sellers, the
              Servicer and Others....................................................     83

     Section 7.06  Assignment by Servicer............................................     84

     Section 7.07  Successor to the Servicer.........................................     84

ARTICLE VIII  EVENTS OF DEFAULT......................................................     86

     Section 8.01  Events of Default.................................................     86

     Section 8.02  Waiver of Defaults................................................     87

     Section 8.03  Trustee to Act, Appointment of Successor..........................     87

     Section 8.04  Notification to Certificateholders................................     87

     Section 8.05  Effect of Transfer................................................     88

     Section 8.06  Transfer of the Account...........................................     88

ARTICLE IX    CONCERNING THE TRUSTEE.................................................     88

     Section 9.01  Duties of Trustee.................................................     88

     Section 9.02  Certain Matters Affecting the Trustee.............................     89

     Section 9.03  Trustee not Liable for Certificates or Contracts..................     91

     Section 9.04  Trustee May Own Certificates......................................     91

     Section 9.05  Servicer to Pay Fees and Expenses of Trustee, Paying
              Agent and Certificate of Administrator.................................     91

     Section 9.06  Eligibility Requirements for Trustee..............................     92

     Section 9.07  Resignation and Removal of the Trustee............................     92

     Section 9.08  Successor Trustee ................................................     93

     Section 9.09  Merger or Consolidation of Trustee................................     93

     Section 9.10  Appointment of Co-Trustee or Separate Trustee.....................     94


                                     -iii-

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                         PAGE


     Section 9.11  Appointment of Office or Agency...................................     95

     Section 9.12  Certificate Administrator.........................................     95

     Section 9.13  Appointment of Paying Agent.......................................     95

ARTICLE X     TERMINATION............................................................     96

     Section 10.01  Termination......................................................     96

ARTICLE XI    MISCELLANEOUS PROVISIONS...............................................    100

     Section 11.01  Amendment........................................................    100

     Section 11.02  Recordation of Agreement; Counterparts...........................    101

     Section 11.03  Governing Law....................................................    102

     Section 11.04  Calculations.....................................................    102

     Section 11.05  Notices..........................................................    102

     Section 11.06  Severability of Provisions.......................................    103

     Section 11.07  Assignment.......................................................    103

     Section 11.08  Limitations on Rights of Certificateholders......................    103

     Section 11.09  Inspection and Audit Right.......................................    104

     Section 11.10  Certificates Nonassessable and Fully Paid........................    104

     Section 11.11  Official Record..................................................    104

          This POOLING AND SERVICING AGREEMENT, dated as of June 1, 1998 (the "Agreement"), is executed by and among Bank of America National Trust and Savings Association ("Bank of America"), as a contract seller (a "Contract Seller"), Bank of America, FSB ("BAFSB"), acting through its division, BankAmerica Housing Services, as a contract seller (in such capacity, a "Contract Seller," and, together with Bank of America, the "Contract Sellers") and the servicer (in such capacity and together with its permitted successor servicer, the "Servicer"), and The First National Bank of Chicago, as trustee (together with its permitted successors in trust, the "Trustee").

          Bank of America, as a Contract Seller, and BAFSB, acting through its division, BankAmerica Housing Services, as a Contract Seller and Servicer, have duly authorized the execution and delivery of this Agreement to provide for the issuance of BankAmerica Manufactured Housing Contract Trust V, Senior/Subordinate Pass-Through Certificates, Series 1998-2 (the "Certificates"). The Certificates issued hereunder shall be limited to the amount herein described. All covenants and agreements made by the Contract Sellers herein are for the benefit and security of the Certificateholders. The Contract Sellers are entering into this Agreement, and the Trustee is accepting the trusts created hereby for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

          In consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:


                                  ARTICLE I

                                 DEFINITIONS

Section 1.01    TERMS.

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     ADVERSE REMIC EVENT:  As defined in Section 4.17(f) hereof.

     ADVISOR:  As defined in Section 10.01(b)(3) hereof.

     AFFILIATE: As to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

     AGGREGATE NET LIQUIDATION LOSSES: With respect to the time of reference thereto, the aggregate of the amounts by which (i) the outstanding principal balance of each Contract that during such time of reference had become a Liquidated Contract, plus accrued and unpaid interest thereon at the related Contract Rate to the Due Date for such Contract in the Collection Period in which such Contract became a Liquidated Contract exceeds (ii) the Net Liquidation Proceeds for such Contract.

     AGREEMENT: This Pooling and Servicing Agreement and any and all amendments or supplements hereto.

     ANNUAL SERVICING RATE: 1.00% per annum (or, in the case of a successor Servicer engaged at any time after BAFSB is no longer the Servicer, the percentage agreed upon pursuant to Section 7.07).

     ASSIGNMENT: An individual assignment of a Mortgage, notice or transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the related Land Home Contract.

     AUCTION DATE:  As defined in Section 10.01(b) hereof.

     AVAILABLE DISTRIBUTION AMOUNT:  As to any Distribution Date, the sum of
(a) the amount on deposit or otherwise credited to the Certificate Account as of the end of the Collection Period ending immediately prior to such Distribution Date, less the portion of such amount (i) permitted to be withdrawn by the Servicer pursuant to Section 5.03 or (ii) constituting Excess Contract Payments and (b) the Monthly Advance for such Distribution Date actually made in respect of such Distribution Date.

     AVERAGE SIXTY-DAY DELINQUENCY RATIO: As to any Distribution Date, the arithmetic average of the Sixty-Day Delinquency Ratios for such Distribution Date and the two preceding Distribution Dates.

     AVERAGE THIRTY-DAY DELINQUENCY RATIO: As to any Distribution Date, the arithmetic average of the Thirty-Day Delinquency Ratios for such Distribution Date and the two preceding Distribution Dates.

     BAFSB:  Bank of America, FSB, its successors or assigns.

     BANK OF AMERICA: Bank of America National Trust and Savings Association, its successors or assigns.

     BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, or the State of California or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

     CAP RATE: With respect to each of the Class A-7 Certificates, Class M Certificates, Class B-1 Certificates and the Class B-2 Certificates, that interest rate set forth in subparagraph (a) of the definitions of Class A-7 Pass-Through Rate, Class M Pass-Through Rate, Class B-1 Pass-Through Rate and Class B-2 Pass-Through Rate, respectively.

     CERTIFICATE: Any of the BankAmerica Manufactured Housing Contract Trust V, Senior/Subordinate Pass-Through Certificates, Series 1998-2.

     CERTIFICATE ACCOUNT: The separate Eligible Account created and initially maintained by the Trustee pursuant to Section 4.05 in the name of the Trustee for the benefit of the Holders of the Certificates. Funds in the Certificate Account shall be held in trust for the aforementioned
Certificateholders for the uses and purposes set forth in this Agreement.

     CERTIFICATE ADMINISTRATOR: The Person appointed by the Trustee from time to time pursuant to Section 9.12.

     CERTIFICATE BALANCE: When used with respect to a single Class, the Class A-1 Certificate Balance, Class A-2 Certificate Balance, Class A-3 Certificate Balance, Class A-4 Certificate Balance, Class A-5 Certificate Balance, Class A-6 Certificate Balance, Class A-7 Certificate Balance, Class M Certificate Balance, Class B-1 Certificate Balance or Class B-2 Certificate Balance, as applicable; and when used with respect to more than one Class of Certificates, the sum of the Class A-1 Certificate Balance, Class A-2 Certificate Balance, Class A-3 Certificate Balance, Class A-4 Certificate Balance, Class A-5 Certificate Balance, Class A-6 Certificate Balance, Class A-7 Certificate Balance, Class M Certificate Balance, Class B-1 Certificate Balance and Class B-2 Certificate Balance, as applicable.

     CERTIFICATE OWNER: With respect to a Global Certificate, the person that is the beneficial owner of an interest in such Global Certificate.

     CERTIFICATE REGISTER: The register maintained pursuant to Section 6.02 hereof.

     CERTIFICATEHOLDER or HOLDER: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Global Certificates), except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of a Contract Seller, the Servicer or any Affiliate of a Contract Seller or the Servicer shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; PROVIDED, HOWEVER, that if any such Person (including a Contract Seller) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Contract Sellers, the Servicer or any Affiliate of the Contract Sellers or the Servicer in determining which Certificates are registered in the name of an Affiliate of the Contract Sellers or the Servicer.

     CLASS or CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6, CLASS A-7, CLASS M, CLASS B-1, CLASS B-2 or CLASS R: Pertaining to Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class M Certificates, Class B-1 Certificates, Class B-2 Certificates or Class R Certificates, as the case may be.

     CLASS A-1 CERTIFICATE: Any one of the Certificates, executed and authenticated as provided herein, substantially in the form set forth in EXHIBIT B-1 and Exhibit C hereto.

     CLASS A-1 CERTIFICATE BALANCE: At any time, the Initial Class A-1 Certificate Balance minus the sum of all principal distributions previously made to the Class A-1 Certificateholders (including distributions made pursuant to clause (x) of Section 5.02).

     CLASS A-1 DISTRIBUTION AMOUNT: As to any Distribution Date, the total amount distributed to the Class A-1 Certificateholders pursuant to Section 5.02.

     CLASS A-1 INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, an amount equal to the sum of (a) one month's interest at the Class A-1 Pass-Through Rate on the Class A-1 Certificate Balance as of such
Distribution Date (before giving effect to the principal distributions on such Distribution Date) and (b) any Class A-1 Unpaid Interest Shortfall.

     CLASS A-1 INTEREST SHORTFALL: As to any Distribution Date, any amount by which the amount distributed to Holders of Class A-1 Certificates on such Distribution Date is less than the amount computed pursuant to clause (a) of the definition of "Class A-1 Interest Distribution Amount."

     CLASS A-1 PASS-THROUGH RATE:  5.89% per annum.

     CLASS A-1 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class A-1 Interest Shortfalls for prior Distribution Dates exceeds all prior distributions made pursuant to
Section 5.02 in respect of prior Class A-1 Interest Shortfalls, plus accrued interest thereon (to the extent payment thereof is legally permissible) at the Class A-1 Pass-Through Rate on such amount with respect to such prior Distribution Dates.

     CLASS A-2 CERTIFICATE: Any one of the Certificates, executed and authenticated as provided herein, substantially in the form set forth in EXHIBIT B-2 and Exhibit C hereto.

     CLASS A-2 CERTIFICATE BALANCE: At any time, the Initial Class A-2 Certificate Balance minus the sum of all principal distributions previously made to the Class A-2 Certificateholders.

     CLASS A-2 DISTRIBUTION AMOUNT: As to any Distribution Date, the total amount distributed to the Class A-2 Certificateholders pursuant to Section 5.02.

     CLASS A-2 INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, an amount equal to the sum of (a) one month's interest at the Class A-2 Pass-Through Rate on the Class A-2 Certificate Balance as of such
Distribution Date (before giving effect to the principal distributions on such Distribution Date) and (b) any Class A-2 Unpaid Interest Shortfall.

     CLASS A-2 INTEREST SHORTFALL: As to any Distribution Date, any amount by which the amount distributed to Holders of Class A-2 Certificates on such Distribution Date is less than the amount computed pursuant to clause (a) of the definition of "Class A-2 Interest Distribution Amount."

     CLASS A-2 PASS-THROUGH RATE:  6.04% per annum.

     CLASS A-2 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class A-2 Interest Shortfalls for prior Distribution Dates exceeds all prior distributions made pursuant to Section 5.02 in respect of prior Class A-2 Interest Shortfalls, plus accrued interest thereon (to the extent payment thereof is legally permissible) at the Class A-2 Pass-Through Rate on such amount with respect to such prior Distribution Dates.

     CLASS A-3 CERTIFICATE: Any one of the Certificates, executed and authenticated as provided herein, substantially in the form set forth in EXHIBIT B-3 and EXHIBIT C hereto.

     CLASS A-3 CERTIFICATE BALANCE: At any time, the Initial Class A-3 Certificate Balance minus the sum of all principal distributions previously made to the Class A-3 Certificateholders.

     CLASS A-3 DISTRIBUTION AMOUNT: As to any Distribution Date, the total amount distributed to the Class A-3 Certificateholders pursuant to Section 5.02.

     CLASS A-3 INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, an amount equal to the sum of (a) one month's interest at the Class A-3 Pass-Through Rate on the Class A-3 Certificate Balance as of such
Distribution Date (before giving effect to the principal distributions on such Distribution Date) and (b) any Class A-3 Unpaid Interest Shortfall.

     CLASS A-3 INTEREST SHORTFALL: As to any Distribution Date, any amount by which the amount distributed to Holders of Class A-3 Certificates on such Distribution Date is less than the amount computed pursuant to clause (a) of the definition of "Class A-3 Interest Distribution Amount."

     CLASS A-3 PASS-THROUGH RATE:  6.04% per annum.

     CLASS A-3 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class A-3 Interest Shortfalls for prior Distribution Dates exceeds all prior distributions made pursuant to
Section 5.02 in respect of prior Class A-3 Interest Shortfalls, plus accrued interest thereon (to the extent payment thereof is legally permissible) at the Class A-3 Pass-Through Rate on such amount with respect to such prior Distribution Dates.

     CLASS A-4 CERTIFICATE: Any one of the Certificates, executed and authenticated as provided herein, substantially in the form set forth in EXHIBIT B-4 and EXHIBIT C hereto.

     CLASS A-4 CERTIFICATE BALANCE: At any time, the Initial Class A-4 Certificate Balance minus the sum of all principal distributions previously made to the Class A-4 Certificateholders.

     CLASS A-4 DISTRIBUTION AMOUNT: As to any Distribution Date, the total amount distributed to the Class A-4 Certificateholders pursuant to Section 5.02.

     CLASS A-4 INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, an amount equal to the sum of (a) one month's interest at the Class A-4 Pass-Through Rate on the Class A-4 Certificate Balance as of such
Distribution Date (before giving effect to the principal distributions on such Distribution Date) and (b) any Class A-4 Unpaid Interest Shortfall.

     CLASS A-4 INTEREST SHORTFALL: As to any Distribution Date, any amount by which the amount distributed to Holders of Class A-4 Certificates on such Distribution Date is less than the amount computed pursuant to clause (a) of the definition of "Class A-4 Interest Distribution Amount."

     CLASS A-4 PASS-THROUGH RATE:  6.11% per annum.

     CLASS A-4 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class A-4 Interest Shortfalls for prior Distribution Dates exceeds all prior distributions made pursuant to
Section 5.02 in respect of prior Class A-4 Interest Shortfalls, plus accrued interest thereon (to the extent payment thereof is legally permissible) at the Class A-4 Pass-Through Rate on such amount with respect to such prior Distribution Dates.

     CLASS A-5 CERTIFICATE: Any one of the Certificates, executed and authenticated as provided herein, substantially in the form set forth in EXHIBIT B-5 and EXHIBIT C hereto.

     CLASS A-5 CERTIFICATE BALANCE: At any time, the Initial Class A-5 Certificate Balance minus the sum of all principal distributions previously made to the Class A-5 Certificateholders.

     CLASS A-5 DISTRIBUTION AMOUNT: As to any Distribution Date, the total amount distributed to the Class A-5 Certificateholders pursuant to Section 5.02.

     CLASS A-5 INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, an amount equal to the sum of (a) one month's interest at the Class A-5 Pass-Through Rate on the Class A-5 Certificate Balance as of such
Distribution Date (before giving effect to the principal distributions on such Distribution Date) and (b) any Class A-5 Unpaid Interest Shortfall.

     CLASS A-5 INTEREST SHORTFALL: As to any Distribution Date, any amount by which the amount distributed to Holders of Class A-5 Certificates on such Distribution Date is less than the amount computed pursuant to clause (a) of the definition of "Class A-5 Interest Distribution Amount."

     CLASS A-5 PASS-THROUGH RATE:  6.20% per annum.

     CLASS A-5 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class A-5 Interest Shortfalls for prior Distribution Dates exceeds all prior distributions made pursuant to
Section 5.02 in respect of prior Class A-5 Interest Shortfalls, plus accrued interest thereon (to the extent payment thereof is legally permissible) at the Class A-5 Pass-Through Rate on such amount with respect to such prior Distribution Dates.

     CLASS A-6 CERTIFICATE: Any one of the Certificates, executed and authenticated as provided herein, substantially in the form set forth in EXHIBIT B-6 and EXHIBIT C hereto.

     CLASS A-6 CERTIFICATE BALANCE: At any time, the Initial Class A-6 Certificate Balance minus the sum of all principal distributions previously made to the Class A-6 Certificateholders.

     CLASS A-6 DISTRIBUTION AMOUNT: As to any Distribution Date, the total amount distributed to the Class A-6 Certificateholders pursuant to Section 5.02.

     CLASS A-6 INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, an amount equal to the sum of (a) one month's interest at the Class A-6 Pass-Through Rate on the Class A-6 Certificate Balance as of such
Distribution Date (before giving effect to the principal distributions on such Distribution Date) and (b) any Class A-6 Unpaid Interest Shortfall.

     CLASS A-6 INTEREST SHORTFALL: As to any Distribution Date, any amount by which the amount distributed to Holders of Class A-6 Certificates on such Distribution Date is less than the amount computed pursuant to clause (a) of the definition of "Class A-6 Interest Distribution Amount."

     CLASS A-6 PASS-THROUGH RATE:  6.24% per annum.

     CLASS A-6 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class A-6 Interest Shortfalls for prior Distribution Dates exceeds all prior distributions made pursuant to
Section 5.02 in respect of prior Class A-6 Interest Shortfalls, plus accrued interest thereon (to the extent payment thereof is legally permissible) at the Class A-6 Pass-Through Rate on such amount with respect to such prior Distribution Dates.

     CLASS A-7 CERTIFICATE: Any one of the Certificates, executed and authenticated as provided herein, substantially in the form set forth in EXHIBIT B-7 and EXHIBIT C hereto.

     CLASS A-7 CERTIFICATE BALANCE: At any time, the Initial Class A-7 Certificate Balance minus the sum of all principal distributions previously made to the Class A-7 Certificateholders.

     CLASS A-7 DISTRIBUTION AMOUNT: As to any Distribution Date, the total amount distributed to the Class A-7 Certificateholders pursuant to Section 5.02.

     CLASS A-7 INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, an amount equal to the sum of (a) one month's interest at the Class A-7 Pass-Through Rate on the Class A-7 Certificate Balance as of such
Distribution Date (before giving effect to the principal distributions on such Distribution Date) and (b) any Class A-7 Unpaid Interest Shortfall.

     CLASS A-7 INTEREST SHORTFALL: As to any Distribution Date, any amount by which the amount distributed to the Holders of Class A-7 Certificates on such Distribution Date is less than the amount computed pursuant to clause
(a) of the definition of "Class A-7 Interest Distribution Amount."

     CLASS A-7 PASS-THROUGH RATE: The lesser of (a) 6.55% per annum and (b) the Net Weighted Average Contract Rate.

     CLASS A-7 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class A-7 Interest Shortfalls for prior Distribution Dates exceeds all prior distributions made pursuant to
Section 5.02 in respect of prior Class A-7 Interest Shortfalls, plus accrued interest thereon (to the extent payment thereof is legally permissible) at the Class A-7 Pass-Through Rate on such amount with respect to such prior Distribution Dates.

     CLASS B CERTIFICATE BALANCE: As to any Distribution Date, the sum of the Class B-1 and Class B-2 Certificate Balances (before giving effect to the principal distributions on such Distribution Date).

     CLASS B-1 CERTIFICATE: Any one of the Certificates, executed and authenticated as provided herein, substantially in the form set forth in EXHIBIT B-9 and EXHIBIT C hereto.

     CLASS B-1 CERTIFICATE BALANCE: At any time, the Initial Class B-1 Certificate Balance minus the sum of all principal distributions previously made to the Class B-1 Certificateholders.

     CLASS B-1 DISTRIBUTION AMOUNT: As to any Distribution Date, the total amount distributed to the Class B-1 Certificateholders pursuant to Section 5.02.

     CLASS B-1 INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, an amount equal to the sum of (a) one month's interest at the Class B-1 Pass-Through Rate on the Class B-1 Certificate Balance as of such
Distribution Date (before giving effect to the principal distributions on such Distribution Date) and (b) any Class B-1 Unpaid Interest Shortfall.

     CLASS B-1 INTEREST SHORTFALL: As to any Distribution Date, any amount by which the amount distributed to Holders of Class B-1 Certificates on such Distribution Date is less than the amount computed pursuant to clause (a) of the definition of "Class B-1 Interest Distribution Amount."

     CLASS B-1 PASS-THROUGH RATE: The lesser of (a) 7.93% per annum and (b) the Net Weighted Average Contract Rate.

     CLASS B-1 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfalls for prior Distribution Dates exceeds all prior distributions made pursuant to
Section 5.02 in respect of prior Class B-1 Interest Shortfalls, plus accrued interest thereon (to the extent payment thereof is legally permissible) at the Class B-1 Pass-Through Rate on such amount with respect to such prior Distribution Dates.

     CLASS B-2 CERTIFICATE: Any one of the Certificates, executed and authenticated as provided herein, substantially in the form set forth in EXHIBIT B-10 and EXHIBIT C hereto.

     CLASS B-2 CERTIFICATE BALANCE: At any time, the Initial Class B-2 Certificate Balance minus the sum of all principal distributions previously made to the Class B-2 Certificateholders.

     CLASS B-2 DISTRIBUTION AMOUNT: As to any Distribution Date, the total amount distributed to the Class B-2 Certificateholders pursuant to Section 5.02.

     CLASS B-2 INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, an amount equal to the sum of (a) one month's interest at the Class B-2 Pass-Through Rate on the Class B-2 Certificate Balance as of such
Distribution Date (before giving effect to the principal distributions on such Distribution Date) and (b) any Class B-2 Unpaid Interest Shortfall.

     CLASS B-2 INTEREST SHORTFALL: As to any Distribution Date, any amount by which the amount distributed to Holders of Class B-2 Certificates on such Distribution Date is less than the amount computed pursuant to clause (a) of the definition of "Class B-2 Interest Distribution Amount."

     CLASS B-2 PASS-THROUGH RATE: The lesser of (a) 7.60% per annum and (b) the Net Weighted Average Contract Rate.

     CLASS B-2 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfalls for prior Distribution Dates exceeds all prior distributions made pursuant to
Section 5.02 in respect of prior Class B-2 Interest Shortfalls, plus accrued interest thereon (to the extent payment thereof is legally permissible) at the Class B-2 Pass-Through Rate on such amount with respect to such prior Distribution Dates.

     CLASS M CERTIFICATE: Any one of the Certificates, executed and authenticated as provided herein, substantially in the form set forth in EXHIBIT B-8 and EXHIBIT C hereto.

     CLASS M CERTIFICATE BALANCE: At any time, the Initial Class M Certificate Balance minus the sum of all principal distributions previously made to the Class M Certificateholders.

     CLASS M DISTRIBUTION AMOUNT: As to any Distribution Date, the total amount distributed to the Class M Certificateholders pursuant to Section 5.02.

     CLASS M INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, an amount equal to the sum of (a) one month's interest at the Class M Pass-Through Rate on the Class M Certificate Balance as of such Distribution Date (before giving effect to the principal distributions on such Distribution Date) and (b) any Class M Unpaid Interest Shortfall.

     CLASS M INTEREST SHORTFALL: As to any Distribution Date, any amount by which the amount distributed to Holders of Class M Certificates on such Distribution Date is less than the amount computed pursuant to clause (a) of the definition of "Class M Interest Distribution Amount."

     CLASS M PASS-THROUGH RATE: The lesser of (a) 6.83% per annum and (b) the Net Weighted Average Contract Rate.

     CLASS M UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class M Interest Shortfalls for prior Distribution Dates exceeds all prior distributions made pursuant to
Section 5.02 in respect of prior Class M Interest Shortfalls, plus accrued interest thereon (to the extent payment thereof is legally permissible) at the Class M Pass-Through Rate on such amount with respect to such prior Distribution Dates.

     CLASS R CERTIFICATE: Any one of the Certificates, executed and authenticated as provided herein, substantially in the form set forth in EXHIBIT D hereto.

     CLOSING DATE:  June 25, 1998.

     CODE: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

     COLLECTED SCHEDULED PAYMENTS: As to any Distribution Date, (a) the amount on deposit in the Certificate Account as of the end of the related Collection Period, less (b) the sum of (i) the aggregate of all Partial Prepayments collected during such Collection Period, (ii) the aggregate of all payments collected during such Collection Period on Contracts that were prepaid in full during such Collection Period (less the aggregate of the scheduled payments due on such Contracts that were delinquent as of the beginning of such Collection Period and recovered out of such collections),
(iii) the aggregate of the Net Liquidation Proceeds collected in respect of all Contracts that became Liquidated Contracts during such Collection Period (less the aggregate of scheduled payments due on such Contracts that were delinquent at the beginning of such Collection Period and recovered out of such collections and less any Repossession Profits collected during such Collection Period), (iv) the aggregate of the Repurchase Prices of all Contracts that were repurchased by a Contract Seller pursuant to Section 3.05 (less the aggregate of scheduled payments due on such Contracts that were delinquent at the beginning of such Collection Period and recovered out of such collections), (v) the amounts permitted to be withdrawn by the Servicer from the Certificate Account pursuant to clauses (i), (ii), (iii), (iv), (v) and (vii) of Section 5.03, and (vi) amounts representing Excess Contract Payments.

     COLLECTION PERIOD: With respect to any Distribution Date, the calendar month preceding the month of the Distribution Date.

     COMPUTER TAPE: The computer tape generated by the Servicer on behalf of the Contract Sellers which provides information relating to the Contracts sold by the Contract Sellers, and includes the master file and the history file.

     CONTRACT: Any one of the manufactured housing installment sale contracts or installment loan agreements, including any Land Home Contracts, described in the Contract Schedule and constituting part of the corpus of the Trust Fund, which Contracts are to be sold and assigned by the Contract Sellers to the Trustee and which are the subject of this Agreement. The Contracts include all related security interests and any and all rights to receive payments which are due pursuant thereto from and after the Cut-Off Date, but exclude any rights to receive payments which were due pursuant thereto prior to the Cut-Off Date.

     CONTRACT FILE: As to each Contract other than a Land Home Contract, (a) the original copy of the Contract, (b) the original title document issued to BankAmerica Housing Services as secured lender or agent therefor for the related Manufactured Home, unless the laws of the jurisdiction in which the related Manufactured Home is located do not provide for the issuance of any title documents for manufactured housing to secured lenders, (c) evidence of one or more of the following types of perfection of the security interest in favor of BankAmerica Housing Services as secured lender or agent therefor in the related Manufactured Home granted by such Contract, as appropriate: (1) notation of such security interest on the title document, (2) a financing statement meeting the requirements of the UCC, with evidence of recording in the appropriate offices indicated thereon, or (3) such other evidence of perfection of a security interest in a manufactured housing unit as is customary in such jurisdiction, (d) the assignment of the Contract from the manufactured housing dealer to BankAmerica Housing Services, if any, including any intervening assignments, and (e) any extension, modification or waiver agreement(s).

     CONTRACT POOL:  The pool of Contracts held in the Trust Fund.

     CONTRACT RATE: With respect to each Contract, the per annum rate of interest borne by such Contract, as set forth in such Contract.

     CONTRACT SCHEDULE: The list identifying each Contract, as amended from time to time, constituting part of the corpus of the Trust Fund, which list is attached hereto as EXHIBIT A and which (a) identifies each Contract by contract number and name and address of the Obligor, and (b) sets forth as to each Contract (i) the Scheduled Principal Balance as of the Cut-Off Date, (ii) the amount of each monthly payment due from the Obligor, (iii) the Contract Rate, and (iv) the maturity date.

     CONTRACT SELLERS: As to any Contract sold by it, BAFSB or Bank of America, as the case may be, in each case in its capacity as seller of certain Contracts to the Trust Fund pursuant to this Agreement; it being understood that wherever the term "Contract Seller" is used hereunder, it is meant to refer to each such Contract Seller with respect to the Contracts sold by it.

     CORPORATE TRUST OFFICE: The principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at One First National Plaza, Chicago, Illinois 60670-0126, Attention: Corporate Trust Services Division, except that for purposes of Section 9.11, such term shall mean the office or agency of the Trustee in the Borough of Manhattan, the City of New York, which office at the date hereof is located at 14 Wall Street, Eighth Floor, New York, New York 10005.

     CUMULATIVE REALIZED LOSSES: As to any Distribution Date, the Aggregate Net Liquidation Losses for the period from the Cut-Off Date through the end of the Collection Period preceding the month of such Distribution Date.

     CURRENT REALIZED LOSS RATIO: As to any Distribution Date, the annualized percentage equivalent of the fraction, the numerator of which is the sum of the Aggregate Net Liquidation Losses for the three preceding Collection Periods and the denominator of which is the arithmetic average of the Pool Scheduled Principal Balances for such Distribution Date and the preceding two Distribution Dates.

     CUT-OFF DATE:  The close of business on May 31, 1998.

     CUT-OFF DATE POOL PRINCIPAL BALANCE:  $685,982,617.84.

     DEFICIENCY: With respect to any Contract that is a Liquidated Contract, the amount by which (i) the outstanding principal balance of such Contract, plus accrued and unpaid interest thereon at the related Contract Rate to the Due Date for such Contract in the Collection Period in which such Contract became a Liquidated Contract exceeds (ii) the Net Liquidation Proceeds for such Contract.

     DEFICIENCY AMOUNT: With respect to any Contract, the amount, if any, that the Servicer collects directly from the Obligor with respect to any Deficiency.

     DEFICIENCY EVENT:  As defined in Secion 5.02(a).

     DEFICIENCY PERCENTAGE: 35%.

     DEFINITIVE CERTIFICATES:  As defined in Section 6.08.

     DENOMINATION: With respect to each Regular Certificate, the amount set forth on the face thereof as the "Initial Principal Balance of this Certificate." With respect to each Class R Certificate, the Percentage Interest appearing on the face thereof.

     DEPOSITORY: The initial Depository shall be the Depository Trust Company, the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Global Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     DEPOSITORY AGREEMENT: The agreement among the Contract Sellers, the Trustee and the initial Depository, dated as of the Closing Date, substantially in the form of EXHIBIT I.

     DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     DETERMINATION DATE: With respect to any Distribution Date, the third Business Day prior to such Distribution Date.

     DISQUALIFIED ORGANIZATION: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and
(v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust Fund, or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     DISTRIBUTION DATE: The 10th day of each calendar month after the initial issuance of the Certificates, or if such 10th day is not a Business Day, the next succeeding Business Day, commencing July, 1998.

     DUE DATE: The day of the month on which each scheduled payment of principal and interest is due on a Contract, exclusive of any days of grace.

     ELIGIBLE ACCOUNT: An account that is one of the following (i) an account maintained with a FDIC-insured depository institution which is subject to examination by federal or state authorities and the commercial paper of which has a rating of P-1 from Moody's (if rated by Moody's) and F-1 from Fitch (if rated by Fitch) or the long-term deposits or long-term unsecured senior debt obligations of which are in one of the two highest rating categories of Moody's and Fitch (if rated by Fitch), or maintained with a depository institution that is otherwise acceptable to each Rating Agency (as evidenced by a letter from each Rating Agency to such effect), (ii) a trust account maintained with the Trustee or, if the Certificate Administrator is not the Trustee, with the Certificate Administrator, in which the funds are either held uninvested or invested solely in Eligible Investments, or (iii) an account that is otherwise acceptable to the Rating Agencies, as evidenced by a letter from each Rating Agency, without a reduction or withdrawal of the rating of the Certificates.

     ELIGIBLE INVESTMENTS: One or more of the following in the order of priority specified herein:

     (a) any common trust fund, collective investment trust or money market fund acceptable to Fitch and rated Aaa by Moody's; and

     (b) other obligations or securities that are acceptable to each Rating Agency as an Eligible Investment hereunder and will not result in a reduction in or withdrawal of the then current rating or ratings of the Certificates, as evidenced by a letter to such effect from each Rating Agency;

provided, however, that no investments in "interest only" stripped obligations shall qualify as an Eligible Investment pursuant to this definition.

     ELIGIBLE SUBSTITUTE CONTRACT: As to any Replaced Contract for which such Eligible Substitute Contract is being substituted pursuant to Section 3.05(b), a Contract that (a) as of the date of its substitution, satisfies all of the representations and warranties (which, except when expressly stated to be as of origination, shall be deemed to be determined as of the date of its substitution rather than as of the Cut-Off Date or the Closing Date) in Section 3.02 and does not cause any of the representations and warranties in Section 3.03, after giving effect to such substitution, to be incorrect, (b) after giving effect to the scheduled payment due in the month of such substitution, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of such Replaced Contract, (c) has a Contract Rate that is at least equal to the Contract Rate of such Replaced Contract, (d) has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract, and (e) has not been delinquent for more than 31 days as to any scheduled payment due within twelve months of the date of its substitution. In addition, a Substitute Contract which is a Land Home Contract may only be used to replace a Replaced Contract which was a Land Home Contract.

     ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

     ERISA RESTRICTED CERTIFICATE: Any Class M, Class B-1, Class B-2 or Class R Certificate.

     EVENT OF DEFAULT:  Any one of the Events of Default described in Section
8.01 hereof.

     EXCESS CONTRACT PAYMENT: With respect to any Contract, any portion of a payment of principal and interest on such Contract, that (a) is in excess of the scheduled payment (or is an integral multiple thereof and has not been identified by the Obligor as a Principal Prepayment), (b) is not a Principal Prepayment and (c) is not part of the Liquidation Proceeds of such Contract or the Repurchase Price of such Contract paid pursuant to Section 3.05.

     EXTENSION FEE:  Any extension fee paid by the Obligor on a Contract.

     FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     FIDELITY BOND: A fidelity bond to be maintained by the Servicer pursuant to Section 4.10.

     FIRST DISTRIBUTION DATE:  July 10, 1998.

     FITCH:  Fitch IBCA, Inc. or any successor thereto.

     FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     FORMULA PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date, an amount equal to the sum of (a) the Total Regular Principal Amount for such Distribution Date and (b) any previously undistributed shortfalls in the distribution of the Total Regular Principal Amount in respect of prior Distribution Dates.

     FRACTIONAL INTEREST: As to any Certificate, the product of (a) the Percentage Interest evidenced by such Certificate multiplied by (b) the amount derived from dividing the Certificate Balance of the Class represented by such Certificate by the aggregate Certificate Balances of each Class.

     GCC: GreenPoint Credit Corporation, a Delaware corporation, its successors or assigns.

     GLOBAL CERTIFICATE: Any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository and as described in Section 6.06). On the Closing

Date, only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class M and Class B-1 Certificates will be Global
Certificates.

     HAZARD INSURANCE POLICY: With respect to each Contract, the policy of fire and extended coverage insurance (and federal flood insurance, if applicable) required to be maintained for the related Manufactured Home, as provided in
Section 4.09 (which may be a blanket insurance policy maintained by the Servicer in accordance with the terms and conditions of Section 4.09).

     INDEPENDENT CONTRACTOR: Either (i) any Person (other than the Servicer or the Trustee) that would be an "independent contractor" with respect to the Trust Fund within the meaning of Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust Fund, delivered to the Trustee), so long as the Trust Fund does not receive or derive any income from such person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer and the Trustee) upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code).

     INITIAL CLASS A-1 CERTIFICATE BALANCE:  As set forth in Section 6.01.

     INITIAL CLASS A-2 CERTIFICATE BALANCE:  As set forth in Section 6.01.

     INITIAL CLASS A-3 CERTIFICATE BALANCE:  As set forth in Section 6.01.

     INITIAL CLASS A-4 CERTIFICATE BALANCE:  As set forth in Section 6.01.

     INITIAL CLASS A-5 CERTIFICATE BALANCE:  As set forth in Section 6.01.

     INITIAL CLASS A-6 CERTIFICATE BALANCE:  As set forth in Section 6.01.

     INITIAL CLASS A-7 CERTIFICATE BALANCE:  As set forth in Section 6.01.

     INITIAL CLASS M CERTIFICATE BALANCE:  As set forth in Section 6.01.

     INITIAL CLASS B-1 CERTIFICATE BALANCE:  As set forth in Section 6.01.

     INITIAL CLASS B-2 CERTIFICATE BALANCE:  As set forth in Section 6.01.

     INTEREST ACCRUAL PERIOD: With respect to any Distribution Date and each Class of Regular Certificates, the one month period beginning on the tenth day of the month of the month preceding the month in which such Distribution Date occurs and ending on the ninth day of the month in which such Distribution Date.

     LAND HOME CONTRACT: A Contract that is secured by a mortgage or deed of trust on real estate on which the related Manufactured Home is situated (as well as by such related Manufactured Home).

     LAND HOME CONTRACT FILE: As to each Land Home Contract, (a) the original copy of the Land Home Contract, (b) the original related Mortgage with evidence of recording thereon (or, if the original Mortgage has not yet been returned by the applicable recording office, a copy thereof, certified by such recording office, which will be replaced by the original Mortgage when it is so returned) and any title document for the related Manufactured Home, (c) the assignment of the Land Home Contract from the originator (if other than a Contract Seller) to the applicable Contract Seller, (d) if such Land Home Contract was originated by a Contract Seller, an endorsement of such Land Home Contract by the applicable Contract Seller, and (e) any extension, modification or waiver agreement(s).

     LATE PAYMENT FEES: Any late payment fees paid by Obligors on Contracts after all sums received have been allocated first to regular installments due or overdue and all such installments are then paid in full.

     LATEST DUE DATE:  The latest date on which any Contract matures.

     LIQUIDATED CONTRACT: Any defaulted Contract as to which the Servicer has determined that all amounts (other than amounts in respect of any Deficiency) which it expects to recover from or on account of such Contract have been recovered; PROVIDED that any defaulted Contract in respect of which the related Manufactured Home and, in the case of Land Home Contracts, Mortgaged Property, has been realized upon and liquidated and the proceeds of such disposition have been received shall be deemed to be a Liquidated Contract.

     LIQUIDATION EXPENSES: All reasonable out-of-pocket expenses (exclusive of overhead expenses) which are incurred by the Servicer in connection with the liquidation of any defaulted Contract, on or prior to the date on which the related Manufactured Home, and, in the case of Land Home Contracts, Mortgaged Property, is liquidated, including legal fees and expenses, any unreimbursed amount expended by the Servicer pursuant to Sections 4.06, 4.07,
4.09 or 4.13 (to the extent such amount is reimbursable under the terms of Sections 4.06, 4.07, 4.09 or 4.13, as the case may be) with respect to such Contract, and any unreimbursed expenditures for property taxes or other taxes or charges or for property restoration or preservation that are related to such liquidation.

     LIQUIDATION PROCEEDS: Cash (including insurance proceeds other than those applied to the restoration of the related Manufactured Home or Mortgaged Property or released to the related Obligor in accordance with the normal servicing procedures of the Servicer, but excluding deficiency amounts) received in connection with the liquidation of defaulted Contracts, whether through repossession or otherwise.

     LOAN-TO-VALUE RATIO: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Contract and the denominator of which is the Original Value of the related
Manufactured Home.

     MAJORITY IN INTEREST: As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

     MANUFACTURED HOME: A unit of manufactured housing which meets the requirements of Section 25(e)(10) of the Code, securing the indebtedness of the Obligor under the related Contract.

     MINIMUM TERMINATION AMOUNT: As of any time after the Pool Scheduled Principal Balance is less than 10% of the Cut-Off Date Pool Principal
Balance, whether in the case of a Termination Auction or a purchase of Contracts by the Servicer pursuant to Section 10.01(a)(ii) hereof, an amount equal to the sum of (a) the Class A-1 Certificate Balance, (b) any shortfall in interest due to the Class A-1 Certificateholders in respect of prior Distribution Dates, (c) one month's interest on the Class A-1 Certificate Balance at the Class A-1 Pass-Through Rate, (d) the Class A-2 Certificate Balance, (e) any shortfall in interest due to the Class A-2
Certificateholders in respect of prior Distribution Dates, (f) one month's interest on the Class A-2 Certificate Balance at the Class A-2 Pass-Through Rate, (g) the Class A-3 Certificate Balance, (h) any shortfall in interest due to the Class A-3 Certificateholders in respect of prior Distribution
Dates, (i) one month's interest on the Class A-3 Certificate Balance at the Class A-3 Pass-Through Rate, (j) the Class A-4 Certificate Balance, (k) any shortfall in interest due to the Class A-4 Certificateholders in respect of prior Distribution Dates, (l) one month's interest on the Class A-4
Certificate Balance at the Class A-4 Pass-Through Rate, (m) the Class A-5 Certificate Balance, (n) any shortfall in interest due to the Class A-5 Certificateholders in respect of prior Distribution Dates, (o) one month's interest on the Class A-5 Certificate Balance at the Class A-5 Pass-Through Rate, (p) the Class A-6 Certificate Balance, (q) any shortfall in interest due to the Class A-6 Certificateholders in respect of prior Distribution
Dates, (r) one month's interest on the Class A-6 Certificate Balance at the Class A-6 Pass-Through Rate, (s) the Class A-7 Certificate Balance, (t) any shortfall in interest due to the Class A-7 Certificateholders in respect of prior Distribution Dates, (u) one month's interest on the Class A-7
Certificate Balance at the Class A-7 Pass-Through Rate, (v) the Class M Certificate Balance, (w) any shortfall in interest due to the Class M Certificateholders in respect of prior Distribution Dates, (x) one month's interest on the Class M Certificate Balance at the Class M Pass-Through Rate,
(y) the Class B-1 Certificate Balance, (z) any shortfall in interest due to the Class B-1 Certificateholders in respect of prior Distribution Dates,
(aa) one month's interest on the Class B-1 Certificate Balance at the Class B-1 Pass-Through Rate, (bb) the Class B-2 Certificate Balance, (cc) any shortfall in interest due to the Class B-2 Certificateholders in respect of prior Distribution Dates, and (dd) one month's interest on the Class B-2
Certificate Balance at the Class B-2 Pass-Through Rate.

     MONTHLY ADVANCE: As to any Distribution Date, the lesser of (1) (a) the amount, if any, by which (i) the Scheduled Amount exceeds (ii) the Collected Scheduled Payments, less (b) the amount of any scheduled payment on a Contract due during the related Collection Period which the Servicer has determined would be a Nonrecoverable Advance if an advance in respect of such scheduled payment were made and (2) the amount by which the Available Distribution Amount

(exclusive of the Monthly Advance component thereof) for such Distribution Date is less than the sum of (a) the Total Regular Principal Amount and
(b) the sum of the Class A-1 Interest Distribution Amount, the Class A-2 Interest Distribution Amount, the Class A-3 Interest Distribution Amount, the Class A-4 Interest Distribution Amount, the Class A-5 Interest Distribution Amount, the Class A-6 Interest Distribution Amount, the Class A-7 Interest Distribution Amount, the Class M Interest Distribution Amount, the Class B-1 Interest Distribution Amount and the Class B-2 Interest Distribution Amount.

     MONTHLY ADVANCE REIMBURSEMENT AMOUNT: Any amount received or deemed to be received by the Servicer pursuant to Section 5.01(b) or (c) in reimbursement of a Monthly Advance made out of its own funds.

     MONTHLY REPORT:  The monthly report described in Section 5.04.

     MONTHLY SERVICING FEE: As of any Distribution Date, an amount equal to one-twelfth of 1.00% per annum (or, in the case of a successor Servicer engaged at any time after BAFSB is no longer the Servicer, the percentage agreed upon pursuant to Section 7.07) of the Pool Scheduled Principal Balance for such Distribution Date.

     MOODY'S:  Moody's Investors Service, Inc. or any successor thereto.

     MORTGAGE: The mortgage, deed of trust, security deed or similar evidence of lien, creating a first lien on an estate in fee simple in the real property securing a Land Home Contract.

     MORTGAGED PROPERTY:  The property subject to the lien of a Mortgage.

     NET CONTRACT RATE: The rate of interest per annum borne by a Contract minus the Annual Servicing Rate.

     NET LIQUIDATION PROCEEDS: As to any Liquidated Contract, Liquidation Proceeds net of the sum of (i) Liquidation Expenses, (ii) all accrued and unpaid interest thereon through the date the related Contract becomes a Liquidated Contract and (iii) any amount required to be paid to the Obligor or any other Person with an interest in the Manufactured Home or Mortgaged Property that is senior to the interest of the Trust Fund.

     NET WEIGHTED AVERAGE CONTRACT RATE: As to any Distribution Date, the weighted average (weighted by outstanding principal balance) of the Net Contract Rates of all of the Contracts at the beginning of the related Collection Period.

     NON-UNITED STATES PERSON:  Any Person other than a United States Person.

     NONRECOVERABLE ADVANCE: Any advance made or proposed to be made pursuant to Section 5.01 which the Servicer believes, in its good faith judgment, is not, or if made would not be, ultimately recoverable from late payments, Liquidation Proceeds or otherwise. In determining whether an advance is or will be nonrecoverable, the Servicer need not take into account that it might receive any amounts in a deficiency judgment. The determination by the Servicer that any advance is, or if made would constitute, a Nonrecoverable Advance, shall be evidenced by an

Officers' Certificate of the Servicer delivered to the Trustee and stating the reasons for such determination.

     OBLIGOR: Each Person who is indebted under a Contract or who has acquired a Manufactured Home subject to a Contract.

     OFFICER'S CERTIFICATE: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of a Contract Seller or the Servicer (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (ii) if provided for in this Agreement, signed by a Servicing Officer and delivered to a Contract Seller and the Trustee, as the case may be, as required by this Agreement.

     OPINION OF COUNSEL: A written opinion of counsel, who may be the in-house counsel for a Contract Seller or the Servicer, reasonably acceptable to the Trustee and the Contract Sellers, as the case may be.

     ORIGINAL VALUE: With respect to any Manufactured Home that was new at the time the related Contract was originated, the retail stated cash sale price of such Manufactured Home, plus taxes and, to the extent financed under such Contract, closing fees paid to third parties, insurance and prepaid finance charges. With respect to any Manufactured Home that was used at the time the related Contract was originated, the total delivered sales price of such Manufactured Home, plus taxes and, to the extent financed under such Contract, closing fees paid to third parties, insurance and prepaid finance charges.

     OUTSTANDING: With respect to any Contract as to the time of reference thereto, a Contract that has not been fully prepaid, has not become a Liquidated Contract, and has not been repurchased pursuant to Section 3.05 prior to such time of reference.

     OUTSTANDING AMOUNT ADVANCED: As to any Distribution Date, the aggregate of all Monthly Advances made by the Servicer out of its own funds pursuant to
Section 5.01 less the aggregate of all Monthly Advance Reimbursement Amounts actually received by the Servicer prior to such Distribution Date.

     OWNERSHIP INTEREST: Any legal or beneficial, direct or indirect, ownership or other interest.

     PARTIAL PREPAYMENT: Any Principal Prepayment other than a Principal Prepayment in Full.

     PAYING AGENT:  Any paying agent appointed pursuant to Section 9.13.

     PERCENTAGE INTEREST: As to any Certificate (other than a Class R Certificate) of any Class, the percentage interest evidenced thereby in distributions required to be made on the Certificates of such Class, such percentage interest being equal to the percentage obtained by dividing the original denomination of such Certificate by the aggregate of the original denominations of all of the Certificates of such Class; and as to a Class R Certificate, the percentage set forth on the face thereof.

     PERMITTED TRANSFEREE: Any Person other than (i) a Disqualified Organization or (ii) a Non-United States Person.

     PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

     POOL FACTOR: As of any Distribution Date and as to any Class of Certificates, the percentage obtained by dividing the Class A-1 Certificate Balance, the Class A-2 Certificate Balance, the Class A-3 Certificate
Balance, Class A-4 Certificate Balance, the Class A-5 Certificate Balance, the Class A-6 Certificate Balance, the Class A-7 Certificate Balance, the
Class M Certificate Balance, the Class B-1 Certificate Balance or the Class B-2 Certificate Balance, as the case may be (after giving effect to the principal distributions on such Distribution Date), by the Initial Class A-1
Certificate Balance, the Initial Class A-2 Certificate Balance, the Initial Class A-3 Certificate Balance, the Initial Class A-4 Certificate Balance, the Initial Class A-5 Certificate Balance, the Initial Class A-6 Certificate Balance, the Initial Class A-7 Certificate Balance, the Initial Class M Certificate Balance, the Initial Class B-1 Certificate Balance or the Initial Class B-2 Certificate Balance, as the case may be, carried out to seven decimal places.

     POOL SCHEDULED PRINCIPAL BALANCE: As to any Distribution Date, the Cut-Off Date Pool Principal Balance less the aggregate of the Total Regular Principal Amounts for all prior Distribution Dates.

     PRINCIPAL PREPAYMENT: (i) Subject to clause (ii) of this definition, with respect to any Contract, any payment or any portion thereof or other recovery on such Contract (other than a Liquidated Contract or a Contract repurchased pursuant to Section 3.05) that exceeds the amount necessary to bring such Contract current as of any Due Date unless (A) the related Obligor has notified or confirmed with the Servicer that such payment is to be applied as Scheduled Payments for future Due Dates or (B) the amount of such excess payment is approximately equal (subject to a variance of plus or minus 10%) to the amount of the Scheduled Payment on the next Due Date;
(ii) notwithstanding the provisions of the preceding clause (i), if any payment or any portion thereof or other recovery on a Contract (other than a Liquidated Contract or a Contract repurchased pursuant to Section 3.05) is sufficient to pay the outstanding principal balance of such Contract, all accrued and unpaid interest at the Contract Rate to the payment date and, at the option of the Servicer, all other outstanding amounts owing on such Contract, the portion of the payments or recoveries on such Contract during such Collection Period that is equal to the Scheduled Principal Balance of such Contract after giving effect to the scheduled payment on such Contract due in such Collection Period; and (iii) any cash deposit made with respect to a Contract pursuant to Section 3.05.

     PRINCIPAL PREPAYMENT IN FULL: Any Principal Prepayment specified in clause (ii) of the definition of the term "Principal Prepayment."

     PRIVATE CERTIFICATE:  Any Class B-2 or Class R Certificate.

     RATING AGENCY:  Either Moody's or Fitch.

     RECORD DATE: With respect to any Distribution Date, the close of business on the Business Day preceding such Distribution Date.

     REGULAR CERTIFICATES: Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class M, Class B-1 or Class B-2 Certificates.

     REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

     REMIC ADMINISTRATOR: BAFSB, or any successor thereto meeting the requirements set forth in Section 4.17 (c).

     REMIC PROVISIONS: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

     REO ACCOUNT:  As defined in Section 4.17.

     REO PROPERTY:  As defined in Section 4.17.

     REPLACED CONTRACT: A Contract as to which a Contract Seller has a Repurchase Obligation and which, at a Contract Seller's option, is replaced in the Trust Fund by an Eligible Substitute Contract pursuant to Section 3.05.

     REPOSSESSION PROFITS: As to any Distribution Date, the excess, if any, of Net Liquidation Proceeds in respect of each Contract that became a Liquidated Contract during the related Collection Period over the sum of the remaining principal balance of such Contract plus accrued and unpaid interest at the related Contract Rate on the remaining principal balance thereof from the Due Date to which interest was last paid by the Obligor to the Due Date in the month in which such Contract became a Liquidated Contract.

     REPURCHASE OBLIGATION: The obligation of a Contract Seller, set forth in Section 3.05, to repurchase the related Contracts as to which there exists an uncured breach of a representation or warranty contained in Sections 3.02 or 3.03.

     REPURCHASE PRICE: With respect to any Contract required to be repurchased hereunder, an amount equal to the remaining principal amount outstanding on such Contract as of the beginning of the month of repurchase plus accrued interest from the Due Date with respect to which the Obligor last made a payment to the Due Date in the Collection Period in which such Contract is repurchased.

     RESERVE ACCOUNT: The separate Eligible Account created and initially maintained by the Trustee pursuant to Section 5.08 in the name of the Trustee for the benefit of the Holders of the Certificates and designated "[Trustee] in trust for registered holders of BankAmerica

Manufactured Housing Contract Trust V, Senior/Subordinate Pass-Through Certificates, Series 1998-2". Funds in the Reserve Account shall be held in trust for the aforementioned Certificateholders for the uses and purposes set forth in this Agreement.

     RESERVE ACCOUNT CAP: As to any Distribution Date (after giving effect to distributions due thereon) after the Closing Date and until none of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class M and Class B-1 Certificates remain outstanding, the Reserve Account Cap shall be the greater of $6,859,826 (which is 1.00% of the Cut-Off Date Pool Principal Balance) or, if a Reserve Account Trigger has occurred, $13,719,652 (which is 2.00% of the Cut-Off Date Pool Principal Balance) and
(ii) as to any Distribution Date (after giving effect to distributions due thereon) after none of the Class A-1, Class A-2, Class A-3, Class A-4,
Class A-5, Class A-6, Class A-7, Class M and Class B-1 Certificates remain outstanding, the Reserve Account Cap shall be the lesser of the then outstanding Class B-2 Certificate Balance and the amount calculated pursuant to clause (i).

     RESERVE ACCOUNT DRAW AMOUNT:  An amount which is equal to the lesser of
(a) the amount then on deposit in the Reserve Account and (b) the amount, if any, by which the aggregate of amounts due to Certificateholders in clauses (i) through (viii) of Section 5.02(a) exceeds the Available Distribution Amount on such Distribution Date.

     RESERVE ACCOUNT TRIGGER: As of any Distribution Date, a Reserve Account Trigger will be in effect if any of the following conditions are in effect as of such Distribution Date or were in effect for any of the immediately preceding eleven Distribution Dates:

          (1) the Cumulative Realized Losses as of such Distribution Date exceed (a) if such Distribution Date is from and including July 1998 and up to and including December 1998, 0.50% of the Cut-Off Date Pool Principal Balance, (b) if such Distribution Date is from and including January 1999 and up to and including June 1999, 1.00% of the Cut-Off Date Pool Principal Balance, (c) if such Distribution Date is from and including July 1999 and up to and including December 1999, 1.50% of the Cut-Off Date Pool Principal Balance, (d) if such Distribution Date is from and including January 2000 and up to and including June 2000, 2.25% of the Cut-Off Date Pool Principal Balance, (e) if such Distribution Date is from and including July 2000 and up to and including December 2000, 3.00% of the Cut-Off Date Pool Principal Balance, (f) if such Distribution Date is from and including January 2001 and up to and including June 2001, 4.00% of the Cut-Off Date Pool Principal Balance, (g) if such Distribution Date is from and including July 2001 and up to and including December 2001, 5.00% of the Cut-Off Date Pool Principal Balance, (h) if such Distribution Date is from and including January 2002 and up to and including June 2003, 6.00% of the Cut-Off Date Pool Principal Balance, (i) if such Distribution Date is from and including July 2003 and up to and including June 2004, 7.00% of the Cut-Off Date Pool Principal Balance, (j) if such Distribution Date is from and including July 2004 and up to and including June 2005, 8.50% of the Cut-Off Date Pool Principal Balance, (k) if such Distribution Date is in or after July 2005, 9.5% of the Cut-Off Date Pool Principal Balance;

          (2) the Current Realized Loss Ratio as of such Distribution Date exceeds 2.5%;

          (3) the Average Sixty-Day Delinquency Ratio as of such Distribution Date exceeds 3.5%; or

          (4) the Average Thirty-Day Delinquency Ratio as of such Distribution Date exceeds 5.5%.

     RESPONSIBLE OFFICER: When used with respect to the Trustee, the Paying Agent or the Certificate Administrator, the chairman or vice chairman of the board of directors, the chairman or vice chairman of any executive committee of the board of directors, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller, or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     SCHEDULED AMOUNT: As to any Distribution Date, the amount equal to the aggregate of the scheduled payments that were due during the Collection Period ending immediately prior to such Distribution Date in respect of Contracts that were Outstanding immediately following such Collection Period or whose last scheduled payment was due during such Collection Period.

     SCHEDULED PAYMENT: As to any Distribution Date and each Contract, the amount equal to the scheduled payment that was due during the Collection Period ending immediately prior to such Distribution Date in respect of each such Contract that was Outstanding immediately following such Collection Period or whose last scheduled payment was due during such Collection Period.

     SCHEDULED PRINCIPAL BALANCE: As to any Contract and any Distribution Date, the principal balance of such Contract (before any adjustment by reason of bankruptcy, moratorium or similar waiver or grace period) as of the Due Date in the Collection Period next preceding such Distribution Date (or, with respect to the First Distribution Date, as of the Cut-Off Date) as specified in the amortization schedule for such Contract at the time relating thereto, after giving effect to all previous Partial Prepayments, all previous scheduled principal payments (whether or not paid) and to the scheduled payment of principal due on such Due Date.

     SCHEDULED PRINCIPAL REDUCTION AMOUNT:  As to any Distribution Date,
(a) the sum of the scheduled payments due during the Collection Period ending immediately prior to such Distribution Date in respect of all Contracts that are Outstanding at the beginning of such Collection Period less (b) 1/12th of the product of (i) the Pool Scheduled Principal Balance prior to giving effect to the Total Regular Principal Amount for such Distribution Date, and
(ii) the weighted average Contract Rate for such Contracts, calculated on the basis of the remaining principal balances of such Contracts as of the first day of such Collection Period; PROVIDED that, on each anniversary of the First Distribution Date (or, at the option of the Servicer, on more than one Distribution Date, as selected by the Servicer, in each year), the Scheduled Principal Reduction Amount shall equal the amount, reflecting any adjustments by reason of bankruptcy, moratorium or similar waiver or grace period, Principal Payments in Full, and other reductions, if any, necessary to cause the Pool Scheduled Principal Balance for the Distribution Date next succeeding such Distribution Date to equal the aggregate of the Scheduled Principal Balances for such Distribution Date.

     SECURITIES ACT:  The Securities Act of 1933, as amended.

     SENIOR CERTIFICATES: The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class A-7 Certificates.

     SENIOR CERTIFICATE BALANCE: As to any Distribution Date, the sum of the Class A-1 Certificate Balance, the Class A-2 Certificate Balance, the Class A-3 Certificate Balance, the Class A-4 Certificate Balance, the Class A-5 Certificate Balance, the Class A-6 Certificate Balance and the Class A-7 Certificate Balance.

     SERVICER: BAFSB, or its successors in interest or any successor Servicer under this Agreement as provided by Section 7.06 or 7.07.

     SERVICER DEFICIENCY AMOUNT: With respect to any Distribution Date, the product of the Deficiency Percentage and the aggregate of the Deficiency Amounts received during the immediately preceding Collection Period.

     SERVICING FILE: All documents, records, and other items maintained by the Servicer with respect to a Contract and not included in the corresponding Contract File or the Land Home Contract, as applicable, including the credit application, credit reports and verifications, appraisals, tax and insurance records, payment records, insurance claim records, correspondence, and all historical computerized data files.

     SERVICING OFFICER: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Contracts whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

     SIXTY-DAY DELINQUENCY RATIO: As to any Distribution Date, the percentage equivalent of the fraction, the numerator of which is the aggregate of the outstanding principal balances (as of the end of the preceding Collection Period) of all Contracts (including Contracts in respect of which the related Manufactured Home has been repossessed but not yet liquidated) as to which a scheduled monthly payment thereon (without giving effect to any adjustments thereto by reason of a bankruptcy or similar proceeding of the Obligor or any extension or modification granted to such Obligor) is delinquent 60 days or more as of the end of such Collection Period and the denominator of which is the Pool Scheduled Principal Balance for such Distribution Date.

     STARTUP DAY:  As defined in Section 4.17(b) hereof.

     TAX: As defined in Section 4.17(g) hereof.

     TAX MATTERS PERSON: The person designated as "tax matters person" in the manner provided under Treasury regulation Section 1.860F-4(d) and Section 6231 of the Code. Initially, this person shall be the Servicer.

     TERMINATION AUCTION: As defined in Section 10.01(b) hereof.

     THIRTY-DAY DELINQUENCY RATIO: As to any Distribution Date, the percentage equivalent of the fraction, the numerator of which is the aggregate of the outstanding principal balances (as of the end of the preceding Collection Period) of all Contracts (including Contracts in respect of which the related Manufactured Home has been repossessed but not yet liquidated) as to which a scheduled monthly payment thereon (without giving effect to any adjustments thereto by reason of a bankruptcy or similar proceeding of the Obligor or any extension or modification granted to such Obligor) is delinquent 30 days or more as of the end of such Collection Period and the denominator of which is the Pool Scheduled Principal Balance for such Distribution Date.

     TOTAL REGULAR PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum of (a) the Scheduled Principal Reduction Amount for such Distribution Date, (b) all Partial Prepayments received during the immediately preceding Collection Period, (c) the Scheduled Principal Balance of each Contract for which a Principal Prepayment in Full was received during the immediately preceding Collection Period, (d) the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the immediately preceding Collection Period, and (e) the Scheduled Principal Balance of each Contract that was repurchased during the immediately preceding Collection Period pursuant to Section 3.05.

     TRANSFER: Any direct or indirect transfer or sale of any Ownership Interest in a Class R Certificate.

     TRANSFEREE: Any Person who is acquiring by Transfer any Ownership Interest in a Class R Certificate.

     TRUSTEE: The First National Bank of Chicago, or its successors or assigns or any successor under this Agreement.

     TRUST FUND: The corpus of the trust created by this Agreement, to the extent described herein, consisting of the Contracts (including the security interest created thereby), including all rights to receive payments on the Contracts due on or after the Cut-Off Date, such assets as shall from time to time be identified as deposited in the Certificate Account, the amounts, if any, on deposit in the Reserve Account, each Manufactured Home and Mortgaged Property which secured a Contract (which has not been repurchased pursuant to Section 3.05) and which has been acquired in realizing upon such Contract, the Repurchase Obligation, and the proceeds of the Hazard Insurance Policies.

     UCC: The Uniform Commercial Code, as in effect in the relevant jurisdiction.

     UNITED STATES PERSON: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia (other than a partnership not treated as a United States person under any applicable Treasury Regulations), or an estate or trust whose income is subject to United States federal income tax regardless of the source of income.

     VOTING RIGHTS: The portion of the voting rights of all of the Certificates that is allocated to any Certificate. As of any date of determination, 99% of the Voting Rights shall be allocated among Holders of the Regular Certificates in proportion to the Certificate Balances of their respective Certificates on such date and 1% of the Voting Rights shall be allocated among Holders of the Class R Certificates, in each case allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

Section 1.02  CONSTRUCTION.

     Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning sometimes represented by the phrase "and/or." The words "include" or "including" shall be deemed followed by the phrase "without limitation." The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to the Agreement as a whole and not to any particular provision of this Agreement. The Section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, Schedule, Appendix and Exhibit references are to this Agreement unless otherwise specified. The date as of which this Agreement is dated has been assigned solely for purposes of identification, and does not signify the date as of which assets are transferred, securities are issued, or any other actions are taken hereunder, and the parties specifically acknowledge and agree that the conveyance of the Contracts pursuant to Section 2.01 and the delivery of the Certificates pursuant to Section 2.07 have occurred on and are effective as of the Closing Date.


                                   ARTICLE II

             CONVEYANCE OF CONTRACTS, REPRESENTATIONS AND WARRANTIES

Section 2.01  CONVEYANCE OF CONTRACTS.

     (a) BAFSB, as a Contract Seller, concurrently with the execution and delivery hereof, does hereby transfer, sell, assign, set over and otherwise convey to the Trustee without recourse (i) all of the right, title and interest of such Contract Seller in and to the Contracts listed in Exhibit A-1 of the Contract Schedule, as amended from time to time, (including the security interests created thereby), including all principal of and interest due on or with respect to such Contracts on or after the Cut-Off Date (other than payments of principal and interest due on such Contracts before the Cut-Off Date), (ii) all of the rights under all Hazard Insurance Policies relating to the Manufactured Homes securing such Contracts for the benefit of the creditors under such Contracts, (iii) all documents contained in the Contract Files and in the Land Home Contract Files with respect to the related Contracts, and (iv) all proceeds of any of the foregoing. Bank of America, as a Contract Seller, concurrently with the execution and delivery hereof, does hereby transfer, sell, assign, set over and otherwise convey to the Trustee without recourse (i) all of the right, title and interest of such Contract Seller in and to the Contracts listed in Exhibit A-2 of the Contract Schedule, as amended from time to time, (including the security interests created thereby), including all principal of and interest due on or with respect to such Contracts on or after the Cut-Off Date (other than payments of principal and interest due on such Contracts before the Cut-Off Date),
(ii) all of the rights under all Hazard Insurance Policies relating to the Manufactured Homes securing such Contracts for the benefit of the creditors under such

Contracts, (iii) all documents contained in the Contract Files and in the Land Home Contract Files with respect to the related Contracts, and (iv) all proceeds of any of the foregoing.

     The ownership of each Contract and the contents of the related Contract File or Land Home Contract File, as applicable, and Servicing File are vested in the Trustee. The Servicer hereby disclaims any and all right, title and other ownership interest in and to the Contracts (including the security interests created thereby). The contents of each Contract File and, except as provided in Section 4.16(e), the contents of each Land Home Contract File, as applicable, and Servicing File are and shall be held by the Servicer for the benefit of the Trustee as the owner thereof (it being understood that the Servicer's possession of the contents of each Contract File or Land Home Contract File, as applicable, and Servicing File so retained is for the sole purpose of servicing the related Contract, and such retention and possession by the Servicer is in a custodial capacity only). Neither of the Contract Sellers nor the Servicer shall take any action inconsistent with the Trustee's ownership of the Contracts, and the Contract Sellers and the Servicer shall promptly indicate to all inquiring parties that the Contracts have been sold, transferred, assigned, set over and conveyed to the Trustee and shall not claim any ownership interest in the Contracts.

     (b) Although the parties intend that the conveyance of the Contract Sellers' right, title and interest in and to the Contracts pursuant to this Agreement shall constitute a purchase and sale and not a loan, if such conveyances are deemed to be a loan, the parties intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The parties also intend and agree that BAFSB shall be deemed to have granted to the Trustee, and BAFSB does hereby grant to the Trustee, a perfected first-priority security interest in (i) all of its right, title and interest, whether now owned or hereafter acquired, in and to the Contracts listed in Exhibit A-1 of the Contract Schedule, as amended from time to time (including the security interests created thereby), including all principal of and interest due on or with respect to such Contracts on or after the Cut-Off Date (other than payments of principal and interest due on such Contracts before the Cut-Off Date), (ii) all of the rights under all Hazard Insurance Policies relating to the Manufactured Homes securing such Contracts for the benefit of the creditors under such Contracts, (iii) all documents contained in the Contract Files and in the Land Home Contract Files with respect to the related Contracts, and (iv) all proceeds of any of the foregoing. The parties also intend and agree that Bank of America shall be deemed to have granted to the Trustee, and Bank of America does hereby grant to the Trustee, a perfected first-priority security interest in (i) all of its right, title and interest, whether now owned or hereafter acquired, in and to the Contracts listed in Exhibit A-2 of the Contract Schedule, as amended from time to time (including the security interests created thereby), including all principal of and interest due on or with respect to such Contracts on or after the Cut-Off Date (other than payments of principal and interest due on such Contracts before the Cut-Off Date), (ii) all of the rights under all Hazard Insurance Policies relating to the Manufactured Homes securing such Contracts for the benefit of the creditors under such Contracts, (iii) all documents contained in the Contract Files and in the Land Home Contract Files with respect to the related Contracts, and (iv) all
proceeds of any of the foregoing.   The parties intend and agree that this
Agreement shall constitute a security agreement under applicable law. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person under any Certificates, the security interests created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

Section 2.02  FILING AND ASSIGNMENT, NAME CHANGE OR RELOCATION.

     (a) On or prior to the Closing Date, the Servicer shall cause to be filed in the office of the Secretary of State of California

           (i) For any Contracts sold by BAFSB, a UCC-1 financing statement signed by BAFSB describing the related Contracts as collateral and naming BAFSB as debtor and the Trustee as secured party.

          (ii) For any Contracts sold by Bank of America, a UCC-1 financing statement signed by Bank of America and describing such Contracts as collateral and naming Bank of America as debtor and the Trustee as secured party.

     From time to time, the Servicer shall take and cause to be taken such actions and execute such documents as are necessary to perfect and protect the Certificateholders' interests in the Contracts and their proceeds and the Manufactured Homes and the Mortgaged Properties against all other Persons, including the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title; PROVIDED, HOWEVER, that BAFSB, so long as it is the Servicer, shall not be required to cause notations to be made on any document of title relating to any Manufactured Home or to execute any transfer instrument relating to any Manufactured Home (other than a notation or a transfer instrument necessary to show the applicable Contract Seller as the lienholder or legal title holder) or, except as provided in Section 4.22, to file documents in real property records with respect to a Manufactured Home or related Contract, absent notice from the Trustee or the related Contract Seller or actual knowledge that such Manufactured Home that does not secure a Land Home Contract has become real property under applicable state law; and FURTHER PROVIDED, that the Servicer shall have no obligation pursuant to this sentence with respect to any failure to maintain a first-priority perfected security interest which results from a breach of any representation or warranty in Section 3.02(j) or (u) as to the Trustee's security interest in a Manufactured Home, except to enforce the related Contract Seller's obligations in respect thereof in Section 3.05. The Trustee and the Contract Sellers agree to take whatever action is necessary to enable the Servicer to fulfill its obligations as set forth in this Section 2.02(a).

     (b) The Servicer agrees to pay all reasonable costs and disbursements in connection with its duties specified in this Section 2.02.

Section 2.03  ACCEPTANCE BY TRUSTEE.

     The Trustee hereby acknowledges conveyance of the Contracts to the Trustee and declares that the Trustee, directly or through a custodian (which shall be the Servicer pursuant to Section 4.16, except as provided under
Section 4.16(e)), holds and will hold such Contract Files in trust for the use and benefit of all present and future Certificateholders. The Trustee hereby certifies (without any independent investigation) that it has no notice or knowledge of (i) any adverse claim, lien or encumbrance with respect to any Contract, (ii) any Contract being overdue or dishonored, (iii) any evidence on the face of any Contract of any security interest therein adverse to the Trustee's interest, or (iv) any defense against or claim against any Contract by the

Obligor or by any other party. Nothing in this Agreement shall be construed to constitute acceptance by the Trustee or the Trust Fund of any liability or obligation of any Contract Seller, whether on any Contract, to any Obligor, or otherwise.

Section 2.04  CERTIFICATE RATINGS.

     On the Closing Date, the Trustee shall authenticate and deliver the Certificates upon instructions from the Contract Sellers pursuant to Section
2.07 and the following documents:

     (a) A letter from each Rating Agency confirming that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class M, Class B-1 and Class B-2 Certificates have been assigned the rating of "Aaa", "Aaa", "Aaa", "Aaa", "Aaa", "Aaa", "Aaa", "Aa3," "Baa2", and "Ba2",
respectively (in the case of Moody's) and "AAA", "AAA", "AAA", "AAA", "AAA", "AAA", "AAA", "AA-", "BBB" and "BB", respectively (in the case of Fitch), and

     (b) An Officer's Certificate from the Servicer to the effect that the Servicer has deposited in the Certificate Account $6,989,030.15, which is an estimate of all amounts received on the Contracts from and including the Cut-Off Date up to and including June 22, 1998.

     Notwithstanding anything in this Agreement to the contrary, the Servicer shall deposit into the Certificate Account all amounts in respect of the Contracts received on or after June 1, 1998 or otherwise required to be deposited in the Certificate Account by other provisions of this Agreement pursuant to Section 4.05.

Section 2.05  REPRESENTATIONS AND WARRANTIES REGARDING THE SERVICER.

     The Servicer makes the following representations and warranties to the Trustee and the Certificateholders:

     (a) ORGANIZATION AND GOOD STANDING. The Servicer is a federal savings bank, duly organized, validly existing and in good standing under the laws of the United States, and the Servicer has the corporate power to own its assets and to transact the respective business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its type of organization and the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on its business, properties, assets, or condition (financial or other).

     (b) AUTHORIZATION; BINDING OBLIGATIONS. The Servicer has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     (c) NO CONSENT REQUIRED. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained or where the failure to obtain any such consent, license, approval or authorization, or to make any registration or declaration does not materially adversely affect the interests of the Trust Fund or the interests of the Certificateholders therein.

     (d) NO VIOLATIONS. The execution, delivery and performance of this Agreement by the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Servicer or the charter or bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound except where such violation or breach does not materially adversely affect the interests of the Trust Fund or the interests of the Certificateholders therein.

     (e) LITIGATION. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or, to the knowledge of the Servicer, threatened, against the Servicer or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of the Servicer have a material adverse effect on the transactions contemplated by this Agreement.

     Within 60 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in this Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Contract, the Servicer shall cure such breach in all material respects.

Section 2.06  COVENANTS OF THE CONTRACT SELLERS, TRUSTEE AND SERVICER.

     Upon discovery by any of the Contract Sellers, the Servicer or the Trustee of a breach of any of the representations, warranties and covenants set forth in Article III hereof which materially and adversely affects the value of the Contracts or the interests of the Certificateholders in the Contracts (or which materially and adversely affects the value of or the interest of the Certificateholders in the related Contract in the case of a representation, warranty or covenant set forth in Article III hereof and relating to a particular Contract), the party discovering such breach shall give prompt written notice to the other parties. The cure of such breach or the repurchase or substitution for any affected Contract shall be done in accordance with Section 3.05.

Section 2.07  AUTHENTICATION AND DELIVERY OF CERTIFICATES.

     The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed, authenticated and delivered to or upon the order of the Contract Sellers, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

Section 2.08  COVENANTS OF THE SERVICER.

     The Servicer hereby covenants to the Contract Sellers and the Trustee that no written information, certificate of an officer, statement furnished in writing or written report delivered to the Contract Sellers, any Affiliate of the Contract Sellers or the Trustee and prepared by the Servicer pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make the information, certificate, statement or report not misleading.


                                 ARTICLE III

           REPRESENTATIONS AND WARRANTIES BY THE CONTRACT SELLERS

Section 3.01  REPRESENTATIONS AND WARRANTIES OF THE CONTRACT SELLERS.

     Each Contract Seller makes the following representations and warranties to the Trustee (to the extent that such representations and warranties are applicable to such Contract Seller):

     (a) ORGANIZATION AND GOOD STANDING; LICENSING. It is a national banking association (in the case of Bank of America) and is a federal savings bank (in the case of BAFSB), duly organized, validly existing and in good standing under the laws of the United States, and it has the corporate power to own its assets and to transact the business in which it is currently engaged. It is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its type of organization and the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of such Contract Seller. It was properly licensed in each jurisdiction at the time of purchase or origination of each Contract originated or purchased on an individual basis by it in such jurisdiction to the extent required by the laws of such jurisdiction as applied to the purchase or origination and servicing of such Contract, except where the failure to be so licensed does not materially adversely affect the interests of the Trust Fund or the Certificateholders in and to such Contract.

     (b) AUTHORIZATION; BINDING OBLIGATIONS. It has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of such Contract Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     (c) NO CONSENT REQUIRED. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained or where the failure to obtain any such consent, license, approval or authorization, or to make any registration or declaration does not materially adversely affect the interests of the Trust Fund or the interests of the Certificateholders therein.

     (d) NO VIOLATIONS. The execution, delivery and performance of this Agreement by such Contract Seller will not violate any provision of any existing law or regulation or any order or decree of any court applicable to such Contract Seller or the charter or bylaws of such Contract Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which such Contract Seller is a party or by which such Contract Seller may be bound except where such violation or breach does not materially adversely affect the interests of the Trust Fund or the interests of the Certificateholders therein.

     (e) LITIGATION. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending or, to its knowledge, threatened, against it or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of such Contract Seller have a material adverse effect on the transactions contemplated by this Agreement.

     (f) CHIEF EXECUTIVE OFFICE. As of the Closing Date, its chief executive office is in California.

     (g) NAME CHANGE OR RELOCATION. During the term of this Agreement, it will not change its name, identity or structure or relocate its chief executive office without first giving written notice to the Trustee. If any change in such Contract Seller's name, identity or structure or the relocation of its chief executive office would make any financing or continuation statement or notice of lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute, such Contract Seller, no later than five days after the effective date of such change, shall file such amendments as may be required to preserve and protect the Certificateholders' interests in the Contracts and proceeds thereof and in the Manufactured Homes and the Mortgaged Properties.

Section 3.02  REPRESENTATIONS AND WARRANTIES REGARDING EACH CONTRACT.

     The Contracts listed in Exhibit A-1 to the Contract Schedule and in Exhibit A-2 to the Contract Schedule have been sold by BAFSB and Bank of America, respectively, in their respective capacities as Contract Seller, to the Trust Fund on the date of execution and delivery hereof. As a condition of the purchase by the Trust Fund, such Contract Seller represents and warrants to the Trustee as to each Contract sold by it to the Trust Fund as of the Closing Date (except as otherwise expressly stated):

     (a) PAYMENTS. As of the Cut-Off Date, no Contract was more than 59 days delinquent.

     (b) NO WAIVERS. The terms of the Contract have not been waived, altered or modified in any respect, except by instruments or documents identified in the Contract File or the Land Home Contract File, as applicable.

     (c) BINDING OBLIGATION. The Contract is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     (d) NO DEFENSES. The Contract is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Contract or the exercise of any right thereunder will not render the Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

     (e) INSURANCE. The Manufactured Home securing the Contract is covered by a Hazard Insurance Policy in the amount required by Section 4.09. All premiums due as of the Closing Date on such insurance have been paid in full to the applicable providers of such insurance.

     (f) ORIGINATION. To the knowledge of such Contract Seller, the Contract was either (i) originated by a manufactured housing dealer acting in the regular course of its business, and purchased on an individual basis by BAFSB, acting through its division, BankAmerica Housing Services or (ii) originated by BAFSB, acting through its division, BankAmerica Housing Services in the ordinary course of its business.

     (g) LAWFUL ASSIGNMENT. The Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of such Contract from such Contract Seller to the Trust Fund under this Agreement unlawful.

     (h) COMPLIANCE WITH LAW. All requirements of any federal, state or local law, including usury, truth-in-lending and equal credit opportunity laws and lender licensing laws, applicable to the Contract have been complied with.

     (i) CONTRACT IN FORCE. The Contract has not been satisfied or subordinated in whole or in part or rescinded, the Manufactured Home securing the Contract has not been released from the lien of the Contract in whole or in part and, in the case of a Land Home Contract, the related Mortgaged Property has not been released from the related Mortgage.

     (j) VALID SECURITY INTEREST. The Contract, other than any Land Home Contract, creates a valid, subsisting and enforceable first-priority security interest in favor of BankAmerica Housing Services as secured lender, or agent thereof, in the Manufactured Home covered thereby; such security interest has been assigned by such Contract Seller as secured lender to the Trustee in accordance with the terms herein and; the Trustee has a valid and perfected first-priority security interest in such Manufactured Home. Each Mortgage is a valid first lien in favor of BankAmerica Housing Services on real property securing the amount owed by the Obligor under the related Land Home Contract subject only to (a) the lien of current real property taxes and assessments,
(b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Land Home Contract obtained by BankAmerica Housing Services and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage. The applicable Contract Seller has assigned all of its right, title and interest in such Land Home Contract and related Mortgage, including the security interest in the Manufactured Home covered thereby, to the Trustee. The Trustee has and will have a valid and perfected and enforceable first priority security interest in such Land Home Contract.

     (k) CAPACITY OF PARTIES. All parties to the Contract had capacity to execute the Contract.

     (l) GOOD TITLE. It purchased the Contract for value and took possession thereof, without knowledge that the Contract was subject to any security interest. It has not sold, assigned or pledged the Contract to any Person other than the Trust Fund, and prior to the transfer of the Contract by such Contract Seller to the Trust Fund, it had good and marketable title thereto free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and was the sole owner thereof with full right to transfer the Contract to the Trust Fund.

     (m) NO DEFAULTS. As of the Cut-Off Date, there was no default, breach, violation or event permitting acceleration existing under the Contract and to its knowledge, no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract (except payment delinquencies permitted by clause (a) above). Such Contract Seller has not waived any such default, breach, violation or event permitting acceleration.

     (n) NO LIENS. As of the Closing Date, there are, to its knowledge, no liens or claims which have been filed for work, labor or materials affecting the Manufactured Home or any related Mortgaged Property securing the Contract which are or may be liens prior to, or equal or coordinate with, the lien of the Contract.

     (o) EQUAL INSTALLMENTS. The Contract has a fixed Contract Rate and provides for level monthly payments of principal and interest which fully amortize the loan over its term. The scheduled monthly payment allocable to interest on the Contract is calculated on the basis that each scheduled monthly payment is applied on its Due Date, regardless of when it is actually made.

     (p) ENFORCEABILITY. The Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security.

     (q) CONTRACT SCHEDULE. The information set forth in Exhibit A-1 to the Contract Schedule (in the case of BAFSB) and Exhibit A-2 to the Contract Schedule (in the case of Bank of America) is true and correct.

     (r)  ONE ORIGINAL.  There is only one original executed Contract.
Such original Contract is in the custody of the Servicer on the Closing Date.

     (s) LOAN-TO-VALUE RATIO. At the time of its origination, such Contract had a Loan-to-Value Ratio (rounded to the nearest 1%) not greater than 95%.

     (t)  NOT REAL ESTATE.  With respect to each Contract other than a Land
Home Contract, the related Manufactured Home is personal property and is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located and was personal property and was not considered or classified as part of the real estate on which it was located under the laws of the jurisdiction in which it was located at the time the related Contract was executed by the parties thereto, and with respect to each Contract including Land Home Contracts the related Manufactured Home is, to such Contract Seller's knowledge, free of damage (including earthquake or hurricane damage) and in good repair.

     (u) NOTATION OF SECURITY INTEREST. With respect to each Contract other than a Land Home Contract, if the related Manufactured Home is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or, if a new or replacement title document with respect to such Manufactured Home is being applied for, such title document will be issued within 180 days and will show, BankAmerica Housing Services as the holder of a first-priority security interest in such Manufactured Home. If the related Manufactured Home is located in a state in which the filing of a financing statement or the making of a fixture filing under the UCC is required to perfect a security interest in manufactured housing, such filings have been duly made and show BankAmerica Housing Services as the secured party. If the related Manufactured Home secures a Land Home Contract, such Manufactured Home is subject to a Mortgage properly filed in the appropriate public recording office or such Mortgage will be properly filed in the appropriate public recording office within 180 days, naming BankAmerica Housing Services as mortgagee. In either case, the Trustee has the same rights as the secured party of record would have (if such secured party were still the owner of the Contract) against all Persons (including the related Contract Seller and any trustee in bankruptcy of BankAmerica Housing Services) claiming an interest in such Manufactured Home. Assuming consummation of the transactions contemplated herein the Trustee has the same rights as the secured party of record would have (if such secured party were still the owner of the Contract) against all Persons claiming an interest in such Manufactured Home and, if applicable, such Mortgaged Property.

     (v)  SECONDARY MORTGAGE MARKET ENHANCEMENT ACT.  The related
Manufactured Home is a "manufactured home" within the meaning of 42 United States Code, Section 5402(6); BAFSB was a federally-chartered savings bank, as of the time of each Contract's origination or purchase by BAFSB as required under Section 3(a)(41)(A)(ii) of the Securities Exchange Act of 1934, as amended.

     (w)  QUALIFIED MORTGAGE FOR REMIC.  Each Contract is secured by a
"single family residence" within the meaning of Section 25(e)(10) of the Code. The fair market value of the Manufactured Home securing each Contract was at least equal to 80% of the adjusted issue price of the Contract at either (i) the time the Contract was originated (determined pursuant to the REMIC Provisions) or (ii) the time the Contract is transferred to the Trust Fund. Each Contract is a "qualified mortgage" under Section 860G(a)(3) of the Code.

     (x) STAMPING OF CONTRACTS. Within 60 days of the Closing Date, each original Contract will have been stamped with the following legend: "This Contract has been assigned to The First National Bank of Chicago, as Trustee under the Pooling and Servicing Agreement dated as of June 1, 1998 (among such Trustee, Bank of America National Trust and Savings Association and Bank of America, FSB) or to any successor Trustee thereunder."

     (y) ACTUARIAL CONTRACTS. Each Contract is an actuarial manufactured housing installment loan agreement or a manufactured housing installment sales contract.

     (z) LAND HOME CONTRACTS. No Contract other than a Land Home Contract is secured, or intended to be secured, in whole or in part by the lien of a mortgage or deed of trust creating a first lien or an estate in fee simple in the real property.

     (aa) FINANCING OF REAL PROPERTY. No Contract other than a Land Home Contract has financed any amount in respect of real property.

     (bb) MINIMUM AND MAXIMUM CONTRACT RATE. The Contract with the lowest Contract Rate has a Contract Rate of 7.00% and the Contract with the highest Contract Rate has a Contract Rate of 15.00%.

Section 3.03 REPRESENTATIONS AND WARRANTIES REGARDING THE CONTRACTS IN THE
             AGGREGATE.

     Each Contract Seller, jointly and severally, represents and warrants that:

     (a) AMOUNTS. The aggregate principal amounts payable by Obligors under the Contracts as of the Cut-Off Date (including scheduled principal payments due on or after the Cut-Off Date but paid prior to the Cut-Off Date) equal or exceed the Cut-Off Date Pool Principal Balance. The percentage (by outstanding principal balance as of the Cut-Off Date) of the Contracts having a Net Contract Rate that is less than the Cap Rate on the Class A-7 Certificates is approximately 6.47%, the percentage (by outstanding principal balance as of the Cut-Off Date) of the Contracts having a Net Contract Rate that is less than the Cap Rate on the Class M Certificates is approximately 11.55%, the percentage (by outstanding principal balance as of the Cut-Off
Date) of the Contracts having a Net Contract Rate that is less than the Cap Rate on the Class B-1 Certificates is approximately 17.87%, and the percentage (by outstanding principal balance as of the Cut-Off Date) of the Contracts having a Net Contract Rate that is less than the Cap Rate on the Class B-2 Certificates is approximately 16.67%.

     (b) CHARACTERISTICS. The Contracts have the following characteristics as of the Cut-Off Date: (i) Contracts representing approximately 85% of the Contracts by remaining principal balance are attributable to loans for purchases of new Manufactured Homes, and approximately 15% thereof is attributable to loans for purchases of used Manufactured Homes; (ii) not more than approximately 9.10% of the Contracts by remaining principal balance as of the Cut-Off Date are secured by Manufactured Homes located in any one state, not more than 1.00% of the Contracts by remaining principal balance are secured by Manufactured Homes located in an area with the same zip code, not more than 1.00% of the Contracts by remaining principal balance are secured by Manufactured Homes located in the same manufactured housing park,
(iii) no Contract has a remaining maturity of more than 360 months; (iv) no Contract was originated before January, 1993; and (v) the final scheduled payment date on the Contract with the latest maturity is in May, 2028.

     (c) COMPUTER TAPE. The Computer Tape made available by the Servicer as of the close of business on May 31, 1998 was accurate as of its date and includes a description of the same Contracts that are described in the Contract Schedule.

     (d) MARKING RECORDS. Within 7 days following the Closing Date, the related Contract Seller will have caused the portions of the electronic master record of its manufactured housing installment sales contracts and installment loan agreements relating to the Contracts sold by it as of the Closing Date to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust Fund and are owned by the Trust Fund in accordance with the terms of the trust created hereunder.

     (e) NO ADVERSE SELECTION. Except to ensure compliance with the representations and warranties made in Sections 3.02 and 3.03, no selection procedures have been intentionally employed to achieve an adverse effect in selecting the Contracts.

Section 3.04 REPRESENTATIONS AND WARRANTIES REGARDING THE CONTRACTS.

     Each Contract Seller, for itself, represents and warrants that:

     (a) POSSESSION. Immediately prior to the Closing Date, the Servicer will have possession of each original Contract and the related Contract File or Land Home Contract File, as applicable (except for any certificate of title that has not yet been returned from the appropriate public recording office). There are and there will be no custodial agreements in effect materially and adversely affecting the right of the related Contract Seller to make, or to cause to be made, any delivery required hereunder.

     (b) BULK TRANSFER LAWS. The transfer, assignment and conveyance of the Contracts, the Contract Files and the Land Home Contract Files by related Contract Seller to the Trust Fund as contemplated by this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

Section 3.05 REPURCHASES OF CONTRACTS OR SUBSTITUTION OF CONTRACTS FOR BREACH OF
             REPRESENTATIONS AND WARRANTIES.

     (a) Each Contract Seller shall either (i) repurchase a Contract sold by it to the Trust Fund at such Contract's Repurchase Price, or (ii) if such Contract Seller is able to satisfy the conditions of Section 3.05(b), remove such Contract from the Trust Fund and substitute therefor an Eligible Substitute Contract in accordance with and subject to the limitations of
Section 3.05(b), in each case within 90 days after such Contract Seller becomes aware, or receives written notice from the Servicer or the Trustee, of a breach of a representation or warranty of such Contract Seller set forth in Section 3.02 or 3.03 of this Agreement that materially adversely affects the Trust Fund's interest in such Contract, unless such breach has been cured; PROVIDED, HOWEVER, that with respect to any Contract incorrectly described on the Contract Schedule with respect to remaining principal balance, which such Contract Seller would otherwise be required to repurchase pursuant to this Section 3.05, such Contract Seller may, in lieu of repurchasing such Contract, deposit in the Certificate Account not later than one Business Day after such Determination Date cash in an amount sufficient to cure such deficiency or discrepancy; and FURTHER PROVIDED, that with respect to a breach of a representation or warranty relating to the

Contracts in the aggregate and not to any particular Contract, a Contract Seller may select Contracts to repurchase or substitute for such that, had such Contracts not been included as part of the Contract Pool and after giving effect to such substitution, if any, there would have been no breach of such representation or warranty; and FURTHER PROVIDED, that in connection with any Contract that such Contract Seller is required to repurchase, such Contract Seller shall at its own expense deliver to the Trustee an opinion of counsel to the effect that the repurchase of such Contract will not cause the Trust Fund to fail to qualify as a REMIC at any time any Certificate is outstanding under then applicable REMIC Provisions, be deemed a contribution to the Trust Fund after the Startup Day or cause any "prohibited transaction," in each case, that will result in the imposition of a tax under the applicable REMIC Provisions. It is understood and agreed that the obligation of either Contract Seller to repurchase or substitute for any Contract sold by it as to which a breach of a representation or warranty set forth in Section 3.02 or 3.03 of this Agreement has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders, the Trust Fund or the Trustee; provided, HOWEVER, that such Contract Seller shall defend and indemnify the Trustee, the Certificate Administrator, the Trust Fund and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or suffered by any of them as a result of third-party claims arising out of any breach of a representation or warranty set forth in Section 3.02(c), (d),
(g), (h) or (w) of this Agreement. Notwithstanding any other provision of this Agreement, the obligation of either Contract Seller under this Section
3.05 shall not terminate upon an Event of Default.

          Notwithstanding any other provision of this Agreement to the contrary, any amount received on or recovered with respect to repurchased Contracts or Replaced Contracts during or after the month of repurchase shall be the property of the related Contract Seller and need not be deposited in the Certificate Account.

          Notwithstanding the foregoing, no Contract Seller shall deposit cash into the Certificate Account pursuant to this Section 3.05 after the three-month period beginning on the Closing Date unless it shall first have obtained an Opinion of Counsel to the effect that such deposit will not give rise to any tax under Section 86OF(a) (1) of the Code or Section 86OG(d) of the Code. Any such deposit shall not be invested.

          The Trustee shall have no obligation to pay any taxes pursuant to this Section 3.05, other than from moneys provided to it by either Contract Seller or from moneys held therefor pursuant to Section 4.17. The Trustee shall be deemed conclusively to have complied with this Section 3.05 if it follows the directions of the Servicer required to be provided in the preceding paragraph. Upon the repurchase of any Contract by a Contract Seller, the Trustee shall delete such Contract from the Contract Schedule.

          For reasons of administrative convenience in servicing of the Contracts, notwithstanding the above provisions of this Section 3.05(a), no Contract Seller shall be required to repurchase or substitute for any Contract relating to a Manufactured Home located in any jurisdiction on account of a breach of the representation or warranty contained in Section 3.02(j) or (u) of this Agreement solely on the basis of failure by the related Contract Seller to cause notations to be made on any document of title relating to any such Manufactured Home or to execute any transfer instrument (including any UCC-3 assignments) relating to any such

Manufactured Home (other than a notation or a transfer instrument necessary to show such Contract Seller as lienholder or legal title holder) unless (i) a court of competent jurisdiction has adjudged that, because of such failure, the Trustee does not have a perfected first-priority security interest in such related Manufactured Home, or (ii) (A) the Servicer has received written advice of counsel to the effect that a court of competent jurisdiction has held that, solely because of a substantially similar failure on the part of a pledgor or assignor of manufactured housing contracts (who has perfected the assignment or pledge of such contracts), a perfected first-priority security interest was not created in favor of the pledgee or assignee (as the case may be) in a related manufactured home which is located in such jurisdiction and which is subject to the same laws regarding the perfection of security interests therein as apply to Manufactured Homes located in such jurisdiction, and (B) the Servicer shall not have completed all appropriate remedial action with respect to such Manufactured Home within 90 days after receipt of such written advice. Any such advice shall be from counsel selected by the Servicer on a nondiscriminatory basis from among the counsel used by the Servicer in its general business in the jurisdiction in question. The Servicer shall have no obligation on an ongoing basis to seek any advice with respect to the matters described in clause (ii) above. However, the Servicer shall seek advice with respect to such matters whenever information comes to the attention of its general counsel which causes such general counsel to determine that a holding of the type described in clause (ii)(A) might exist. If any counsel selected by the Servicer informs the Servicer that no holding of the type described in clause (ii)(A) exists, such advice shall be conclusive and binding on the parties with respect to the applicable date and jurisdiction.

     (b) On or prior to the date that is the second anniversary of the Closing Date, either Contract Seller, at its election, may substitute a Contract for any Contract that it is otherwise obligated to repurchase pursuant to Section 3.05(a) (such Contract being referred to as the "Replaced Contract") upon satisfaction of the following conditions:

          (i) the Contract to be substituted for the Replaced Contract is an Eligible Substitute Contract and such Contract Seller delivers an Officer's Certificate, substantially in the form of EXHIBIT E, to the Trustee certifying that such Contract is an Eligible Substitute Contract, describing in reasonable detail how such Contract satisfies the definition of the term "Eligible Substitute Contract" (as to satisfaction of representations and warranties, such description shall be that such Contract satisfies such representations and warranties) and certifying that the Contract File or the Land Home Contract File, as applicable, for such Contract is in the possession of the Servicer;

          (ii) the related Contract Seller shall have delivered to the Trustee evidence of filing with the appropriate office in California of a UCC-1 financing statement executed by such Contract Seller as debtor and naming the Trustee as secured party and listing such Contract as collateral;

          (iii) the related Contract Seller shall have delivered to the Trustee an Opinion of Counsel (a) to the effect that the substitution of such Contract for such Replaced Contract will not cause the Trust Fund to fail to qualify as a REMIC at any time any Certificate is outstanding under then applicable REMIC Provisions, be deemed a contribution to the Trust Fund after the Startup Day or cause any "prohibited transaction," in each case, that will result in the imposition of a tax under the applicable REMIC Provisions, and (b) to the effect that, except as to Contracts that are Land Home Contracts, no filing or other action other than the filing of financing statements on Form UCC-1 with the Secretary of State of the State of California, naming such Contract Seller as debtor and the Trustee as secured party as required by Section 3.05(a) of this Agreement and the filing of continuation statements as required by Section 2.02(a) is necessary to perfect as against third parties the conveyance of the substitute Contract by the related Contract Seller to the Trustee; and

          (iv) if the Scheduled Principal Balance of such Replaced Contract is greater than the Scheduled Principal Balance of such Contract, the related Contract Seller shall have deposited in the Certificate Account the amount of such excess (which amount shall be deemed a Principal Prepayment on such Contract) and shall have included in the Officer's Certificate required by clause (i) above a certification that such deposit has been made.

          Upon satisfaction of such conditions, the Trustee shall add such Contract to, and delete such Replaced Contract from, the Contract Schedule (or cause such addition and deletion to be accomplished). Such substitution shall be effected prior to the first Determination Date that occurs more than 90 days after the related Contract Seller becomes aware or receives written notice from the Servicer or the Trustee, of the breach referred to in Section 3.05(a).

     (c) Promptly after the repurchase referred to in Section 3.05(a) or the substitution referred to in Section 3.05(b), the Trustee shall execute such documents as are presented to it by the related Contract Seller and are reasonably necessary to reconvey the repurchased Contract or Replaced Contract, as the case may be, to the related Contract Seller.

     (d) Notwithstanding anything in this Section 3.05 to the contrary, in the event any Opinion of Counsel referred to in this Section 3.05 indicates that a repurchase or substitution, as the case may be, of a Contract will result in the imposition of a tax under the applicable REMIC Provisions with respect to "prohibited transactions," or deemed a contribution to the REMIC after the "start-up day," the related Contract Seller shall not be required to repurchase or substitute the Contract to which such Opinion of Counsel relates unless and until the Servicer has determined there is an actual or imminent default with respect thereto or that the defect or breach giving rise to the repurchase or substitution obligation adversely affects the enforceability of such Contract.

Section 3.06 GENERAL.

     (a) It is understood and agreed that the representations and warranties in this Article III hereof shall remain operative and in full force and effect, shall survive the transfer and conveyance of the Contracts by the Contract Sellers to the Trustee and shall inure to the benefit of the Trustee.

     (b) Any cause of action against either Contract Seller relating to or arising out of the breach of any of its respective representations and warranties made in this Article III shall accrue as to any Contract upon (i) discovery of such breach by either Contract Seller or notice thereof by the Trustee or Servicer to such Contract Seller, (ii) failure by the related Contract Seller to cure such breach, and (iii) demand upon the related Contract Seller by the Trustee for all amounts payable in respect of such Contract under this Agreement.

                                  ARTICLE IV

                    ADMINISTRATION AND SERVICING OF CONTRACTS

Section 4.01        RESPONSIBILITY FOR CONTRACT ADMINISTRATION AND SERVICING.

     BankAmerica Housing Services hereby agrees to act as Servicer under this Agreement. The Certificateholders by their acceptance of the Certificates consent to BankAmerica Housing Services acting as Servicer. The Servicer shall service and administer the Contracts and, subject to the terms of this Agreement, shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Subject to Section 4.02, without limiting the generality of the foregoing, the Servicer hereby is authorized and empowered, when the Servicer believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trust Fund or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Contracts, with respect to the Manufactured Homes and with respect to the Mortgaged Property. The Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to service and administer the Contracts. The relationship of the Servicer (and of any successor to the Servicer as Servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent of the Trustee.

Section 4.02        STANDARD OF CARE.

     In managing, administering, servicing and making collections on the Contracts pursuant to this Agreement, the Servicer will, consistent with the terms of this Agreement and applicable law, act with reasonable care, using that degree of skill and care that it exercises with respect to similar manufactured housing contracts owned and/or serviced by it, but in no event using a degree of skill and care that is lower than that used generally in the servicing industry for such manufactured housing contracts; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Servicer shall not release or waive the right to collect the unpaid balance on any Contract except if default or foreclosure on such Contract has occurred or in the reasonable judgment of the Servicer is imminent and such waiver or release is in the best interest of the Trust, in the reasonable judgement of the Servicer. Notwithstanding anything to the contrary contained in this Agreement, no provision of this Agreement shall be construed so as to require the Servicer to take any action or fail to take any action in respect of a Contract which action or failure violates applicable law.

Section 4.03        RECORDS.

     The Servicer, during the period it is Servicer hereunder, shall maintain such books of account and other records as will enable the Trustee (if the Trustee so elects in its discretion) to determine the status of each Contract. Without limiting the generality of the preceding sentence, the Servicer shall keep such records in respect of Liquidation Expenses as will enable the Trustee (if the Trustee so elects in its discretion) to determine that the correct amount of Net Liquidation Proceeds in respect of a Liquidated Contract has been deposited in the Certificate Account.

Section 4.04        INSPECTION.

     (a) At all times during the term hereof, the Servicer shall afford the Trustee and its authorized agents reasonable access during normal business hours to the Servicer's records relating to the Contracts and will cause its personnel to assist in any examination of such records by the Trustee or any of its authorized agents. The examination referred to in this Section 4.04 will be conducted in a manner which does not interfere unreasonably with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination which the Trustee may make, the Trustee or its authorized agents, using generally accepted audit procedures, may in their discretion verify the status of each Contract and review the records relating thereto for conformity to Monthly Reports prepared pursuant to Article V and compliance with the standards represented to exist as to each Contract in this Agreement.

     (b) At all times during the term hereof, the Servicer shall keep available a copy of the Contract Schedule at its principal executive office for inspection by Certificate Owners.

Section 4.05        ESTABLISHMENT OF AND DEPOSITS IN CERTIFICATE ACCOUNTS.

     On or before the Closing Date, the Trustee shall have established, and thereafter shall maintain, a Certificate Account which is an Eligible Account, in the form of a segregated trust account titled "BankAmerica Manufactured Housing Contract Trust V, Senior/Subordinate Pass-Through Certificates, Series 1998-2, Certificate Account in trust for the Trustee as trustee for the benefit of the Certificateholders." As of the Closing Date, the Certificate Account shall be a segregated trust account established at The First National Bank of Chicago and shall be invested in the Trustee's Corporate Trust Short-Term Investment Fund (as long as such fund is an Eligible Investment) or other similar Eligible Investment selected by the Trustee. Eligible Investments shall mature or, in the case of a money market fund, be redeemed not later than the Business Day immediately preceding the Distribution Date next following the date of such investment (except that, if such Eligible Investment is an obligation of the institution that maintains the Certificate Account, then such Eligible Investments shall mature or, in the case of a money market fund, be redeemed not later than such Distribution Date), and shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Trustee, as trustee for the benefit of the Certificateholders. Without limiting the generality of the foregoing, the Trustee shall select obligations for the investment of the Certificate Account from among the investments specified in clauses (a) and (b) of the definition of "Eligible Investments." The Trustee shall select such Eligible Investments, which shall mature as provided above, in such manner as to achieve the following objectives in the order stated:
(1) preservation of principal values; and (2) maximization of income.

     All net income and gain realized from any such investments, to the extent provided by this Agreement, shall be added to the Certificate Account.

     The Servicer shall deposit in the Certificate Account, as promptly as practicable (but not later than the close of business of the second Business
Day) following receipt thereof:

          (1) All amounts received from Obligors with respect to principal of and interest on the Contracts (including Excess Contract Payments);

          (2)       All Net Liquidation Proceeds;

          (3) All amounts required to be deposited by either Contract Seller pursuant to Sections 3.05(a) and (b);

          (4)       All Monthly Advances pursuant to Section 5.01;

          (5)       Any proceeds of Hazard Insurance Policies pursuant to
     Section 4.11 and any amounts in respect of indemnification pursuant to
     Section 7.03;

          (6) All amounts required to be withdrawn from an REO Account and deposited in the Certificate Account in accordance with Section 4.17; and

          (7)       All Deficiency Amounts.

Section 4.06        PAYMENT OF TAXES.

     If the Servicer becomes aware of the nonpayment by an Obligor of a real or personal property tax or other tax or charge which may result in a lien upon a Manufactured Home or Mortgaged Property prior to, or equal to or coordinate with, the lien of the related Contract, the Servicer, consistent with Section 4.02, shall take action, including the payment of such taxes or charges to avoid the attachment of any such lien. If the Servicer shall have paid any such real or personal property tax or other tax or charge directly on behalf of an Obligor, the Servicer shall seek reimbursement therefor only from the related Obligor (except as provided in the last sentence of this Section 4.06) and may separately add such amount to the Obligor's obligation as provided by the Contract, but, for the purposes of this Agreement, may not add such amount to the remaining principal balance of the Contract. If the Servicer shall have repossessed a Manufactured Home or Mortgaged Property on behalf of the Certificateholders and the Trustee, the Servicer shall pay the amount of any such tax or charge arising during the time such Manufactured Home is in the Servicer's possession or title to the Mortgaged Property is in the name of the Servicer (or any Person acting on behalf of the Servicer), unless the Servicer is contesting in good faith such tax or charge or the validity of the claimed lien on such Manufactured Home or Mortgaged Property. If the Obligor does not reimburse the Servicer for payment of such taxes or charges pursuant to this
Section 4.06 and the related Contract is liquidated after a default, the Servicer shall be reimbursed for its payment of such taxes or charges out of the related Liquidation Proceeds.

Section 4.07        ENFORCEMENT.

     (a) The Servicer, consistent with Section 4.02, shall act with respect to the Contracts in such manner as will maximize the receipt of principal and interest on such Contracts.

     (b) The Servicer shall sue to enforce or collect upon Contracts and, where permitted by applicable law, any Deficiency at its own expense, in its own name, if possible, or as agent for the Contract Owner in its own name, if possible, or as agent for the Trust Fund. If the Servicer elects to commence a legal proceeding to enforce a Contract, the act of commencement shall be deemed to be an automatic assignment of the Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, the Trustee on behalf of the Certificateholders shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Contract, including bringing suit in its name or the names of the Certificateholders. If there has been a recovery of attorneys' fees in favor of the Servicer or the Trust Fund in an action involving the enforcement of a Contract, the Servicer shall be reimbursed out of such recovery for its out-of-pocket attorney's fees and expenses incurred in such enforcement action.

     (c) The Servicer shall exercise any rights of recourse against third persons that exist with respect to any Contract in accordance with Section 4.02. In exercising recourse rights, the Servicer is authorized on the Trustee's behalf to reassign the Contract or to resell the related Manufactured Home and, if applicable, the Mortgaged Property, to the Person against whom recourse exists at the price set forth in the document creating the recourse.

     (d) The Servicer may grant to the Obligor on any Contract any rebate, refund or adjustment out of the Certificate Account that is required because of an overpayment in connection with the partial prepayment or prepayment in full of the Contract or otherwise. The Servicer may rescind, cancel or make material modifications of the terms of any Contract (including modifying the amounts and due dates of scheduled monthly payments); PROVIDED that, unless required by applicable law or to bring Contracts into conformity with the representations and warranties contained in Article III, the Servicer will not permit any rescission or cancellation of any Contract or any material modification of a Contract other than in connection with a default or an imminent default on such Contract unless the Servicer obtains an Opinion of Counsel to the effect that such modification will not cause the Trust Fund to fail to qualify as a REMIC or result in the imposition of taxes on the Trust Fund under the REMIC Provisions. Notwithstanding the foregoing, the Servicer may, without an Opinion of Counsel, make a one-time modification to the Contract Rate with respect to any Contract by an amount equal to the lesser of (i) 5% of such Contract Rate and (ii) 0.50%.

Section 4.08        TRANSFER OF CERTIFICATE ACCOUNT.

     The Trustee may transfer the Certificate Account to a different depository institution from time to time, so long as the Certificate Account remains an Eligible Account. The Trustee shall give notice of any transfer of the Certificate Account to each Rating Agency prior to such transfer.

Section 4.09        MAINTENANCE OF HAZARD INSURANCE POLICIES.

     (a) Except as otherwise provided in subsection (b) of this Section 4.09, the Servicer shall cause to be maintained with respect to each Contract one or more Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance of the related Contract, whichever is less; PROVIDED that such Hazard Insurance Policies may provide for customary deductible amounts, and FURTHER PROVIDED that the amount of coverage provided by each Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein. If a Manufactured Home is located within a federally designated special flood hazard area, the Servicer shall, to the extent required by applicable law or regulation, also cause flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Hazard Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Hazard Insurance Policy or Policies, the Servicer shall pay such premiums out of its own funds, and may add separately such premium to the Obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract for purposes of this Agreement. If the Obligor does not reimburse the Servicer for payment of such premiums and the related Contract is liquidated after a default, the Servicer shall be reimbursed for its payment of such premiums out of the related Liquidation Proceeds.

     (b) The Servicer may, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each Manufactured Home pursuant to subsection (a) of this Section 4.09, and shall, to the extent that the related Contract does not require the Obligor to maintain a Hazard Insurance Policy with respect to the related Manufactured Home, maintain one or more blanket insurance policies covering losses as provided in subsection (a) of this Section 4.09 resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be substantially in the form that is the industry standard for blanket insurance policies issued to cover Manufactured Homes and in the amount sufficient to cover all losses on the Contracts. The Servicer shall pay, out of its own funds, the premium for such policy on the basis described therein and shall deposit in the Certificate Account, on the Business Day next preceding the Determination Date following the Collection Period in which the insurance proceeds from claims in respect of any Contracts under such blanket policy are or should have been received, the deductible amount with respect to such claims. The Servicer shall not, however, be required to deposit any deductible amount with respect to claims under individual Hazard Insurance Policies maintained pursuant to subsection (a) of this Section 4.09.

     (c) If the Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Servicer shall either (i) maintain at its expense a Hazard Insurance Policy with respect to such Manufactured Home, except that the Servicer shall be responsible for depositing any deductible amount with respect to all claims under individual Hazard Insurance Policies, or (ii) indemnify the Trust Fund against any damage to such Manufactured Home prior to resale or other disposition that would have been covered by such Hazard Insurance Policy.

     (d) Any cost incurred by the Servicer in maintaining any of the foregoing insurance, for the purpose of calculating monthly distributions to Certificateholders, shall not be added to the amount owing under the Contract, notwithstanding that the terms of the Contract so permit. The Servicer shall not be entitled to reimbursement from the Contract Sellers, the Trustee or the

Certificateholders for such costs. Such costs (other than the cost of the blanket policy) shall only be recovered out of later payments by the Obligor for such premiums or, if the related Contract is liquidated after a default, out of the related Liquidation Proceeds.

Section 4.10        FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE.

     The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies acceptable to FNMA and FHLMC, on all officers, employees or other persons acting in any capacity with regard to the Contracts to handle funds, money, documents and papers relating to the Contracts. Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. No provision of this Section 4.10 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be in an amount as is customary for servicers that service a portfolio of manufactured housing installment sales contracts of $100 million or more and that are generally acceptable as servicers to institutional investors. On or before April 1 of every year, the Servicer shall cause to be delivered to the Trustee a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Trustee.

Section 4.11 COLLECTIONS UNDER HAZARD INSURANCE POLICIES, CONSENT TO TRANSFERS OF MANUFACTURED HOMES, ASSUMPTION AGREEMENTS.

     (a) In connection with its activities as administrator and Servicer of the Contracts, the Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Hazard Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Hazard Insurance Policies or any blanket policies obtained pursuant to Section 4.09(b). Any amounts collected by the Servicer under any such Hazard Insurance Policies shall be deposited in the Certificate Account pursuant to Section 4.05, except to the extent they are applied to the restoration of the related Manufactured Home or released to the related Obligor in accordance with the normal servicing procedures of the Servicer.

     (b) In connection with any transfer of ownership of a Manufactured Home by an Obligor to a Person, the Servicer shall consent to any such transfer and permit the assumption by such Person of the Contract related to such Manufactured Home, PROVIDED that (i) such Person, in the judgment of the Servicer, meets the Servicer's underwriting standards then in effect, (ii) such Person enters into an assumption agreement, (iii) the Servicer determines that permitting such assumption by such Person will not materially increase the risk of nonpayment of such Contract and (iv) such action will not adversely affect or jeopardize any coverage under any insurance policy required by this Agreement. In the event the Servicer determines that the conditions of the proviso of the preceding sentence have not been fulfilled, then the Servicer shall withhold its consent to any such transfer, but only to the extent permitted under the Contract and applicable law and governmental regulations and only to the extent that such action will not adversely affect or jeopardize any coverage under any insurance policy required by this Agreement. In connection with any such assumption, the rate of interest borne by, and all other material terms of, the related Contract shall not be changed.

     (c) In any case in which a Manufactured Home or Mortgaged Property is to be conveyed to a Person by an Obligor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Contract in accordance with Section 4.11(b) or Section 4.07(d), upon the closing of such conveyance, the Servicer shall cause the originals of the assumption agreement, the release (if any), or the modification or supplement to the Contract to be deposited with the Contract File or the Land Home Contract File, as applicable, for such Contract. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement with respect to such Contract will be retained by the Servicer as additional servicing compensation.

Section 4.12        REALIZATION UPON DEFAULTED CONTRACTS.

     Subject to applicable law, the Servicer shall repossess, foreclose upon or otherwise comparably convert the ownership of Manufactured Homes and Mortgaged Property securing all Contracts that come into default and which the Servicer believes in its good faith business judgment will not be brought current. Subject to Section 4.17, the Servicer shall manage, conserve and protect such Manufactured Homes and Mortgaged Property for the purposes of their prompt disposition and sale, and shall dispose of such Manufactured Homes and Mortgaged Property on such terms and conditions as it deems in the best interests of the Certificateholders. If the Servicer has actual knowledge that a Mortgaged Property is affected by hazardous waste, then the Servicer shall not cause the related Contract Seller to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. For purposes of the proviso in the preceding sentence, the Servicer shall not be deemed to have actual knowledge that a Mortgaged Property is affected by hazardous waste unless it shall have received written notice that hazardous waste is present on such property and such written notice has been made a part of the Land Home Contract File with respect to the related Contract. In connection with such activities, the Servicer shall follow such practices and procedures as are consistent with Section 4.02.

Section 4.13        COSTS AND EXPENSES.

     Except as otherwise expressly provided herein, all costs and expenses incurred by the Servicer in carrying out its duties under this Agreement, including all fees and expenses incurred in connection with the enforcement of Contracts (including enforcement of defaulted Contracts and repossessions of Manufactured Homes and Mortgaged Property securing such Contracts), shall be paid by the Servicer, and the Servicer shall not be entitled to reimbursement hereunder, except to the extent such reimbursement is specifically provided for in this Agreement. Notwithstanding the foregoing, the Servicer shall be reimbursed out of the Liquidation Proceeds of a defaulted Contract for Liquidation Expenses incurred by it in realizing upon the related Manufactured Home and Mortgaged Property, including, but not limited to: (i) costs of refurbishing and securing such Manufactured Home; (ii) transportation expenses incurred in moving the Manufactured Home; (iii) reasonable legal fees and expenses of outside counsel; and (iv) sales commissions paid to Persons that are not Affiliates of the Servicer. The Servicer shall not incur any Liquidation Expenses unless it determines in its good faith business judgment that incurring such expenses will increase the Net Liquidation Proceeds from such Manufactured Home and Mortgaged Property.

Section 4.14        TRUSTEE TO COOPERATE.

     (a) Upon payment in full of any Contract, the Servicer will notify the Trustee on the next Distribution Date by a certificate of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 4.05 have been deposited). The Servicer is authorized to execute an instrument in satisfaction of such Contract and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate the security interest in the Manufactured Home. The Servicer shall determine when a Contract has been paid in full. To the extent insufficient payments are received on a Contract mistakenly determined by the Servicer to be prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds by deposit into the Certificate Account.

     (b) From time to time as appropriate for servicing and foreclosure in connection with any Land Home Contract, the Trustee shall, upon written request of a Servicing Officer and delivery to the Trustee of a receipt signed by such Servicing Officer, cause the original Land Home Contract and the related Land Home Contract File to be released to the Servicer and shall execute such documents as the Servicer shall deem necessary to the prosecution of any such proceedings. The Trustee shall stamp the face of each such Land Home Contract to be released to the Servicer with a notation that the Land Home Contract has been assigned to the Trustee.

     (c) The Servicer's receipt of a Land Home Contract and/or Land Home Contract File shall obligate the Servicer to return the original Land Home Contract and the related Land Home Contract File to the Trustee, or any person acting on behalf of the Trustee, when its need by the Servicer has ceased unless the Contract shall be liquidated, repurchased or replaced as described in
Section 3.05.

     (d) Upon request of a Servicing Officer, the Trustee shall, at the expense of the Servicer, perform such acts as are reasonably requested by the Servicer (including the execution of documents) and otherwise cooperate with the Servicer in the enforcement of rights and remedies with respect to Contracts.

Section 4.15        SERVICING AND OTHER COMPENSATION.

     The Servicer, as compensation for its activities hereunder including the payment of fees and expenses of the Trustee, the Certificate Administrator and the Paying Agent pursuant to Section 9.05, shall be entitled to receive on each Distribution Date the Monthly Servicing Fee and Repossession Profits pursuant to
Section 5.03.

     Additional servicing compensation in the form of Late Payment Fees or Extension Fees and any transfer of equity or assumption fees shall be retained by the Servicer. The Servicer shall not be reimbursed for its costs and expenses in servicing the Contracts except as otherwise expressly provided herein.

     No transfer, sale pledge or other disposition of the Servicer's right to receive all or any portion of the Monthly Servicing Fee shall be made, and any such attempted transfer, sale, pledge or other disposition shall be void, unless such transfer is made to a successor Servicer in connection with the assumption by such successor Servicer of the duties hereunder pursuant to Section 7.07 and all (and not a portion) of the Monthly Servicing Fee is transferred to such successor Servicer.

Section 4.16        CUSTODY OF CONTRACTS.

     (a) Subject to the terms and conditions of this Section 4.16, the Servicer agrees to act as custodian of the Contract Files (other than the Land Home Contract Files) for the benefit of the Certificateholders and the Trust Fund. The Certificateholders by their acceptance of the Certificates, consent to the Servicer acting as custodian, and the Servicer agrees to maintain the Contract Files (other than the Land Home Contract Files) as custodian therefor.

     (b) The Servicer agrees to maintain the related Contract Files (other than the Land Home Contract Files) at its offices where they are presently maintained, or at such other offices of the Servicer in the State of California as shall from time to time be identified to the Trustee by ten days' prior written notice. The Servicer may temporarily move individual Contract Files, Land Home Contract Files or, in each case, any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures.

     (c) As custodian, the Servicer shall have and perform the following powers and duties:

          (i) hold the Contract Files (other than the Land Home Contract Files) on behalf of the Certificateholders and the Trustee, maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement, maintain a current inventory thereof and conduct annual physical inspections of Contract Files held by it under this Agreement;

          (ii) implement policies and procedures in writing and signed by a Servicing Officer, with respect to persons authorized to have access to the Contract Files on the Servicer's premises and the receipting for Contract Files taken from their storage area by an employee of the Servicer for purposes of servicing or any other purposes; and

          (iii) attend to all details in connection with maintaining custody of the Contract Files on behalf of the Certificateholders and the Trustee.

     (d) In performing its duties under this Section 4.16, the Servicer agrees to act in accordance with the standard of care set forth in Section 4.02. The Servicer shall promptly report to the Trustee any failure by it to hold the Contract Files as herein provided, and shall promptly take appropriate action to remedy any such failure. In acting as custodian of the Contract Files, the Servicer further agrees not to assert any beneficial ownership interests in the Contracts, or the Contract Files. The Servicer agrees to indemnify the Certificateholders and the Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever which may be imposed on, incurred or asserted against the Certificateholders and the Trustee as the result of any act or omission by the Servicer relating to the maintenance and custody of the Contract Files; PROVIDED, HOWEVER, that the Servicer will not be liable for any portion of any such amount resulting from the negligence or willful misconduct of any other Person.

     (e) Not later than 60 days from the Closing Date, each Contract Seller shall deliver, or cause to be delivered, to the Trustee the following:

          (i)       the Land Home Contract Files;

          (ii)      the original Land Home Contract endorsed as provided in
     Section 3.02(x) (which endorsement may be manual or facsimile signature) on behalf of the applicable Contract Seller; and

          (iii) an Assignment from BAFSB (on behalf of the applicable Contract Seller) to the Trustee, which Assignment shall be in form and substance for recording, but shall not be recorded except as required by
     Section 4.22 below;

Notwithstanding anything to the contrary contained in this Section 4.16(e), in those instances where the public recording office retains the original Mortgage, the Assignment of the Mortgage or the intervening Assignments of the Mortgage after it has been recorded, the related Contract Seller shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of such Mortgage, such Assignment or Assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

     Within 90 days following the Closing Date, the Trustee shall review each Land Home Contract File to determine that all required documents set forth in each item of the first paragraph of this Section 4.16(e) have been executed and received and that such documents relate to the Land Home Contracts identified on the Contract Schedule. For purposes of this determination, the Trustee may rely on the purported due execution and genuineness of any signature thereon. If within such 90 day period the Trustee finds that any document constituting a part of a Land Home Contract File was not executed, defective or received or is unrelated to the Land Home Contracts identified in the Contract Schedule (in this Section 4.16(e), a "defect"), the Trustee shall promptly upon the conclusion of its review notify the Servicer and the Servicer shall notify the related Contract Seller. The related Contract Seller shall have a period of 90 days from receipt of such notice within which to correct or cure any such defect after the Contract Seller has been notified of such. If the Contract Seller cannot correct or cure any such defect with respect to a Land Home Contract within such 90 day period, it shall comply with the provisions of Section 3.05 hereof.

     If recordation of any Assignment is required hereunder, the original of each such recorded Assignment shall be delivered to the Trustee within 10 days following the date on which it is returned to the Contract Seller by the office with which such Assignment was filed for recordation. Upon receipt by the Trustee of the recorded Assignment, such recorded Assignment shall become part of the Land Home Contract File.

     (f) CUSTODIAL ARRANGEMENTS. The Trustee may appoint a custodian who is acceptable to the Servicer and each Contract Seller and who, upon execution of a custodial agreement, shall maintain possession of the Land Home Contract Files, together with assignments in recordable form, to the Trustee or another custodian designated by the Trustee, and the Trustee agrees that upon such delivery it shall maintain, or cause such custodian to maintain, or such part of them as the Trustee shall direct, as agent of the Trustee pursuant to the terms of such custodial agreement. The appointment of such custodian shall not relieve the trustee of its obligations hereunder.

     The Trustee shall keep the Servicer apprised at all times after the Closing Date of the location of the Land Home Contract Files. The Trustee shall take all steps that are reasonably necessary or appropriate in order to facilitate the Servicer's access to the Land Home Contract Files during normal business hours of the Trustee or any custodian and shall cooperate fully with the Servicer in securing such access.

Section 4.17        REMIC COMPLIANCE.

     (a) The REMIC Administrator shall make an election to treat the Trust Fund as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of the Trust Fund, each of the Senior, Class M and Class B Certificates shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole class of "residual interests" in the REMIC. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the REMIC other than the Certificates.

     (b) The Closing Date is hereby designated as the "startup day" (the "Startup Date") of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

     (c) The REMIC Administrator shall at all times hold a Class R Certificate representing a 0.01% Percentage Interest of all Class R Certificates and shall be designated as "the tax matters person" with respect to the REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T. The REMIC Administrator, as tax matters person, shall (i) act on behalf of the REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Contracts on deposit in the Certificate Account provided by Section 5.03 unless such legal expenses and costs are incurred by reason of the Servicer's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Servicer hereunder, at its option the REMIC Administrator may continue its duties as tax matters person and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Servicer hereunder for so acting as the REMIC Administrator.

     (d) The REMIC Administrator shall prepare or cause to be prepared all of the tax returns that it determines are required with respect to the REMIC created hereunder and deliver such tax returns in a timely manner to the Trustee and the Trustee shall sign and file such tax returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax liability arising from the Trustee's signing of tax returns that contain errors or omissions. The Trustee and Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare tax returns.

     (e) The REMIC Administrator shall provide (i) to any transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the REMIC.

     (f) The REMIC Administrator and the Servicer shall take such actions and shall cause the REMIC created hereunder to take such actions as are reasonably within the REMIC Administrator's or the Servicer's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status thereof as a REMIC under the REMIC Provisions (and the Trustee shall assist the Servicer and the REMIC Administrator, to the extent reasonably requested by the Servicer and the REMIC Administrator to do
so). The REMIC Administrator and the Servicer shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860(G)(d) of the
Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the REMIC Administrator or the Servicer, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the REMIC Administrator or the Servicer, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the REMIC Administrator, the Contract Sellers, the Servicer or the Trustee) to the effect that the contemplated action will not, with respect to the REMIC created hereunder, endanger such status or, unless the REMIC Administrator, the Servicer or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the REMIC Administrator or the Servicer, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an

Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the REMIC or its assets, or causing the REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the REMIC Administrator or the Servicer, as applicable, or its designee, in writing, with respect to whether such action could cuse an Adverse REMIC Event to occur with respect to the REMIC, and the Trustee shall not take any such action or cause the REMIC to take any such action as to which the REMIC Administrator or the Servicer, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The REMIC Administrator or the Servicer, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the REMIC Administrator or the Servicer. At all times as may be required by the Code, the Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

     (g) In the event that any tax, including interest, penalties, additional amounts or additions to tax (a "Tax"), is imposed on the Trust Fund, such Tax shall be charged against amounts otherwise required to be distributed to the Holders of the Class R Certificates. The Trustee is hereby authorized to retain, or cause the Paying Agent to retain, from amounts otherwise required to be distributed to the Holders of the Class R Certificates sufficient funds to pay or provide for the payment of, and to actually pay, or cause the Paying Agent to pay, such Tax as is legally owed by the Trust Fund (but such authorization shall not prevent the Servicer from contesting any such Tax in appropriate proceedings, and withholding payment of such Tax, if permitted by law, pending the outcome of such proceedings). To the extent that sufficient amounts cannot be so retained to pay or provide for the payment of any tax imposed on gain realized from any prohibited transaction (as defined in the REMIC Provisions), the Trustee is hereby authorized to and shall segregate, into a separate non-interest-bearing account, the net income from such prohibited transactions and pay, or cause the Paying Agent to pay, such Tax. In the event any (i) amounts initially retained from amounts required to be distributed to the Holders of the Class R Certificates and (ii) income so segregated and applied towards the payment of such Tax shall not be sufficient to pay such Tax in its entirety, the amount of the shortfall shall be paid from funds in the Certificate Account notwithstanding anything to the contrary contained herein. To the extent any such segregated income or funds from the Certificate Account are paid to the Internal Revenue Service, the Trustee shall retain, or cause to be retained, an amount equal to the amount of such income or funds so paid from future amounts otherwise required to be distributed to the Holders of the Class R Certificates and shall deposit such retained amounts in the Certificate Account for distribution to the Holders of the Regular Certificates.

     (h) The Trustee and the Servicer shall, for federal income tax purposes, maintain books and records with respect to the REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

     (i) Following the Startup Day, neither the Servicer nor the Trustee shall accept any contributions of assets to the REMIC unless (subject to Section 4.17(f)) the Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contributions) to the effect that the inclusion of such assets in the REMIC will not cause the

REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     (j) Neither the Servicer nor the Trustee shall (subject to Section 4.17(f)) enter into any arrangement by which the REMIC will receive a fee or other compensation for services nor permit the REMIC to receive any income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in
Section 860G(a)(5) of the Code.

     (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Balance of each Class of Certificates representing a regular interest in the REMIC would be reduced to zero is October 10, 2027 which is the Distribution Date immediately following the latest schedule maturity of any Contract.

     (l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the REMIC.

     (m) Neither the Trustee nor the Servicer shall sell, dispose of or substitute for any of the Contracts (except in connection with (i) the default, imminent default or foreclosure of a Contract, including but not limited to, the acquisition or sale of a Manufactured Home or a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the REMIC, (iii) the termination of the REMIC pursuant to Article X of this Agreement or (iv) a purchase of Contracts pursuant to Article III of this Agreement) nor acquire any assets for the REMIC, nor sell or dispose of any investments in the Certificate Account for gain nor accept any contributions to the REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of the REMIC as a REMIC or (b) unless the Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

     (n) Each Holder of a Class R Certificate, by purchasing such Class R Certificate, agrees to give the Servicer written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon becoming the Holder of such Class R Certificate, if it is, or is holding such Class R Certificate on behalf of, a "pass-through interest holder."

     (o) In the event that any Manufactured Home or Mortgaged Property is acquired in a repossession (an "REO Property"), the Servicer shall sell any REO Property within three years of its acquisition by the Trust Fund, unless (i) at least 60 days before such three-year period would otherwise expire, the Servicer applies for an extension of such three-year period pursuant to Sections 856(e)(3) and 860G(a)(8)(A) of the Code, in which case the Servicer shall sell such REO Property within the applicable extension period or (ii) at the request of the Servicer, the Trustee seeks, and subsequently receives, an Opinion of Counsel, addressed to the Trustee and the Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to three years after its acquisition will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in Section 860F of the Code or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding. The Servicer shall manage, conserve, protect and operate each REO Property solely for the purpose of its prompt disposition and sale in a manner that does not cause any such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. In connection with its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Certificateholders for the period prior to the sale of such REO Property.

     (p) The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property an account held in trust for the Trustee for the benefit of the Certificateholders (each, an "REO Account"), which shall be an Eligible Account and the funds therein shall be invested in Eligible Investments that will mature not later than the Business Day preceding the applicable Determination Date. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in each REO Account by the depository.

     (q) The Servicer shall deposit, or cause to be deposited, on a daily basis in each REO Account all revenues received with respect to operation of the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property. On or before each Determination Date, the Servicer shall withdraw from each REO Account and deliver to the Trustee for deposit into the Certificate Account the income from the REO Property on deposit in the REO Account, net of its reasonable fees and expenses.

     (r) The disposition of REO Property shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities.

     (s) The proceeds from the disposition of any REO Property, net of any reimbursement to the Servicer as provided above, shall be deposited in the REO Account and shall be deposited in the Certificate Account when the related Contract becomes a Liquidated Contract.

Section 4.18        MANAGEMENT OF REO PROPERTY.

     (a) If the Trustee acquires any REO Property pursuant to Section 4.17, the Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection therewith as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period as the Servicer deems to be in the best interests of Certificateholders, and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management and maintenance of such REO Property, including:

          (i) all insurance premiums due and payable in respect to such REO Property;

          (ii) all real estate taxes and assessments in respect to such REO Property that may result in the imposition of a lien thereon; and

          (iii)     all costs and expenses necessary to maintain such REO
     Property.

     To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in (i)-(iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned such REO Property and if in the Servicer's judgment, the payment of such amounts will be recoverable from the operation or sale of such REO Property.

     (b)       Notwithstanding the foregoing, the Servicer shall not:

          (i) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Contract became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

          (ii) directly operate, or allow any other Person to directly operate, any REO Property on any date more than 90 days after its date of acquisition;

unless, in any such case, the Servicer has requested and received an Opinion of Counsel to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Servicer may take such actions as are specified in such Opinion of Counsel.

     (c) The Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

          (i) the terms and conditions of any such contract may not be inconsistent herewith;

          (ii) any such contract shall require, or shall be administered to require, that (A) the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in subsection (a) hereof, (B) hold all related revenues in a segregated account, which shall be an Eligible Account, and (C) remit all related revenues collected (net of such costs and expenses and any fees retained by such Independent Contractor) to the Servicer on a monthly or more frequent basis;

          (iii) none of the provisions of this Section 4.18(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee on behalf of Certificateholders with respect to the operation and management of any such REO Property; and

          (iv) the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

     The Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall be entitled to pay all fees owed to any such Independent Contractor out of the REO Account pursuant to Section 4.17.

     (d) Subject to Section 4.18(b), the Servicer shall itself be entitled to operate and manage any foreclosure property and, in such event, shall be entitled to pay itself a monthly management fee in accordance with Section 4.17; PROVIDED that the amount of such management fee shall not exceed the amount customarily charged for the operation and management of similar property in the locality of such REO Property by property managers other than the Servicer or its Affiliates.

Section 4.19        REPORTS TO THE SECURITIES AND EXCHANGE COMMISSION.

     The Servicer shall use reasonable efforts to assist either Contract Seller in obtaining any information maintained by it in the ordinary course of performing its duties hereunder that is necessary for either Contract Seller, on behalf of the Trust Fund, to cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

Section 4.20        ANNUAL STATEMENT AS TO COMPLIANCE.

     The Servicer will deliver to each Contract Seller, the Trustee and each Rating Agency on or before April 1 of each year, beginning with the first April 1 that occurs after the Cut-Off Date, an Officer's Certificate (i) stating that a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) stating that to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

Section 4.21        ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT.

     On or before April 1 of each year, commencing in 1999, the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Contract Seller, the Trustee and each

Rating Agency to the effect that such firm has examined certain documents and records relating to the servicing of the Contracts under this Agreement and, at the option of the Servicer, manufactured housing installment sale contracts and installment loan agreements under pooling and servicing agreements substantially similar to this Agreement with regard to servicing procedures (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby, including this Agreement) and that, on the basis of such examination conducted substantially in compliance with this Agreement or such agreements, as the case may be, and generally accepted auditing standards, such servicing has been conducted substantially in compliance with this Agreement or such pooling and servicing agreements, as the case may be, except for such exceptions as such firm believes to be immaterial and such other exceptions or errors in records that may be set forth in such statement. For purposes of such statement, such firm may assume conclusively that all pooling and servicing agreements among the Contract Sellers, the Servicer and the Trustee relating to certificates evidencing an interest in actuarial manufactured housing contracts are substantially similar to one another, except for any such pooling and servicing agreement which by its terms specifically states otherwise.

Section 4.22        RETITLING OF LAND HOME CONTRACTS.

     If a Contract Seller or the Servicer receives actual notice or knowledge that a Contract Seller is no longer assigned a long-term senior debt rating from Moody's of Baa3 or higher, of BBB- or higher from Fitch, or an equivalent rating from any nationally recognized statistical rating organization, the Servicer shall promptly provide notice to the Trustee that it no longer has such rating. If at any time during the term of this Agreement the Trustee receives written notice from the Servicer or a Contract Seller that a Contract Seller does not have a long-term senior debt rating from Moody's of Baa3 or higher, of BBB- or higher from Fitch, or an equivalent rating from any nationally recognized statistical rating organization, or if the Trustee otherwise becomes aware that a Contract Seller is no longer assigned such rating, the Trustee, at the related Contract Seller's expense, shall file promptly in the appropriate recording offices the assignments to the Trustee on behalf of the Trust Fund of each Mortgage securing a Land Home Contract sold by such Contract Seller to the Trust Fund.

                                  ARTICLE V

              PAYMENTS, MONTHLY ADVANCES AND MONTHLY REPORTS

Section 5.01        MONTHLY ADVANCES BY THE SERVICER.

     (a) By the close of business on the day prior to each Distribution Date, the Servicer shall (i) cause to be deposited, out of its own funds, in the Certificate Account the Monthly Advance for the related Distribution Date,
(ii) direct the Trustee to apply all or a portion of the Excess Contract Payments in the Certificate Account to make such Monthly Advance, or (iii) do any combination of clauses (i) and (ii) to make such Monthly Advance. To the extent that an Excess Contract Payment (or any portion thereof) that has been applied pursuant to clause (ii) or (iii) is required for application as to all or a portion of a scheduled payment due on the related Contract, the Servicer shall deposit, out of its own funds, the amount of such Excess Contract Payment (or the portion thereof required for such scheduled payment) into the Certificate

Account on the immediately succeeding Due Date, and the amount so deposited will become part of the Outstanding Amount Advanced.

     (b) The Servicer shall reimburse itself for the Outstanding Amount Advanced out of (i) collections of delinquent payments of principal and interest on Contracts as to which the Servicer previously made a Monthly Advance,
(ii) available funds in the Certificate Account attributable to Excess Contract Payments or (iii) any combination of clauses (i) and (ii) above.

     (c)       If the Servicer determines that any advance made pursuant to
Section 5.01(a) has become a Nonrecoverable Advance and at the time of such determination there exists an Outstanding Amount Advanced, then the Servicer shall reimburse itself out of funds in the Certificate Account for the amount of such Nonrecoverable Advance (but only if there will not be a shortfall in respect of principal and interest distributions on the Certificates (other than the Class R Certificates) for the next succeeding Distribution Date) by withdrawing such amount pursuant to Section 5.03(v), but not in excess of such Outstanding Amount Advanced. If a Contract becomes a Liquidated Contract and at such time there exists an Outstanding Amount Advanced, then the Servicer shall reimburse itself out of funds in the Certificate Account for the portion of Monthly Advances equal to the aggregate of delinquent scheduled payments on such Contract to the Due Date in the Collection Period in which such Contract became a Liquidated Contract, but not in excess of such Outstanding Amount Advanced.

Section 5.02        PAYMENTS.

     (a) On each Distribution Date, the Trustee shall withdraw from the Certificate Account an amount equal to the sum of the Available Distribution Amount and the Reserve Account Draw Amount, if any, for such Distribution Date and apply such amount, in the following order of priority, to the distribution of:

          (i) to the Senior Certificateholders, the Class A-1 Interest Distribution Amount, the Class A-2 Interest Distribution Amount, the
     Class A-3 Interest Distribution Amount, the Class A-4 Interest Distribution Amount, the Class A-5 Interest Distribution Amount, the Class A-6 Interest Distribution Amount and the Class A-7 Interest Distribution Amount concurrently to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificateholders, respectively; PROVIDED that if the Available Distribution Amount, together with the Reserve Account Draw Amount, is insufficient to make the full distributions of interest referred to in this clause (i), the Available Distribution Amount, together with the Reserve Account Draw Amount, shall be distributed on such Classes of Certificates pro rata based on such full amounts allocable to such Classes;

          (ii) to the Senior Certificateholders, the Formula Principal Distribution Amount in the following order of priority:

               (a) to the Class A-1 Certificateholders until the Certificate Balance of the Class A-1 Certificates is reduced to zero;

               (b) to the Class A-2 Certificateholders until the Certificate Balance of the Class A-2 Certificates is reduced to zero;

               (c) to the Class A-3 Certificateholders until the Certificate Balance of the Class A-3 Certificates is reduced to zero;

               (d) to the Class A-4 Certificateholders until the Certificate Balance of the Class A-4 Certificates is reduced to zero;

               (e) to the Class A-5 Certificateholders until the Certificate Balance of the Class A-5 Certificates is reduced to zero;

               (f) to the Class A-6 Certificateholders until the Certificate Balance of the Class A-6 Certificates is reduced to zero; and

               (g) to the Class A-7 Certificateholders until the Certificate Balance of the Class A-7 Certificates is reduced to zero;

          (iii) to the Class M Certificateholders, the Class M Interest Distribution Amount;

          (iv) to the Class M Certificateholders, the Formula Principal Distribution Amount until the Class M Certificate Balance is reduced to zero;

          (v) to the Class B-1 Certificateholders, the Class B-1 Interest Distribution Amount;

          (vi) to the Class B-1 Certificateholders, the Formula Principal Distribution Amount until the Class B-1 Certificate Balance is reduced to zero;

          (vii) to the Class B-2 Certificateholders, the Class B-2 Interest Distribution Amount;

          (viii) to the Class B-2 Certificateholders, the Formula Principal Distribution Amount until the Class B-2 Certificate Balance is reduced to zero;

          (ix) to the Reserve Account, any remaining Available Distribution Amount until the amount on deposit therein equals the Reserve Account Cap; and

          (x) to the Class R Certificateholders, any remaining Available Distribution Amount.

     In addition, notwithstanding the prioritization of the distribution of the Formula Principal Distribution Amount to the Holders of the Senior Certificates pursuant to clause (ii) above, on a Distribution Date, if any, in respect of which a Deficiency Event is in effect, the portion of the Formula Principal Distribution Amount for such Distribution Date that would otherwise be distributed sequentially to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificateholders pursuant to clause (ii) above will instead be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificateholders pro rata based upon the Certificate Balance of each such Class until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and

Class A-7 Certificates have been reduced to zero. A "Deficiency Event" will be in effect for any Distribution Date as to which the Pool Scheduled Principal Balance is equal to or less than the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and
Class A-7 Certificates.

     Furthermore, notwithstanding the foregoing, if the Formula Principal Distribution Amount allocable to the Holders of the Class A-7 Certificates on any Distribution Date pursuant to clause (ii) above exceeds the Class A-7 Certificate Balance for such Distribution Date, such excess will be distributed to the Class M Certificateholders. If the Formula Principal Distribution Amount allocable to the Class M Certificateholders on any Distribution Date pursuant to clause (iv) above exceeds the Class M Certificate Balance for any such Distribution Date, such excess will be distributed to the Class B-1 Certificateholders. If the Formula Principal Distribution Amount allocable to the Class B-1 Certificateholders on any Distribution Date pursuant to clause
(vi) above exceeds the Class B-1 Certificate Balance for any such Distribution Date, such excess will be distributed to the Class B-2 Certificateholders.

     Such distributions to the Class A-1 Certificateholders, Class A-2 Certificateholders, Class A-3 Certificateholders, Class A-4 Certificateholders, Class A-5 Certificateholders, Class A-6 Certificateholders, Class A-7 Certificateholders, Class M Certificateholders, Class B-1 Certificateholders and Class B-2 Certificateholders shall be made such that the Trustee shall distribute (a) to each Class A-1 Certificateholder as of the preceding Record Date an amount equal to the product of the aggregate Percentage Interest evidenced by such Certificateholder's Class A-1 Certificates and the Class A-1 Distribution Amount for such Distribution Date, (b) to each Class A-2 Certificateholder as of the preceding Record Date an amount equal to the product of the aggregate Percentage Interest evidenced by such Certificateholder's
Class A-2 Certificates and the Class A-2 Distribution Amount for such Distribution Date, (c) to each Class A-3 Certificateholder as of the preceding Record Date an amount equal to the product of the aggregate Percentage Interest evidenced by such Certificateholder's Class A-3 Certificates and the Class A-3 Distribution Amount for such Distribution Date, (d) to each Class A-4 Certificateholder as of the preceding Record Date an amount equal to the product of the aggregate Percentage Interest evidenced by such Certificateholder's
Class A-4 Certificates and the Class A-4 Distribution Amount for such Distribution Date, (e) to each Class A-5 Certificateholder as of the preceding Record Date an amount equal to the product of the aggregate Percentage Interest evidenced by such Certificateholder's Class A-5 Certificates and the Class A-5 Distribution Amount for such Distribution Date, (f) to each Class A-6 Certificateholder as of the preceding Record Date an amount equal to the product of the aggregate Percentage Interest evidenced by such Certificateholder's
Class A-6 Certificates and the Class A-6 Distribution Amount for such Distribution Date, (g) to each Class A-7 Certificateholder as of the preceding Record Date an amount equal to the product of the aggregate Percentage Interest evidenced by such Certificateholder's Class A-7 Certificates and the Class A-7 Distribution Amount for such Distribution Date, (h) to each Class M Certificateholder as of the preceding Record Date an amount equal to the product of the aggregate Percentage Interest evidenced by such Certificateholder's
Class M Certificates and the Class M Distribution Amount, (i) to each Class B-1 Certificateholder as of the preceding Record Date an amount equal to the product of the aggregate Percentage Interest evidenced by such Certificateholder's
Class B-1 Certificates and the Class B-1 Distribution Amount for such Distribution Date and (j) to each Class B-2 Certificateholder as of the preceding Record Date an


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


amount equal to the product of the aggregate Percentage Interest evidenced by such Certificateholder's Class B-2 Certificates and the Class B-2 Distribution Amount for such Distribution Date. The Trustee shall pay each Certificateholder of record by check mailed to such Certificateholder at the address for such Certificateholder appearing on the Certificate Register; PROVIDED that if such Certificateholder holds Certificates evidencing a Percentage Interest aggregating 10% or more with respect to such Class and has given the Trustee appropriate written instructions at least 10 days prior to the related Distribution Date (which instructions, until revised, shall remain operative for all Distribution Dates thereafter), the Trustee shall pay such Certificateholder by wire transfer of funds. If on any Determination Date the Servicer determines that there are no Contracts outstanding and no other funds or assets in the Trust Fund other than the funds in the Certificate Account, the Servicer promptly shall instruct the Trustee to send the final distribution notice to each Certificateholder and make provision for the final distribution in accordance with Section 10.01(c). Final payment of any Certificate shall be made only upon presentation of such Certificate at the office or agency of the Certificate Registrar.

     (b) On each Distribution Date, the Trustee shall withdraw from the Certificate Account (solely out of the Available Distribution Amount for such Distribution Date after giving effect to the distributions made to the Certificateholders pursuant to Section 5.02(a)(i)-(viii) and to the Reserve Account pursuant to Section 5.02(a)(ix) on such Distribution Date) and distribute the amount specified in Section 5.02(a)(x) for such Distribution Date to the Class R Certificateholders by wire transfer of immediately available funds. Such distribution shall be made by a means that is mutually acceptable to the Trustee and the Class R Certificateholders.

     (c) Each distribution with respect to a Global Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Global Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. Neither the Trustee, the Certificate Registrar, the Contract Seller nor the Servicer shall have any responsibility therefor. To the extent applicable and not contrary to the rules of the Depository, the Trustee shall comply with the provisions of the forms of the Certificates as set forth in EXHIBIT B-1, EXHIBIT B-2, EXHIBIT B-3, EXHIBIT B-4, EXHIBIT B-5, EXHIBIT B-6, EXHIBIT B-7, EXHIBIT B-8, EXHIBIT B-9, EXHIBIT B-10 and EXHIBIT C (reverse of Certificates) hereto.

Section 5.03        PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.

     The Servicer may, from time to time as provided herein, make withdrawals from the Certificate Account of amounts deposited therein pursuant to Section
4.05 that are attributable to the Contracts for the following purposes:

          (i) to pay to the related Contract Seller with respect to each Contract sold by it or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 3.05, all amounts received thereon that are specified in such Section to be property of such Contract Seller;

          (ii) to reimburse itself for the payment of taxes or charges out of Liquidation Proceeds (to the extent not previously retained from such Liquidation Proceeds prior to their deposit) or out of payments expressly made by the related Obligor to reimburse the Servicer for such taxes or charges, as permitted by Section 4.06;

          (iii) to pay to itself the Monthly Servicing Fee and Servicer Deficiency Amounts and Repossession Profits, if any;

          (iv) to reimburse itself or a previous Servicer out of Liquidation Proceeds (to the extent not previously retained from Liquidation Proceeds prior to their deposit in the Certificate Account) in respect of a Manufactured Home and out of payments by the related Obligor (to the extent of payments expressly made by the Obligor to reimburse the Servicer for insurance premiums) for expenses incurred by it in respect of such Manufactured Home that are specified as being reimbursable to it pursuant to Section 4.07, 4.09, or 4.13 or to a previous Servicer under
     Section 7.07;

          (v) to reimburse itself for any Nonrecoverable Advances and for Monthly Advances in respect of Liquidated Contracts, in each case, in accordance with Section 5.01(c);

          (vi) after the Class A-1 Certificate Balance, Class A-2 Certificate Balance, Class A-3 Certificate Balance, Class A-4 Certificate Balance, Class A-5 Certificate Balance, Class A-6 Certificate Balance, Class A-7 Certificate Balance, Class M Certificate Balance, Class B-1 Certificate Balance, and Class B-2 Certificate Balance have been reduced to zero, to reimburse the Servicer and the REMIC Administrator, pro rata, for expenses incurred and reimbursable to the Servicer pursuant to Section 7.05 and to the REMIC Administrator pursuant to Section 4.17(c); and

          (vii) to withdraw any amount deposited in the Certificate Account that was not required to be deposited therein (including any collections on the Contracts that, pursuant to Section 2.01(a), are not part of the Trust Fund).

     Since, in connection with withdrawals pursuant to clauses (i), (ii) and
(iv) of this Section 5.03, the Servicer's entitlement thereto is limited to collections or other recoveries on the related Contract, the Servicer shall keep and maintain separate accounting, on a Contract by Contract basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to such clauses.

Section 5.04        MONTHLY REPORTS.

     At least one Business Day prior to each Distribution Date, the Servicer shall cause the Trustee, the Rating Agencies, each Contract Seller and the Certificate Administrator to receive a Monthly Report, which report shall include the following information with respect to the immediately following Distribution Date:


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


     (a)       the Class A-1 Distribution Amount for such Distribution Date;

     (b) the amount of principal to be distributed to the Class A-1 Certificateholders, separately stating the contribution thereto from each of the amounts specified in clauses (a) through (e), inclusive, of the definition of Total Regular Principal Amount and from the amount of clause (b) of the definition of Formula Principal Distribution Amount;

     (c) the amount of interest to be distributed to Class A-1 Certificateholders on such Distribution Date (separately identifying any Class A-1 Unpaid Interest Shortfall included in such distribution);

     (d) the remaining Class A-1 Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution Date);

     (e)       the Class A-2 Distribution Amount for such Distribution Date;

     (f) the amount of principal to be distributed to the Class A-2 Certificateholders, separately stating the contribution thereto from each of the amounts specified in clauses (a) through (e), inclusive, of the definition of Total Regular Principal Amount and from the amount of clause (b) of the definition of Formula Principal Distribution Amount;

     (g) the amount of interest to be distributed to Class A-2 Certificateholders on such Distribution Date (separately identifying any Class A-2 Unpaid Interest Shortfall included in such distribution);

     (h) the remaining Class A-2 Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution Date);

     (i)       the Class A-3 Distribution Amount for such Distribution Date;

     (j) the amount of principal to be distributed to the Class A-3 Certificateholders, separately stating the contribution thereto from each of the amounts specified in clauses (a) through (e), inclusive, of the definition of Total Regular Principal Amount and from the amount of clause (b) of the definition of Formula Principal Distribution Amount;

     (k) the amount of interest to be distributed to Class A-3 Certificateholders on such Distribution Date (separately identifying any Class A-3 Unpaid Interest Shortfall included in such distribution);

     (l) the remaining Class A-3 Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution Date);

     (m)       the Class A-4 Distribution Amount for such Distribution Date;

     (n) the amount of principal to be distributed to the Class A-4 Certificateholders, separately stating the contribution thereto from each of the amounts specified in clauses (a) through (e), inclusive, of the definition of Total Regular Principal Amount and from the amount of clause (b) of the definition of Formula Principal Distribution Amount;

     (o) the amount of interest to be distributed to Class A-4 Certificateholders on such Distribution Date (separately identifying any Class A-4 Unpaid Interest Shortfall included in such distribution);

     (p) the remaining Class A-4 Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution Date);

     (q)       the Class A-5 Distribution Amount for such Distribution Date;

     (r) the amount of principal to be distributed to the Class A-5 Certificateholders, separately stating the contribution thereto from each of the amounts specified in clauses (a) through (e), inclusive, of the definition of Total Regular Principal Amount and from the amount of clause (b) of the definition of Formula Principal Distribution Amount;

     (s) the amount of interest to be distributed to Class A-5 Certificateholders on such Distribution Date (separately identifying any Class A-5 Unpaid Interest Shortfall included in such distribution);

     (t) the remaining Class A-5 Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution Date);

     (u)       the Class A-6 Distribution Amount for such Distribution Date;

     (v) the amount of principal to be distributed to the Class A-6 Certificateholders, separately stating the contribution thereto from each of the amounts specified in clauses (a) through (e), inclusive, of the definition of Total Regular Principal Amount and from the amount of clause (b) of the definition of Formula Principal Distribution Amount;

     (w) the amount of interest to be distributed to Class A-6 Certificateholders on such Distribution Date (separately identifying any Class A-6 Unpaid Interest Shortfall included in such distribution);

     (x) the remaining Class A-6 Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution Date);

     (y)       the Class A-7 Distribution Amount for such Distribution Date;

     (z) the amount of principal to be distributed to the Class A-7 Certificateholders, separately stating the contribution thereto from each of the amounts specified in clauses (a) through (e), inclusive, of the definition of Total Regular Principal Amount and from the amount of clause (b) of the definition of Formula Principal Distribution Amount;

     (aa)  the amount of interest to be distributed to Class A-7
Certificateholders on such Distribution Date (separately identifying any Class A-7 Unpaid Interest Shortfall included in such distribution);

     (bb) the remaining Class A-7 Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution Date);

     (cc)  the Class M Distribution Amount for such Distribution Date;

     (dd) the amount of principal to be distributed to the Class M Certificateholders, separately stating the contribution thereto from each of the amounts specified in clauses (a) through (e), inclusive, of the definition of Total Regular Principal Amount and from the amount of clause (b) of the definition of Formula Principal Distribution Amount;

     (ee)  the amount of interest to be distributed to Class M
Certificateholders on such Distribution Date (separately identifying any Class M Unpaid Interest Shortfall included in such distribution);

     (ff) the remaining Class M Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution Date);

     (gg)  the Class B-1 Distribution Amount for such Distribution Date;

     (hh) the amount of principal to be distributed to the Class B-1 Certificateholders, separately stating the contribution thereto from each of the amounts specified in clauses (a) through (e), inclusive, of the definition of Total Regular Principal Amount and from the amount of clause (b) of the definition of Formula Principal Distribution Amount;

     (ii)  the amount of interest to be distributed to Class B-1
Certificateholders on such Distribution Date (separately identifying any Class B-1 Unpaid Interest Shortfall included in such distribution);

     (jj) the remaining Class B-1 Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution Date);

     (kk)  the Class B-2 Distribution Amount for such Distribution Date;

     (ll) the amount of principal to be distributed to the Class B-2 Certificateholders, separately stating the contribution thereto from each of the amounts specified in clauses (a) through (e), inclusive, of the definition of Total Regular Principal Amount and from the amount of clause (b) of the definition of Formula Principal Distribution Amount;

     (mm)  the amount of interest to be distributed to Class B-2
Certificateholders on such Distribution Date (separately identifying any Class B-2 Unpaid Interest Shortfall included in such distribution);

     (nn) the remaining Class B-2 Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution Date);

     (oo) the total amount of Monthly Servicing Fee payable on such Distribution Date, the amount of any reimbursement to the Servicer pursuant to
Section 7.05, and any Late Payment Fees, Extension Fees and assumption fees paid during the prior Collection Period, and the amount of any other fees payable out of the Trust Fund;

     (pp) the number of and aggregate remaining principal balance of Contracts with payments delinquent 31 to 59, 60 to 89, and 90 or more days, respectively;

     (qq) the number of Contracts that were repurchased or replaced by the Contract Seller in accordance with Section 3.05 during the prior Collection Period, identifying such Contracts and (i) the Repurchase Price of such Contracts and (ii) the amount, if any, paid by the Contract Seller due to the differences, if any, between the remaining principal balances of the replaced Contracts and the Eligible Substitute Contracts;

     (rr) the Pool Factor for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class M Certificates, Class B-1 Certificates and Class B-2 Certificates after giving effect to the payment of principal to be made on such Distribution Date;

     (ss) the aggregate principal balances of all Contracts that are not Liquidated Contracts and in respect of which the related Manufactured Homes have been repossessed or foreclosed upon;

     (tt) the Aggregate Net Liquidation Losses through the Collection Period immediately preceding such Distribution Date;

     (uu) the balance, if any, in the Reserve Account (before and after giving effect to the distributions on such Distribution Date);

     (vv) the Reserve Account Draw Amount, if any, required to be paid for such Distribution Date and any withdrawals made from the Reserve Account since the last Distribution Date pursuant to Section 5.03;

     (ww) the Average Thirty Day Delinquency Ratio and the Average Sixty Day Delinquency Ratio for such Distribution Date;

     (xx) the Cumulative Realized Losses (as a percentage of the Cut-Off Date Pool Principal Balance) for such Distribution Date;

     (yy)  the Current Realized Loss Ratio for such Distribution Date;

     (zz) the amount of any Monthly Advance and the Outstanding Amount Advanced with respect to such Distribution Date;

    (aaa) the amounts, if any, deposited into the Reserve Account for such Distribution Date;

    (bbb)  the amount, if any, to be distributed to the Class R
Certificateholders;

    (ccc) the weighted average Contract Rate for the Contract Pool for the Collection Period immediately preceding the month of such Distribution Date;

    (ddd) the number of Manufactured Homes currently held by the Servicer due to repossessions and the aggregate principal balance of the related defaulted Contracts;

    (eee) the Pool Scheduled Principal Balance, expressed as a percentage of the Cut-Off Date Pool Principal Balance; and

    (fff)  the aggregate of the Deficiency Amounts and Servicer
Deficiency Amounts received for the preceding Collection Period.

     Copies of all Monthly Reports shall be provided by the Servicer to each Rating Agency. Neither the Trustee nor the Certificate Administrator shall be under any duty to recalculate or verify the information provided to it by the Servicer. The Servicer shall deliver a written notice to the Trustee not later than three Business Days next preceding a Distribution Date if it cannot provide the Trustee and the Certificate Administrator with a Monthly Report for such Distribution Date.

Section 5.05  CERTIFICATE OF SERVICING OFFICER.

     Each Monthly Report pursuant to Section 5.04 shall be accompanied by a certificate of a Servicing Officer substantially in the form of EXHIBIT F, certifying the accuracy of the Monthly Report and that such officer is not aware of the occurrence of an Event of Default or of an event that, with notice or lapse of time or both, would become an Event of Default, or if such officer is aware that such an event has occurred and is continuing, specifying the event and its status.

Section 5.06  OTHER DATA.

     In addition, the Servicer, on request of the Trustee or the Certificate Administrator, shall furnish the Trustee or the Certificate Administrator (as the case may be) such underlying data as may reasonably be requested.

Section 5.07  STATEMENTS TO CERTIFICATEHOLDERS.

     Concurrently with each distribution to Certificateholders pursuant to this
Article V, the Trustee shall mail, or cause the Paying Agent to mail, to each Certificateholder at the address appearing on the Certificate Register a statement as of the related Distribution Date prepared by the Servicer setting forth:

          (1)  the Class A-1 Distribution Amount for such Distribution
     Date;

          (2) the amount of principal to be distributed to the Class A-1 Certificateholders, separately stating the contribution thereto from each of the amounts specified in clauses (a) through (e), inclusive, of the definition of Total Regular Principal Amount and from the amount of clause
     (b) of the definition of Formula Principal Distribution Amount;

          (3) the amount of interest to be distributed to Class A-1 Certificateholders on such Distribution Date (separately identifying any Class A-1 Unpaid Interest Shortfall included in such distribution);

          (4) the remaining Class A-1 Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution
     Date);

          (5)  the Class A-2 Distribution Amount for such Distribution
     Date;

          (6) the amount of principal to be distributed to the Class A-2 Certificateholders, separately stating the contribution thereto from each of the amounts specified in clauses (a) through (e), inclusive, of the definition of Total Regular Principal Amount and from the amount of clause
     (b) of the definition of Formula Principal Distribution Amount;

          (7) the amount of interest to be distributed to Class A-2 Certificateholders on such Distribution Date (separately identifying any Class A-2 Unpaid Interest Shortfall included in such distribution);

          (8) the remaining Class A-2 Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution
     Date);

          (9)  the Class A-3 Distribution Amount for such Distribution
     Date;

         (10) the amount of principal to be distributed to the Class A-3 Certificateholders, separately stating the contribution thereto from each of the amounts specified in clauses (a) through (e), inclusive, of the definition of Total Regular Principal Amount and from the amount of clause
     (b) of the definition of Formula Principal Distribution Amount;

         (11) the amount of interest to be distributed to Class A-3 Certificateholders on such Distribution Date (separately identifying any Class A-3 Unpaid Interest Shortfall included in such distribution);

         (12) the remaining Class A-3 Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution
     Date);

         (13)  the Class A-4 Distribution Amount for such Distribution
     Date;

         (14) the amount of principal to be distributed to the Class A-4 Certificateholders, separately stating the contribution thereto from each of the amounts specified in clauses (a) through (e), inclusive, of the definition of Total Regular Principal Amount and from the amount of clause
     (b) of the definition of Formula Principal Distribution Amount;

         (15) the amount of interest to be distributed to Class A-4 Certificateholders on such Distribution Date (separately identifying any Class A-4 Unpaid Interest Shortfall included in such distribution);

         (16) the remaining Class A-4 Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution
     Date);

         (17)  the Class A-5 Distribution Amount for such Distribution
     Date;

         (18) the amount of principal to be distributed to the Class A-5 Certificateholders, separately stating the contribution thereto from each of the amounts specified in clauses (a) through (e), inclusive, of the definition of Total Regular Principal Amount and from the amount of clause
     (b) of the definition of Formula Principal Distribution Amount;

         (19) the amount of interest to be distributed to Class A-5 Certificateholders on such Distribution Date (separately identifying any Class A-5 Unpaid Interest Shortfall included in such distribution);

         (20) the remaining Class A-5 Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution
     Date);

         (21)  the Class A-6 Distribution Amount for such Distribution
     Date;

         (22) the amount of principal to be distributed to the Class A-6 Certificateholders, separately stating the contribution thereto from each of the amounts specified in clauses (a) through (e), inclusive, of the definition of Total Regular Principal Amount and from the amount of clause
     (b) of the definition of Formula Principal Distribution Amount;

         (23) the amount of interest to be distributed to Class A-6 Certificateholders on such Distribution Date (separately identifying any Class A-6 Unpaid Interest Shortfall included in such distribution);

         (24) the remaining Class A-6 Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution
     Date);

         (25)  the Class A-7 Distribution Amount for such Distribution
     Date;

          (26) the amount of principal to be distributed to the Class A-7 Certificateholders, separately stating the contribution thereto from each of the amounts specified in clauses (a) through (e), inclusive, of the definition of Total Regular Principal Amount and from the amount of clause
     (b) of the definition of Formula Principal Distribution Amount;

          (27) the amount of interest to be distributed to Class A-7 Certificateholders on such Distribution Date (separately identifying any Class A-7 Unpaid Interest Shortfall included in such distribution);

          (28) the remaining Class A-7 Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution
     Date);

          (29)  the Class M Distribution Amount for such Distribution Date;

          (30) the amount of principal to be distributed to the Class M Certificateholders, separately stating the contribution thereto from each of the amounts specified in clauses (a) through (e), inclusive, of the definition of Total Regular Principal Amount and from the amount of clause
     (b) of the definition of Formula Principal Distribution Amount;

          (31) the amount of interest to be distributed to Class M Certificateholders on such Distribution Date (separately identifying any Class M Unpaid Interest Shortfall included in such distribution);

          (32) the remaining Class M Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution
     Date);

          (33)  the Class B-1 Distribution Amount for such Distribution
     Date;

          (34) the amount of principal to be distributed to the Class B-1 Certificateholders, separately stating the contribution thereto from each of the amounts specified in clauses (a) through (e), inclusive, of the definition of Total Regular Principal Amount and from the amount of clause
     (b) of the definition of Formula Principal Distribution Amount;

          (35) the amount of interest to be distributed to Class B-1 Certificateholders on such Distribution Date (separately identifying any Class B-1 Unpaid Interest Shortfall included in such distribution);

          (36) the remaining Class B-1 Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution
     Date);

          (37)  the Class B-2 Distribution Amount for such Distribution
     Date;

          (38) the amount of principal to be distributed to the Class B-2 Certificateholders, separately stating the contribution thereto from each of the amounts specified in clauses (a) through (e), inclusive, of the definition of Total Regular Principal Amount and from the amount of clause
     (b) of the definition of Formula Principal Distribution Amount;

          (39) the amount of interest to be distributed to Class B-2 Certificateholders on such Distribution Date (separately identifying any Class B-2 Unpaid Interest Shortfall included in such distribution);

          (40) the remaining Class B-2 Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution
     Date);

          (41) the number and aggregate remaining principal balance of Contracts that are delinquent 31 to 59 days, 60 to 89 days, and 90 or more days, respectively;

          (42) the amount of fees and expenses payable out of the Trust Fund for such Collection Period;

          (43)  the percentage obtained by dividing the aggregate
     Certificate Balances (after giving effect to the distributions on the Certificates made on such Distribution Date) by the aggregate Initial Certificate Balances;

          (44) the balance in the Reserve Account, if any (before and after giving effect to the distributions on such Distribution Date);

          (45) the Reserve Account Draw Amount, if any, for such Distribution Date and the amount thereof applied to interest and principal on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class M, Class B-1 and Class B-2 Certificates, stated separately; and any withdrawals made from the Reserve Account since the last Distribution Date pursuant to Section 5.03;

          (46) the Average Thirty Day Delinquency Ratio and the Average Sixty Day Delinquency Ratio for such Distribution Date;

          (47) the Cumulative Realized Losses (as a percentage of the Cut-Off Date Pool Principal Balance) for such Distribution Date;

          (48)  the Current Realized Loss Ratio for such Distribution Date;

          (49) the amount of any Monthly Advance and the Outstanding Amount Advanced with respect to such Distribution Date;

          (50) the amounts, if any, to be distributed to the Reserve Account for such Distribution Date; and

          (51) such other customary factual information as is available to the Servicer as the Servicer deems necessary and can obtain reasonably from its existing data base to enable Certificateholders to prepare their tax returns.

     In the case of information furnished pursuant to clauses (1) through (51) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

     Within a reasonable period of time after the end of each calendar year, subject to the next sentence, but in no event later than 90 days after the end of such year, the Servicer shall prepare and furnish to the Trustee, the Paying Agent and the Certificate Administrator, and the Trustee, promptly upon receipt, shall furnish or cause the Paying Agent to furnish to each Person who at any time during the calendar year was the Holder of a Certificate, a statement containing the information set forth in clauses (2) and (3) above, in the case of Class A-1 Certificateholders, (6) and (7) above, in the case of Class A-2 Certificateholders, (10) and (11) above, in the case of Class A-3 Certificateholders, (14) and (15) above, in the case of Class A-4 Certificateholders, (18) and (19) above, in the case of Class A-5 Certificateholders, (22) and (23) above, in the case of Class A-6 Certificateholders, (26) and (27) above, in the case of Class A-7 Certificateholders, (30) and (31) above, in the case of Class M Certificateholders, (34) and (35) above, in the case of Class B-1 Certificateholders and (38) and (39) above, in the case of Class B-2 Certificateholders, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code as from time to time in force. On each Distribution Date, the Servicer shall forward or cause to be forwarded by mail to each Holder of a Class R Certificate, a copy of the Monthly Report for such Distribution Date. The Servicer shall also forward or cause to be forwarded by mail to each Holder of a Class R Certificate, a statement setting forth such information as the Servicer deems necessary or appropriate.

     Within a reasonable period of time after the end of each calendar year, the Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was a Holder of a Class R Certificate a statement containing the applicable distribution information provided pursuant to this
Section 5.07 aggregated for such calendar year or applicable portion thereof during which such Person was a Holder of a Class R Certificate. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code. A Certificate Owner holding Certificates of a Class representing in the aggregate at least 5% of the Percentage Interests of such Class shall, upon written request to the Trustee certifying its beneficial ownership of such Certificates, be entitled to receive copies of all reports provided by the Trustee. Copies of all reports provided by the Trustee to the Certificateholders shall also be provided to each Rating Agency.

Section 5.08  RESERVE ACCOUNT.

     (a) On the Closing Date, the Trustee shall establish and maintain the Reserve Account titled "[Trustee] in trust for registered holders of BankAmerica Manufactured Housing Contract Trust V, Senior/Subordinate Pass-Through Certificates, Series 1998-2" as part of the Trust Fund for the benefit of the Certificateholders as described herein. The Contract Sellers shall cause the

Reserve Account to have an initial balance as $6,859,826 on or prior to the Closing Date. To the extent funds on deposit in the Reserve Account fall below the Reserve Account Cap, the Reserve Account will be replenished from time to time in accordance with clause (ix) of Section 5.02(a). On each Distribution Date, the Trustee, based upon information in the Monthly Report, shall withdraw the Reserve Account Draw Amount, if any, from the Reserve Account and deposit it in the Certificate Account. Any Reserve Account Draw Amount shall be applied pursuant to Section 5.02. After giving effect to the withdrawal of the Reserve Account Draw Amount, if any, for a Distribution Date, the excess, if any, of the amount on deposit in the Reserve Account over the Reserve Account Cap shall be distributed to the Class R Certificateholders.

     (b) Amounts held in the Reserve Account shall be invested by the Trustee in Eligible Investments in the name of the Trustee, as Trustee, maturing, or in the case of a money market fund redeemable (without premium or penalty) not later than one Business Day prior to the next succeeding Distribution Date (except that if such Eligible Investment is an obligation of the institution that maintains the Reserve Account, then such Eligible Investment shall mature, or in the case of a money market fund shall be redeemed, not later than such Distribution Date) and shall not be sold or disposed of prior to its maturity. All net income and gain, if any, from any such investments in respect of a Distribution Date shall be paid to the Holders of the Class R Certificates.


                                   ARTICLE VI

                                 THE CERTIFICATES

Section 6.01  THE CERTIFICATES.

     The Certificates shall be substantially in the forms attached hereto as EXHIBIT B-1, EXHIBIT B-2, EXHIBIT B-3, EXHIBIT B-4, EXHIBIT B-5, EXHIBIT B-6, EXHIBIT B-7, EXHIBIT B-8, EXHIBIT B-9, EXHIBIT B-10 and EXHIBIT C. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class M, Class B-1 and Class B-2 Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations per Class as set forth in the following table:

                             Integral
                            Multiples in
             Minimum         Excess of          Latest Scheduled     Initial Certificate
Class      Denomination       Minimum          Distribution Date            Balance
------     -------------    ------------       ------------------     ------------------
A-1        $1,000           $1                 October 10, 2000       $47,800,000.00

A-2        $1,000           $1                 October 10, 2003       $79,000,000.00

A-3        $1,000           $1                 November 10, 2005      $64,000,000.00

A-4        $1,000           $1                 January 10, 2008       $78,000,000.00

A-5        $1,000           $1                 April 10, 2009         $44,000,000.00

A-6        $1,000           $1                 July 10, 2011          $69,000,000.00

A-7        $1,000           $1                 November 10, 2019      $180,705,000.00

M          $1,000           $1                 August 10, 2023        $51,449,000.00

B-1        $1,000           $1                 December 10, 2025      $41,159,000.00

B-2        $250,000         $1                 November 10, 2028      $30,869,617.84

provided, that one Class B-2 Certificate will have a denomination representing the remainder of the Initial Class B-2 Certificate Balance.

     The Class R Certificate shall initially be issued with no principal balance.

     The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the written direction of the Contract Sellers or any Affiliate thereof.

     The Contract Sellers shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

Section 6.02 CERTIFICATE REGISTER; REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

     (a) The Trustee shall maintain, or cause to be maintained, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of

Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

     At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

     No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

     All Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

     (b) No Transfer of a Private Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee, at no expense to the Trustee, the Contract Sellers or the Servicer, shall be required to provide to the Trustee, the Contract Sellers and the Servicer, an investment letter substantially the forms set forth in EXHIBIT H (the "Transferor Certificate"), with respect to the Class B-2 Certificates, and either EXHIBIT J (the "Investment Letter") or EXHIBIT K (the "Rule 144A Letter") or as otherwise acceptable to the Contract Sellers. In the event that such a Transfer is to be made within two years from the date of the initial issuance of Certificates pursuant hereto (other than a Transfer as to which the proposed transferee has provided a Rule 144A Letter), there shall also be delivered to the Trustee, the Contract Sellers and the Servicer an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be an expense of the Contract Sellers, the Servicer or the Trustee. The Contract Sellers shall provide to any Holder of Private Certificate and any prospective transferee designated by any such Holder, information regarding the Certificates and the Contracts and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any Private Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Servicer shall cooperate with the Contract Sellers in providing the Rule 144A information referenced in the preceding sentence, including providing to the Contract Sellers such information regarding the Certificates, the Contracts and other matters regarding the Trust Fund as either Contract Sellers shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Contract Sellers and the Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of an ERISA Restricted Certificate will be made unless the Trustee has received either (i) an Opinion of Counsel, at no expense to the Trustee, the Contract Sellers or the Servicer, acceptable to and in form and substance satisfactory to the Trustee, the Contract Sellers and the Servicer with respect to the permissibility of such transfer under ERISA and Section 4975 of the Code and stating, among other things, that the transferee's acquisition of such ERISA Restricted Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code and will not subject the Servicer, the Contract Sellers or the Trustee to any obligation or liability in addition to those undertaken in this Agreement or (ii) a representation letter from the transferee, substantially in the form of paragraph 5 of Exhibit G (as to the Class R Certificates) or Exhibit J or Exhibit K (as to the Class M, Class B-1 or Class B-2 Certificates).

     (c) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

          (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

          (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, (I) an affidavit and (a "Transfer Affidavit," in the form attached hereto as Exhibit G-1) from the proposed Transferee, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 6.02(c) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit G-2, from the Holder wishing to transfer the Class R Certificate, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

          (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted

     Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

          (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit G-2.

          (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

          (ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit G-2. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

          (iii) (A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 6.02(c) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

               (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 6.02(c) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then either the Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Servicer on such terms as the Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Servicer. Such purchaser may be the Servicer itself or any Affiliate of the Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Servicer or

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     its Affiliates), expenses and taxes due, if any, will be remitted by the
     Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Servicer, and the Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

          (iv) The Servicer, on behalf of the Trustee, shall use its reasonable efforts to make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Servicer from such Person.

          (v) The provisions of this Section 6.02(c) set forth prior to this clause (v) may be modified, added to or eliminated pursuant to Section 11.01, provided that there shall have also been delivered to the Trustee the following:

               (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Class A, Class M or Class B below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

               (B) a certificate of the Servicer stating that the Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Servicer, to the effect that such modification, addition to or absence of such provisions will not cause Trust Fund to cease to qualify as a REMIC and will not cause (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

     (d) The preparation and delivery of all certificates and opinions referred to above in this Section 6.02 shall not be an expense of the Trust Fund, the Trustee, the Contract Sellers or the Servicer.

Section 6.03        MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

     If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Trustee and the Certificate Administrator, if any, such security or indemnity as may be required by them to save each of them harmless, then, in the

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absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 6.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Trustee under the terms of this Section 6.03 shall be canceled and destroyed by the Trustee in accordance with its standard procedures without liability on its part.

Section 6.04        PERSONS DEEMED OWNERS.

     The Servicer, the Trustee and any agent of the Servicer or the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Servicer, the Trustee nor any agent of the Servicer or the Trustee shall be affected by any notice to the contrary.

Section 6.05        ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

     If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Contract Sellers or Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Contract Sellers, the Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Trustee, if any. The Contract Sellers and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 6.06        GLOBAL CERTIFICATES.

     The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class M and Class B-1 Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Global Certificates, to be delivered to the Depository by or on behalf of the Contract Sellers. Such Global Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in
Section 6.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of such Certificates pursuant to Section 6.08:


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     (a)       the provisions of this Section shall be in full force and effect;

     (b) either Contract Seller, the Servicer and the Trustee may treat the Depository and the Depository Participants for all purposes as the authorized representative of the respective Certificate Owners of such Certificates and, in the case of distributions, with the Depository as the authorized representative of the Depository Participants and the Certificate Owners;

     (c) registration of the Global Certificates may not be transferred by the Trustee except to another Depository;

     (d) the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class M and Class B-1 Certificates pursuant to Section 6.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

     (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

     (f) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

     (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the Certificate Balance of a Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Global Certificates evidencing the requisite percentage of the Certificate Balance or the requisite Percentage Interests.

Section 6.07        NOTICES TO DEPOSITORY.

     Whenever any notice or other communication is required to be given to Certificateholders of any Class with respect to which Global Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the Depository.

Section 6.08        DEFINITIVE CERTIFICATES.

     If, after Global Certificates have been issued with respect to Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class M and Class B-1 Certificates, (a) the Servicer advises the Trustee that the Depository is no longer willing or able to discharge


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properly its responsibilities under the Depository Agreement with respect to such Certificates and the Trustee or BAFSB is unable to locate a qualified successor, (b) BAFSB, at its sole option, advises the Trustee that it elects to terminate the book-entry system with respect to such Certificates through the Depository or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Global Certificates having not less than 51% of the Voting Rights evidenced by the related Class advise the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to such Certificates through the Depository (or its successor) is no longer in the best interests of the Certificate Owners with respect to such Certificates, then the Trustee shall notify all Certificate Owners of such Class of Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates for such Class to Certificate Owners requesting the same. The Contract Sellers shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall authenticate and deliver such Definitive Certificates. Neither the Contract Sellers, the Servicer nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

                                ARTICLE VII

                   THE CONTRACT SELLERS AND THE SERVICER

Section 7.01        LIABILITIES TO OBLIGORS.

     No liability to any Obligor under any of the Contracts arising out of any act or omission to act of the Servicer in servicing the Contracts prior to the Closing Date is intended to be assumed by the Contract Sellers, the Trustee, the Certificate Administrator or the Certificateholders under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Contract Sellers, the Trustee, the Certificate Administrator and the Certificateholders expressly disclaim such assumption.

Section 7.02        SERVICER'S INDEMNITIES.

     The Servicer shall defend and indemnify the Trust Fund, the Trustee, the Certificate Administrator, the Certificate Registrar, the Paying Agent, the Contract Sellers and the Certificateholders against any and all costs, expenses, losses, damages, claims or liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising from third party claims or actions (including penalties or fees imposed by any governmental or regulatory body or agency) in respect of any action taken by the Servicer with respect to any Contract or Manufactured Home constituting a failure by the Servicer to perform its obligations under this Agreement. This indemnity shall survive any Event of Default (but a Servicer's obligations under this Section 7.02 shall not relate to any actions of any subsequent Servicer after an Event of


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Default) and any payment of the amount owing under, or any repurchase by the
Contract Sellers of, any such Contract.

Section 7.03        OPERATION OF INDEMNITIES.

     Indemnification under this Article VII shall include reasonable fees and expenses of counsel and expenses of litigation. Any amounts received by the Trustee from the Servicer pursuant to this Article VII shall be deposited in the Certificate Account pursuant to Section 4.05. If the Servicer has made any indemnity payments to the Trustee pursuant to this Article VII and the Trustee thereafter collects any of such amounts from others, the Trustee will repay such amounts collected to the Servicer, together with any interest collected thereon.

Section 7.04        MERGER OR CONSOLIDATION OF THE CONTRACT SELLERS OR THE
                    SERVICER.

     The Contract Sellers and the Servicer will each keep in full effect their existence, rights and franchises as a national banking association or federal savings bank, as the case may be, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Contracts and to perform its duties under this Agreement.

     Any Person into which the Contract Sellers or the Servicer may be merged or consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Contract Sellers or the Servicer shall be a party, or any Person succeeding to the business of the Contract Sellers or the Servicer, shall be the successor of the Contract Sellers or the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that the successor or surviving Person to the Servicer shall satisfy the requirements of Section 7.07 with respect to the qualifications of a successor to the Servicer. The Contract Sellers and the Servicer shall promptly notify each Rating Agency of any such merger to which it is a party.

Section 7.05 LIMITATION ON LIABILITY OF THE CONTRACT SELLERS, THE SERVICER AND OTHERS.

     Neither the Contract Sellers, the Servicer nor any of their directors, officers, employees or agents shall be under any liability to the Trustee or the Certificateholders for any errors in judgment or any action taken or for refraining from the taking of any action, pursuant to this Agreement; PROVIDED, HOWEVER, that this provision shall not protect the Contract Sellers or any such Person against any liability that would otherwise be imposed by reason of its willful misconduct, or gross negligence; PROVIDED, FURTHER that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of its willful misconduct or gross negligence. The Contract Sellers, the Servicer and any of their directors, officers, employees or agents may rely on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Contract Sellers nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action which arises under this Agreement (other than in connection with the enforcement of any Contract in accordance with this Agreement) and which in its opinion may


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involve it in any expenses or liability; PROVIDED, HOWEVER, that the Servicer may in its discretion undertake any such other legal action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such other legal action and any liability resulting therefrom shall be expenses, costs and liabilities payable from the Certificate Account, and the Servicer shall be entitled to be reimbursed therefor out of the Certificate Account as provided by Section 5.03.

Section 7.06        ASSIGNMENT BY SERVICER.

     Notwithstanding any provision to the contrary in this Agreement (i) without the consent of the Trustee or any Certificateholder, the Servicer may, with the prior written consent of the Contract Sellers, which consents shall not be unreasonably withheld, assign its rights and delegate its duties and obligations under this Agreement; PROVIDED that the Person accepting such assignment or delegation shall be a Person which is satisfactory to the Contract Sellers, in their respective sole judgment, shall be willing to service the Contracts, and shall execute and deliver to the Contract Sellers an agreement, in form and substance reasonably satisfactory to the Contract Sellers and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement; and FURTHER PROVIDED that each Rating Agency's rating of any Class of the Certificates in effect immediately prior to such assignment and delegation will not be withdrawn or reduced as a result of such assignment and delegation, as evidenced by a letter from each Rating Agency. In the case of any such assignment and delegation, the Servicer shall be released from its obligations under this Agreement, except that the Servicer shall remain liable for all liabilities and obligations incurred by it as Servicer hereunder prior to the satisfaction of the conditions to such assignment and in delegation.

     Notwithstanding the foregoing, upon the completion of the sale by BAFSB of its BankAmerica Housing Services division to GCC (or any Affiliate of GCC) and upon the execution by GCC or any such Affiliate of an assignment in form and substance reasonably satisfactory to the Contract Sellers and the delivery of such assignment to the Contract Sellers and the Trustee, the rights, duties and obligations of BAFSB as Servicer hereunder shall automatically be assigned to GCC or such Affiliate and BAFSB shall have no further obligation as Servicer hereunder from the date of such assignment. Such servicing assignment to GCC shall not require the consent of any Rating Agency or any party other than the Contract Sellers.

Section 7.07        SUCCESSOR TO THE SERVICER.

     In connection with the termination of the Servicer's responsibilities and duties under this Agreement pursuant to Section 8.01, the Trustee shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement (except the duty to pay and indemnify the Trustee pursuant to Section 9.05 hereof), or (ii) with the consent of the Contract Sellers, which consent shall not be unreasonably withheld, appoint a successor which shall have a net worth of not less than $50,000,000 and shall have serviced for at least one year prior to such appointment a portfolio of not less than $100,000,000 principal balance of manufactured housing installment sale contracts or installment loans and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties and liabilities under


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this Agreement (except that the duty to pay and indemnify the Trustee pursuant to Section 9.05 hereof shall be subject to negotiation at the time of such appointment). If the Trustee has become the successor to the Servicer in accordance with this Section 7.07, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, a successor satisfying the requirements set out in clause (ii) above. In connection with any appointment of a successor Servicer, the Trustee may make such arrangements for the compensation of such successor out of payments on Contracts as it and such successor shall agree or such court shall determine; PROVIDED, HOWEVER, that the Monthly Servicing Fee shall not be in excess of a monthly amount equal to 1/12th of the product of 1% and the Pool Scheduled Principal Balance for the Distribution Date in respect of which such compensation is being paid without the consent of all of the Certificateholders and notice to each Rating Agency. If the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to Section 7.06 or 8.01, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, shall cooperate with the Trustee and any successor Servicer in effecting the termination of the Servicer's responsibilities and rights hereunder, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The assignment by a Servicer pursuant to Section 7.06 or removal of Servicer pursuant to Section
8.01 shall not become effective until a successor shall be appointed pursuant to this Section 7.07 and shall in no event relieve the Contract Sellers of liability pursuant to Section 3.05 for breach of the representations and warranties made pursuant to Section 3.02 or 3.03. The Servicer being terminated pursuant to Section 8.01 or Section 7.06 shall bear all costs of a transfer of servicing therefrom, including but not limited to those of the Trustee reasonably allocable to specific employees and overhead, legal fees and expenses, and costs of amending the Agreement, if necessary.

     Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Trustee an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement and the Certificates. Any assignment by or termination of the Servicer pursuant to Section 7.06 or 8.01 or the termination of this Agreement pursuant to Section
10.01 shall not affect any claims that the Trustee may have against the Servicer arising prior to any such termination or resignation.

     The Servicer shall timely deliver to the successor the funds in the Certificate Account and REO Account and all Contract Files, Land Home Contract Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as reasonably may be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer. Without limitation, the Trustee is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments (including transfer instruments in respect of certificates of title and financing statements relating to the Manufactured Homes), and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination.


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

     Upon a successor's acceptance of appointment as such, the Trustee shall notify in writing the Certificateholders and each Rating Agency of such appointment.

                                ARTICLE VIII

                              EVENTS OF DEFAULT

Section 8.01        EVENTS OF DEFAULT.

     In case one or more of the following Events of Default shall occur and be continuing, that is to say:

     (a) any failure by the Servicer to make any deposit or payment, or to remit to the Trustee any payment, required to be made under the terms of this Agreement which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Contract Sellers or to the Servicer, the Trustee and the Contract Sellers by the Holders of Certificates evidencing Fractional Interests aggregating not less than 25%; or

     (b) failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement, including the failure to deliver a Monthly Report, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Contract Sellers or to the Servicer, the Trustee and the Contract Sellers by the Holders of Certificates evidencing Fractional Interests aggregating not less than 25%; or

     (c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

     (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

     (e) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing;

then, and in each and every such case, so long as such Event of Default shall not have been cured or waived, the Trustee may, and, the Trustee shall at the written direction of the Holders of Certificates evidencing Fractional Interests aggregating not less than 51% by notice in writing to the Servicer, terminate all the rights and obligations of the Servicer under this Agreement and in


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and to the Contracts and the proceeds thereof, except any responsibility for its acts or omissions during its tenure as Servicer hereunder. The Trustee shall send a copy of a notice of any Event of Default to each Rating Agency and the Contract Sellers. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Contracts or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 7.07. Upon the occurrence of an Event of Default which shall not have been remedied, the Trustee may also pursue whatever rights it may have at law or in equity to damages, including injunctive relief and specific performance. The Trustee will have no obligation to take any action or institute, conduct or defend any litigation under this Agreement at the request, order or direction of any of the Certificateholders unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

Section 8.02        WAIVER OF DEFAULTS.

     The Holders of Certificates evidencing Fractional Interests aggregating not less than 25% may waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except that a default in the making of any required remittance to the Trustee for distribution on any of the Certificates may be waived only by the affected Certificateholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 8.03        TRUSTEE TO ACT, APPOINTMENT OF SUCCESSOR.

     On and after the time the Servicer receives a notice of termination pursuant to Section 8.01, the Trustee or its appointed agent shall be the successor in all respects to the Servicer as provided in Section 7.07 hereof. Notwithstanding the above, or anything in Section 7.07 to the contrary, the Trustee, if it becomes Servicer pursuant to this Section, shall have no responsibility or obligation (i) to repurchase or substitute any Contract, (ii) for any representation or warranty of the Servicer hereunder, and (iii) for any act or omission of either a predecessor or successor Servicer other than the Trustee. The Trustee may conduct any activity required of it as Servicer hereunder through an Affiliate or through an agent. Neither the Trustee nor any other successor Servicer shall be deemed to be in default hereunder due to any act or omission of a predecessor Servicer, including but not limited to failure to timely deliver to the Trustee any Monthly Report, any funds required to be deposited to the Trust Fund, or any breach of its duty to cooperate with a transfer of servicing as required by Section 7.07.

Section 8.04        NOTIFICATION TO CERTIFICATEHOLDERS.

     (a) Upon any such termination pursuant to Section 8.01, the Trustee shall give prompt written notice thereof to the Contract Sellers, the Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.


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     (b)       Within 60 days after the occurrence of any Event of Default, the
Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

Section 8.05        EFFECT OF TRANSFER.

     (a) After a transfer of servicing duties to a successor Servicer pursuant to Section 7.04, 7.06, 7.07 or 8.01, the Trustee or the successor Servicer may notify Obligors to make payments that are due under the Contracts after the effective date of the transfer of servicing duties directly to the successor Servicer.

     (b) After the transfer of servicing duties to a successor Servicer pursuant to Section 7.04, 7.06, 7.07 or 8.01, the replaced Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Contracts, but in the case of a transfer pursuant to
Section 7.07 or 8.01 shall remain liable for any liability arising from the replaced Servicer's actions hereunder and shall remain entitled to any compensation due the replaced Servicer that had already accrued prior to such transfer.

     (c) A transfer of servicing duties to a successor Servicer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer pursuant to Article VII), other than those relating to the management, administration, servicing or collection of the Contracts.

Section 8.06        TRANSFER OF THE ACCOUNTS.

     Notwithstanding the provisions of Section 8.01, if the Certificate Account shall be maintained with the Servicer or an Affiliate of the Servicer and an Event of Default shall occur and be continuing, the Servicer, after five days' written notice from the Trustee, or in any event within ten days after the occurrence of the Event of Default, shall establish a new account, which shall be an Eligible Account, conforming with the requirements of this Agreement, at the trust department of the Trustee or with a depository institution other than the Servicer or an Affiliate of the Servicer, and shall promptly transfer all funds in the Certificate Account to such new Certificate Account, which shall thereafter be deemed the Certificate Account for the purposes hereof.

                              ARTICLE IX

                        CONCERNING THE TRUSTEE

Section 9.01        DUTIES OF TRUSTEE.

     The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are set forth specifically in this Agreement. In case an Event of Default has occurred of which a Responsible Officer has knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the


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


circumstances in the conduct of his own affairs, unless it is acting as Servicer pursuant to Section 8.03 in which case it will use the same degree of care and skill as the Servicer.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are required specifically to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; PROVIDED, HOWEVER, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may rely conclusively, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be liable personally for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) The Trustee shall not be liable personally with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing Fractional Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

     None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties as Trustee hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     The Trustee shall have no liability for any loss on any Eligible Investment except and only to the extent that it is an Obligor thereon.

Section 9.02        CERTAIN MATTERS AFFECTING THE TRUSTEE.

     Except as otherwise provided in Section 9.01:

     (a) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate,


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statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) The Trustee may consult with counsel, and any written advice of its counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

     (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

     (d) The Trustee shall not be liable personally for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

     (e) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the computations, facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, any Monthly Report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Holders of Certificates evidencing Fractional Interests aggregating not less than 25%; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholders requesting the investigation;

     (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; PROVIDED, HOWEVER, that any Affiliate of the Contract Sellers may only perform ministerial or custodial duties hereunder as agent for the Trustee; and

     (g) The Trustee shall examine any directions, notices or other communications received from the Servicer, the Contract Sellers or any Certificateholder (or agent thereof) to determine if such directions, notices or other communications appear on their face to have been made and to otherwise be in accordance with the requirements of this Agreement. As long as the Trustee has acted in good faith and has not been negligent in making determinations required by this Section 9.02(g), the Trustee may conclusively rely on such directions, notices or other communications and shall incur no liability hereunder for complying with, or assuming the truth of the statements contained in, any such direction, notice or other communication.


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Section 9.03   TRUSTEE NOT LIABLE FOR CERTIFICATES OR CONTRACTS.

     The recitals contained herein and in the Certificates (other than the authentication of the Certificates) shall be taken as the statements of the Contract Sellers or the Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement, of the Certificates (except that the Certificates shall be duly and validly authenticated by it) or of any Contract or related document. The Trustee shall not be accountable for the use or application by the Contract Sellers or the Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Contract Sellers or the Servicer in respect of the Contracts or deposited in or withdrawn from the Certificate Account by the Contract Sellers or the Servicer.

Section 9.04  TRUSTEE MAY OWN CERTIFICATES.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the other parties hereto with the same rights it would have if it were not Trustee.

Section 9.05 SERVICER TO PAY FEES AND EXPENSES OF TRUSTEE, PAYING AGENT AND CERTIFICATE OF ADMINISTRATOR.

     The Servicer covenants and agrees to pay, from its own funds, to the Trustee, the Paying Agent and the Certificate Administrator from time to time, and the Trustee, the Paying Agent and the Certificate Administrator shall each be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer will pay (out of its own funds) or reimburse the Trustee, the Paying Agent and the Certificate Administrator, to the extent requested by the Trustee, the Paying Agent or the Certificate Administrator, as the case may be, for all reasonable expenses, disbursements and advances incurred or made by the Trustee, the Paying Agent or the Certificate Administrator, as the case may be, in accordance with any of the provisions of this Agreement, and the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee in connection with the appointment of an office or agency pursuant to
Section 9.11, except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Servicer also covenants and agrees to indemnify (out of its own funds) the Trustee, the Paying Agent and the Certificate Administrator for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee, the Paying Agent or the Certificate Administrator, as the case may be, arising out of or in connection with the acceptance or administration of this trust and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.
The covenants in this Section 9.05 shall b for the benefit of the Trustee, the Paying Agent and the Certificate Administrator in their respective capacities as Trustee, Certificate Administrator, Paying Agent and Certificate Registrar hereunder, and shall survive the termination of this Agreement.


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Section 9.06  ELIGIBILITY REQUIREMENTS FOR TRUSTEE.

     There shall at all times be a Trustee hereunder which shall be qualified to maintain an Eligible Account and shall be either (a) The First National Bank of Chicago ("First National") or any other Person into which First National is merged or consolidated or to which substantially all of the properties and assets of First National are transferred as an entirety, PROVIDED that such other Person has accepted appointment as Trustee under this Agreement in accordance with this Article IX, and FURTHER PROVIDED that such entity is not an Affiliate of the Contract Sellers, is authorized to exercise corporate trust powers under the laws of the United States of America, any State thereof or the District of Columbia and has all necessary trust powers to perform its obligations hereunder, or (b) a corporation or banking association organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal or State authority, and which is not an Affiliate of the Contract Sellers; FURTHER PROVIDED that either (i) such entity has long-term debt rated at least A3 by Moody's or the equivalent by any nationally recognized statistical rating organization, or (ii) each Rating Agency provides a letter to the effect that such appointment will not affect the then current ratings of the Certificates. If the corporation or banking association referred to in clause (b) of the previous sentence publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 9.06, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Trustee shall maintain an office in New York. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, it shall resign immediately in the manner and with the effect hereinafter specified in this
Article IX.

Section 9.07  RESIGNATION AND REMOVAL OF THE TRUSTEE.

     The Trustee at any time may resign and be discharged from the trusts hereby created by giving written notice thereof to the Contract Sellers, the Servicer and each Rating Agency. Upon receiving such notice of resignation, the Contract Sellers shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Contract Sellers, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Contract Sellers may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee and the Certificateholders.


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

     The Holders of Certificates evidencing Fractional Interests aggregating not less than 50% may remove the Trustee at any time and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Certificateholders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Contract Sellers, one complete set to the Trustee so removed and one complete set to the successor so appointed.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.08.

Section 9.08  SUCCESSOR TRUSTEE.

     Any successor trustee appointed as provided in Section 9.07 shall execute, acknowledge and deliver to the Contract Sellers and to its predecessor trustee, with a copy to the Servicer, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee and the appointment of such successor trustee shall become effective, and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall execute and deliver such instruments and do such other things as reasonably may be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations.

     No successor trustee shall accept appointment as provided in this
Section 9.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.06.

          Upon acceptance of appointment by a successor trustee as provided in this Section 9.08, the Servicer shall mail notice of the succession of such trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register, to the Contract Sellers and each Rating Agency. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Contract Sellers.

Section 9.09  MERGER OR CONSOLIDATION OF TRUSTEE.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, PROVIDED such corporation shall be eligible under the provisions of Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Upon succession of a successor trustee as provided in this Section 9.09, the successor Trustee shall mail notice of the succession of such trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register, to the Servicer, the Contract Sellers and each Rating Agency.


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Section 9.10  APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

     Notwithstanding any other provisions hereof, at any time, for the purpose of (i) meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may be located at the time, or (ii) meeting any legal requirements with respect to the holding of the Contracts, the Contract Sellers and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Contract Sellers and the Trustee may consider necessary or desirable. If either of the Contract Sellers shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone (or with one consenting Seller) shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 hereunder, and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 9.08 hereof.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed or under any regulation applicable to any of the Contracts (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     Any separate trustee or co-trustee may, at any time, appoint the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. Nothing in this Section 9.10 shall relieve the Trustee of its duties, obligations or liabilities under this Agreement.


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

Section 9.11  APPOINTMENT OF OFFICE OR AGENCY.

     The Trustee will appoint an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates Chicago Trust Company of New York, located at 14 Wall Street, New York, New York, for such purpose. The Certificate Register will be kept in Chicago, Illinois at the offices of the Certificate Registrar located at the Corporate Trust Office and may be kept in an electronic form capable of printing out a hard copy of the Certificate Register. The Trustee will maintain an office at the address stated in
Section 11.05 hereof where notices and demands to or upon the Trustee in respect of the Certificates may be served. The Trustee will give prompt written notice to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

Section 9.12  CERTIFICATE ADMINISTRATOR.

     The Trustee may, from time to time, appoint a Certificate Administrator for the purpose of performing, as the Trustee's agent, those duties hereunder that are specifically designated herein as performable by the Certificate Administrator; PROVIDED, HOWEVER, that the Certificate Administrator shall at all times satisfy the eligibility requirements of a Trustee set forth in
Section 9.06. As of the Closing Date, the Trustee shall be the Certificate Administrator unless and until the Trustee appoints a successor Certificate Administrator. In performing its duties hereunder, the Certificate Administrator (if not the Trustee) shall have the benefit of the provisions of this Agreement to the same extent that the Trustee would have the benefit of such provisions if the Trustee were itself performing such duties. The Certificate Administrator (including the Trustee solely in its capacity as Certificate Administrator) shall not have any fiduciary responsibility to the Contract Sellers, the Servicer or the Certificateholders except when acting as Paying Agent. Additionally, the Certificate Administrator shall be entitled to rely upon all directions, calculations and other information received by the Contract Sellers, the Trustee or the Servicer without any duty to independently verify such directions, calculations or other information.

Section 9.13  APPOINTMENT OF PAYING AGENT.

     The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to Section 5.02 and payments pursuant to 3.17 and 9.01(c). Any Paying Agent or its parent company so appointed either shall be a bank or trust company and shall have a rating acceptable to each Rating Agency. In the event of any such appointment, on or prior to each Distribution Date, the Trustee shall deposit or cause to be deposited with the Paying Agent, from amounts in the Certificate Account, a sum sufficient to make the payments to Certificateholders in the amounts and in the manner provided for in Section 5.02, such sum to be held in trust for the benefit of the Certificateholders. The Trustee is hereby initially appointed as Paying Agent.

     In performing its duties hereunder, the Paying Agent shall have the benefit of the provisions of this Agreement to the same extent that the Trustee would have the benefit of such provisions if the Trustee were itself performing such duties. Additionally, the Paying Agent shall be entitled to rely upon all information received from the Servicer without any duty to independently verify or recalculate any such information.


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

     The Trustee shall cause the Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent is at all times acting as agent for the Trustee and such Paying Agent will hold all sums held by it for the payment to Certificateholders entitled thereto until such sums shall be paid to such Certificateholders.

                                  ARTICLE X

                                 TERMINATION

Section 10.01       TERMINATION.

     (a) The respective obligations and responsibilities of the Contract Sellers, the Servicer (except as to Section 9.05) and the Trustee shall terminate upon the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Contract or the disposition of all property acquired upon repossession of any Contract and the remittance of all funds due hereunder; (ii) at the option of the Servicer, on any Distribution Date after the first Distribution Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance and subject to the prior consummation of the Termination Auction as contemplated pursuant to
Section 10.01(b) below, upon the purchase by the Servicer of the Outstanding Contracts at a price equal to the greater of (a) the sum of (x) 100% of the Scheduled Principal Balance of each Contract (other than any Contract as to which the related Manufactured Home has been acquired and not yet disposed of and whose fair market value is included pursuant to Clause (y) below) as of the final Distribution Date, and (y) the fair market value of such acquired property (as determined by the Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to Section 10.01(c)(i)), and (b) the aggregate fair market value (as determined by the Servicer as of the close of business on such third Business Day) of all the assets in the Trust Fund, plus, in the case of both clause (a) and clause (b), an amount sufficient to pay any Class A-1 Unpaid Interest Shortfall, Class A-2 Unpaid Interest Shortfall,
Class A-3 Unpaid Interest Shortfall, Class A-4 Unpaid Interest Shortfall,
Class A-5 Unpaid Interest Shortfall, Class A-6 Unpaid Interest Shortfall,
Class A-7 Unpaid Interest Shortfall, Class M Unpaid Interest Shortfall,
Class B-1 Unpaid Interest Shortfall and any Class B-2 Unpaid Interest Shortfall and the remittance of all funds due hereunder; PROVIDED, that the purchase price of such Contracts shall in no event be less than the Minimum Termination Amount (without regard to amounts on deposit in the Reserve Account) as of the Distribution Date on which the Servicer purchases such Contracts; or (iii) the sale of all Contracts that remain outstanding, pursuant to a Termination Auction as contemplated by Section 10.01(b) below and the remittance of all funds due hereunder. Notwithstanding anything herein to the contrary, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the court of St. James, living on the date hereof.

     (b) TERMINATION AUCTION. The Servicer shall provide written notice to the Trustee of the occurrence of the Distribution Date as of which the Pool Scheduled Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance within three Business Days following such Distribution Date. Thereupon, the Trustee shall in accordance with the procedures and schedule set forth in EXHIBIT L hereto (the "Auction Procedures"), make a commercially reasonable effort to sell at fair market value in a commercially reasonable manner and upon commercially reasonable terms but subject to the earlier purchase by the Servicer of the Outstanding Contracts as provided in Section 10.01(a) above, by conducting an auction (the "Termination Auction") of the Contracts remaining in the Trust Fund in order to effect a termination of the Trust Fund on a date selected by the Trustee (the "Auction Date"), but in any case within ninety days following the Distribution Date as of which the Pool Scheduled Principal Balance is less than 10% of the Cut-Off Date Pool
Principal Balance. Either Contract Seller (and the Servicer if BAFSB is not the Servicer) may, but shall not be required to, bid at the Termination
Auction. The Trustee shall be entitled to retain counsel of its choice to represent it in the Termination Auction, and the fees and expenses of such counsel shall be paid by the Contract Sellers. The Trustee shall sell and transfer the Contracts to the highest bidder therefor at the Termination
Auction provided that:

          (1) the Termination Auction has been conducted in accordance with the Auction Procedures;

          (2) the Trustee has received good faith bids for the Contracts from at least two prospective purchasers that are considered by the Trustee, in its sole discretion, to be competitive participants in the market for Manufactured housing installment sale contracts; PROVIDED, that at least one of such prospective purchasers shall not be an Affiliate of either of the Contract Sellers;

          (3) a financial advisor selected by the Trustee, the fees of whom shall be an expense of the Contract Sellers, as advisor to the Trustee (in such capacity, the "Advisor"), shall have advised the Trustee in writing that at least two of such bidders are participants in the market for manufactured housing retail installment sale contracts and are willing and able to purchase the Contracts (the Trustee may in its discretion select itself or an affiliate thereof as Advisor);

          (4) the highest bid in respect of the Contracts is not less than the aggregate fair market value of the Contracts (as determined by the Trustee in its sole discretion);

          (5) any bid submitted by a Contract Seller or any Affiliate of either Contract Seller shall be independently verified and represented in writing by a qualified independent third party evaluator (which may include the Advisor or an investment banking firm) selected by the Trustee and may only be considered if such evaluator determines that the bid reasonably represents the fair market value of the Contracts;

          (6) the highest bid would result in proceeds from the sale of the Contracts which will be at least equal to the Minimum Termination Amount (without regard to amounts on deposit in the Reserve Account);

          (7) such sale and consequent termination of the Trust Fund must constitute a "qualified liquidation" of the Trust Fund under Section 860F of the Code, including the requirement that the proceeds of such qualified liquidation are credited or distributed to the holders of regular residual interests within 90 days from the date upon which the Trust

     Fund adopts a plan of complete liquidation (the Trustee may, in its discretion, require that the purchaser of such Contracts provide an Opinion of Counsel to that effect); and

          (8) the terms of the Termination Auction must be made available to all bidders and must stipulate that the Servicer be retained to service the Contracts on terms substantially similar to those in this Agreement.

     Provided that all of the conditions set forth in clauses (1) through (8) have been met, the Trustee shall sell and transfer the Contracts, without representation, warranty or recourse of any kind whatsoever, to such highest bidder in accordance with and upon completion of the Auction Procedures. The Trustee shall deposit the purchase price for the Contracts in the Certificate Account at least one Business Day prior to the fourth Distribution Date following the Distribution Date as of which the Pool Scheduled Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance. The provisions of subsections (c) and (d) of this Section 10.01 also shall apply with respect to any Termination Auction. In the event that any of such conditions are not met or such highest bidder fails or refuses to comply with any of the Auction Procedures, the Trustee shall decline to consummate such sale and transfer. In such case the Termination Auction shall be concluded and the Trustee shall be under no further duty to solicit bids for or otherwise to attempt to sell the Contracts.

     (c) (i) Notice of any termination, specifying the Distribution Date upon which all Certificateholders may surrender their Certificates to the Trustee for payment and cancellation, shall be given promptly by the Servicer by letter to the Certificateholders, the Trustee, the Contract Sellers and each Rating Agency mailed no later than the 10th day of the month next preceding the month of such final distribution, specifying (i) the Distribution Date upon which final payment on the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (ii) the amount of any such final payment, and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. After giving such notice, the Trustee shall not register the transfer or exchange of any Certificates. If such notice is given in connection with the Servicer's election to purchase, the Servicer shall deposit in the Certificate Account on the Business Day prior to the applicable Distribution Date the amount described in Section 10.01(a)(ii). The amount so deposited shall not be invested.

          (ii) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed, from funds in the Certificate Account, to Certificateholders, in proportion to their respective Percentage Interests, an amount equal to (a) as to the Class A-1 Certificates, the Class A-1 Certificate Balance together with the Class A-1 Unpaid Interest Shortfall and one month's interest at the Class A-1 Pass-Through Rate on the Class A-1 Certificate Balance, (b) as to the Class A-2 Certificates, the Class A-2 Certificate Balance together with the Class A-2 Unpaid Interest Shortfall and one month's interest at the Class A-2 Pass-Through Rate on the Class A-2 Certificate Balance, (c) as to the Class A-3 Certificates, the Class A-3 Certificate Balance together with the Class A-3 Unpaid Interest Shortfall and one month's interest at the Class A-3 Pass-Through Rate on the Class A-3 Certificate Balance, (d) as to the Class A-4 Certificates, the Class A-4 Certificate Balance together with the Class A-4 Unpaid Interest
     Shortfall and one month's interest at the Class A-4 Pass-Through Rate on the Class A-4 Certificate Balance, (e) as to the Class A-5 Certificates, the Class A-5 Certificate Balance together with the Class A-5 Unpaid Interest Shortfall and one month's interest at the Class A-5
     Pass-Through Rate on the Class A-5 Certificate Balance (f), as to the
     Class A-6 Certificates, the Class A-6 Certificate Balance together with the Class A-6 Unpaid Interest Shortfall and one month's interest at the Class A-6 Pass-Through Rate on the Class A-6 Certificate Balance, (g) as to the Class A-7 Certificates, the Class A-7 Certificate Balance together with the Class A-7 Unpaid Interest Shortfall and one month's interest at the Class A-7 Pass-Through Rate on the Class A-7 Certificate Balance, (h) as to the Class M Certificates, the Class M Certificate Balance together with the Class M Unpaid Interest Shortfall and one month's interest at the Class M Pass-Through Rate on the Class M Certificate Balance, (i) as to the Class B-1 Certificates, the Class B-1 Certificate Balance together with the Class B-1 Unpaid Interest
     Shortfall and one month's interest at the Class B-1 Pass-Through Rate on the Class B-1 Certificate Balance and (j) as to the Class B-2
     Certificates, the Class B-2 Certificate Balance together with the Class
     B-2 Unpaid Interest Shortfall and one month's interest at the Class B-2 Pass-Through Rate on the Class B-2 Certificate Balance.

          (iii) Upon such termination, any amounts remaining in the Certificate Account and the Reserve Account (other than amounts retained to meet claims) shall be paid to the Class R Certificateholders. Following such final deposit, the Servicer shall prepare and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer. The distribution on the final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of the Certificates and the Class R Certificate.

     (d) If any Certificateholder does not surrender its Certificate for cancellation by the final Distribution Date specified in the written notice required in Section 10.01(c)(i), any amounts retained in the Certificate Account that are owed to such Certificateholder shall be withdrawn from the Certificate Account and held in an escrow account with the Trustee pending distribution pursuant to this Section 10.01(d). Any amounts so held shall not be invested. The Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within two years after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee shall so notify the Contract Sellers and the Contract Sellers may take appropriate steps, or may appoint an agent to take appropriate and reasonable steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of, and only to the extent of, the funds and other assets which remain in trust hereunder.

     Upon any termination pursuant to the exercise of the purchase option contained in Section 10.01(a)(ii), the consummation of a sale pursuant to a Termination Auction or otherwise, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section 10.01 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust Fund as described in Section 860F of the Code, (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, or

(iii) result in the imposition of taxes on contributions of additional assets to the Trust Fund under Section 860G(d) of the Code:

          (i) Within 90 days prior to the final Distribution Date set forth in the notice given by the Servicer or the Trustee under this Section 10.01, the Holders of the Class R Certificates shall adopt a plan of complete liquidation of the Trust Fund;

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Servicer as agent of the Trustee shall sell all of the assets of the Trust Fund to the purchaser thereof (which may be the Servicer) for cash (other than assets that will be converted to cash prior to the final Distribution Date); and

          (iii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall credit or distribute all proceeds of the liquidation (plus the cash), less assets retained to meet claims, to the Certificateholders.

By its acceptance of a Class R Certificate, each Holder thereof hereby agrees to adopt such a plan of complete liquidation upon the written request of the Servicer and to take such other action in connection therewith as may be reasonably requested by the Contract Sellers.

                          ARTICLE XI

                  MISCELLANEOUS PROVISIONS

Section 11.01       AMENDMENT.

     This Agreement may be amended from time to time by the Contract Sellers, the Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein, (iii) to add to the duties or obligations of the Servicer,
(iv) to obtain a rating from a nationally recognized rating agency or to maintain or improve the ratings of any Class of Certificates by each Rating Agency (it being understood that after obtaining ratings for the Certificates from Moody's and Fitch, none of the Trustee, the Contract Sellers or the Servicer is obligated to obtain, maintain or improve any rating assigned to the Certificates) or (v) to make such other provisions with respect to matters or questions arising under this Agreement, as shall not be inconsistent with any other provisions herein; PROVIDED that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, without the consent of the Certificateholders, the Trustee, the Contract Sellers and the Servicer may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Trust Fund as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

     This Agreement may also be amended from time to time by the Contract Sellers, the Servicer and the Trustee with the consent of the Holders of a Majority In Interest of each Class of Regular Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66% or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not cause the imposition of any tax on the Trust Fund or the Certificateholders or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

     It shall not be necessary for the consent of Certificateholders under this
Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and
(ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 11.01.

Section 11.02  RECORDATION OF AGREEMENT; COUNTERPARTS.

     This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Contracts are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at its expense.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03  GOVERNING LAW.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.04  CALCULATIONS.

     Except as otherwise provided in this Agreement, all Pass-Through Rate, interest rate and basis point calculations under this Agreement will be made with respect to each Class of Regular Certificates on the basis of a 360-day year and twelve thirty-day months and will be carried out to at least three decimal places. Interest on the Regular Certificates with respect to a Distribution Date will accrue during the related Interest Accrual Period.

Section 11.05  NOTICES.

        (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

               1.  Any material change or amendment to this Agreement;

               2. The occurrence of any Event of Default that has not been cured;

               3. The resignation or termination of the Servicer or the Trustee and the appointment of any successor or any assignment of this Agreement pursuant to Section 7.06;

               4.  The repurchase or substitution of Contracts pursuant to
Section 3.05;

               5.  The final payment to Certificateholders;

               6.  A sale of any Class R Certificate; and

               7. Any shortfalls arising from the failure of the Servicer to advance as required pursuant to Section 5.01 hereof.

     In addition, the Servicer shall promptly furnish to each Rating Agency copies of the following:

               1.  Each report to Certificateholders described in Section 5.07;

               2.  Each annual statement as to compliance described in
Section 4.20; and

               3. Each annual independent public accountants' servicing report described in Section 4.21.

        (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Contract Sellers: Bank of America National Trust and Savings Association, 315 Montgomery Street, 12th Floor, San Francisco, CA 94104,
Attention: David Roberts or such other address as the Contract Sellers may hereafter furnish to the Trustee and the Servicer (b) in the case of the
Servicer: Bank of America, FSB, c/o BankAmerica Housing Services, 10089 Willow Creek Road, San Diego, California 92131, Attention: Manager, Investor Servicing (or such other address as may be hereafter furnished to the Contract Sellers and the Trustee by the Servicer in writing), with copies to Brian Frumkin, Esq., Bank of America, National Trust and Savings Association, 10124 Old Grove Road, San Diego, California 92131, (c) in the case of the Trustee, The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: Donna Fanning or such other address as the Trustee may hereafter furnish to the Contract Sellers and the Servicer; and (d) in the case of the Rating Agencies, (i) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 and (ii) Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

Section 11.06  SEVERABILITY OF PROVISIONS.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07  ASSIGNMENT.

     Notwithstanding anything to the contrary contained herein, except as provided pursuant to Sections 7.04 and 7.06, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee and the Contract Sellers.

Section 11.08  LIMITATIONS ON RIGHTS OF CERTIFICATEHOLDERS.

     The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.09  INSPECTION AND AUDIT RIGHTS.

     The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Contract Sellers or the Trustee during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Contracts, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Contract Sellers or the Trustee and to discuss its affairs, finances and accounts relating to the Contracts with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Contract Sellers or the Trustee of any right under this Section 11.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Servicer.

Section 11.10  CERTIFICATES NONASSESSABLE AND FULLY PAID.

     It is the intention of the Contract Sellers that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

Section 11.11  OFFICIAL RECORD.

     The Contract Sellers agree that this Agreement is and shall remain at all times prior to the time at which this Agreement terminates an official record of BAFSB as referred to in Section 13(e) of the Federal Deposit Insurance Act, as amended by 12 U.S.C. Section 1823(e). The officer signing below on behalf of BAFSB represents that by so signing he or she is an officer of BAFSB of the level of vice president or higher within the meaning of the "Policy Statement Regarding Qualified Financial Contracts" dated December 12, 1989 issued by the FDIC.

     IN WITNESS WHEREOF, the Contract Sellers, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                         THE FIRST NATIONAL BANK OF CHICAGO,
                         not in its individual capacity, but solely as Trustee

                         By:     /s/  Donna Fanning
                             -------------------------------------------------
                             Name:     Donna Fanning
                             Title:    Vice President

                         BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                         ASSOCIATION, as Contract Seller

                         By:    /s/  Shaun M. Maguire
                             -------------------------------------------------
                             Name:     Shaun M. Maguire
                             Title:    Senior Vice President

                         BANK OF AMERICA, FSB,
                         as Servicer and Contract Seller


                         By:       /s/  Shaun M. Maguire
                             -------------------------------------------------
                             Name:     Shaun M. Maguire
                             Title:    Assistant Treasurer

STATE OF CALIFORNIA      )
                         )  ss.
COUNTY OF SAN FRANCISCO  )

     On /s/ June 22, 1998 before me, /s/ Daysi Rojas, Notary
Public, personally appeared Shaun M. Maguire, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                                        /s/  Daysi Rojas
                                  -----------------------------------------
                                  Notary Public

                                  My Commission expires /s/ 10-23-98

[Notarial Seal]

STATE OF ILLINOIS   )
                    ) ss.
COUNTY OF COOK      )

     On this __th day of June, 1998, before me, a notary public in and for said State, appeared Donna Fanning, personally known to me on the basis of satisfactory evidence to be a Vice President, of The First National Bank of Chicago, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such national banking association executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                          /s/ Somsri Helmer
                                   ---------------------------------------------
                                   Notary Public

                                   My Commission expires /s/ 1/14/99

[Notarial Seal]

                                  EXHIBIT INDEX

Exhibit A  . . . . . . . .Contract Schedule

Exhibit B-1  . . . . . . .Form of Class A-1 Certificate

Exhibit B-2  . . . . . . .Form of Class A-2 Certificate

Exhibit B-3  . . . . . . .Form of Class A-3 Certificate

Exhibit B-4  . . . . . . .Form of Class A-4 Certificate

Exhibit B-5  . . . . . . .Form of Class A-5 Certificate

Exhibit B-6  . . . . . . .Form of Class A-6 Certificate

Exhibit B-7  . . . . . . .Form of Class A-7 Certificate

Exhibit B-8  . . . . . . .Form of Class M Certificate

Exhibit B-9  . . . . . . .Form of Class B-1 Certificate

Exhibit B-10 . . . . . . .Form of Class B-2 Certificate

Exhibit C  . . . . . . . .Form of Reverse of Certificates

Exhibit D  . . . . . . . .Class R Certificate

Exhibit E  . . . . . . . .Form of Certificate Regarding Substitution of
                          Eligible Substitute Contract

Exhibit F  . . . . . . . .Form of Certificate of Servicing Officer

Exhibit G-1  . . . . . . .Transfer Affidavit

Exhibit G-2  . . . . . . .Form of Transferor Certificate for Class R
                           Certificates

Exhibit H  . . . . . . . .Form of Transferor Certificate for Class B-2
                           Certificates

Exhibit I  . . . . . . . .Form of Depository Agreement

Exhibit J  . . . . . . . .Form of Investment Letter and Form of ERISA
                           Representations

Exhibit K  . . . . . . . .Form of Rule 144A Letter

Exhibit L  . . . . . . . .Termination Auction Procedures

                                     EXHIBIT B-1

                                CLASS A-1 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS _________, 19__. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT ____% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NOT MORE THAN $______ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]

 Certificate No.                         :         A-1-__

 Date of Pooling and Servicing Agreement :         June 1, 1998

 Cut-off Date                            :         May 31, 1998

 First Distribution Date                 :         July 10,1998

                                Exhibit B-1-1

 Initial Certificate Balance of
 this Certificate ("Denomination")       :         $__________

 Initial Certificate Balance of all
 Class A-1 Certificates                  :         $47,800,000

 Pass-Through Rate                       :         5.89%

 Month of Last Scheduled
 Distribution Date                       :         October, 2000

 CUSIP                                   :         066-06T-AA9


                                Exhibit B-1-2

                  BANKAMERICA MANUFACTURED HOUSING CONTRACT TRUST V
                     SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES
                                    SERIES 1998-2

     evidencing a percentage interest in any distributions allocable to the Class A-1 Certificates with respect to a Trust Fund consisting primarily of a pool of fixed-rate conventional manufactured housing contracts (the "Contracts") formed and sold by

          Bank of America National Trust and Savings Association and Bank of America, FSB, each as Contract Seller (each a "Contract Seller" and collectively the "Contract Sellers")

which manufactured housing contracts were originated or acquired by Bank of America, FSB ("BAFSB") or Bank of America National Trust and Savings Association ("Bank of America") respectively, and are initially serviced by BAFSB, acting through its division, BankAmerica Housing Services (the "Servicer").

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. Neither this Certificate nor the Contracts are insured or guaranteed by either Contract Seller, the Servicer or the Trustee referred to below or any of their respective Affiliates or by any governmental agency or instrumentality.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class A-1 Certificates) in certain monthly distributions with respect to a Trust Fund consisting of the Contracts deposited by the Contract Sellers. The Trust Fund was created pursuant to a Pooling and Servicing Agreement, dated as of June 1, 1998 (the "Agreement"), among the Contract Sellers, the Servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A-1 Distribution Amount on such Distribution Date pursuant to Section 5.02 of the Agreement. The Record Date applicable to each Distribution Date is the last Business Day preceding such Distribution Date. Distributions to the Holder of this Class A-1 Certificate shall be applied first to interest and then to principal.


                                Exhibit B-1-3

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall hold Class A-1 Certificates evidencing a Percentage Interest aggregating 10% or more or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                    *     *     *

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
      ----------- -------------

                          THE FIRST NATIONAL BANK OF CHICAGO,
                          not in its individual capacity, but solely as Trustee


                          By
                             -------------------------------------------
                             Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-1 Certificates referred to in the within-named Agreement

THE FIRST NATIONAL BANK OF CHICAGO,
not in its individual capacity, but solely as Trustee


By
  -----------------------------------------
  Authorized Signatory



                                Exhibit B-1-4

                                     EXHIBIT B-2

                                CLASS A-2 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS _________, 19__. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT ____% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NOT MORE THAN $______ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]


 Certificate No.                         :         A-2-__

 Date of Pooling and Servicing Agreement :         June 1, 1998

 Cut-off Date                            :         May 31, 1998

 First Distribution Date                 :         July 10,1998



                                Exhibit B-2-1

 Initial Certificate Balance of
 this Certificate ("Denomination")       :         $__________

 Initial Certificate Balance of all
 Class A-2 Certificates                  :         $79,000,000

 Pass-Through Rate                       :         6.04%

 Month of Last Scheduled
 Distribution Date                       :         October, 2003

 CUSIP                                   :         066-06T-AB7


                                Exhibit B-2-2

                  BANKAMERICA MANUFACTURED HOUSING CONTRACT TRUST V
                     SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES
                                    SERIES 1998-2

     evidencing a percentage interest in any distributions allocable to the Class A-2 Certificates with respect to a Trust Fund consisting primarily of a pool of fixed-rate conventional manufactured housing contracts (the "Contracts") formed and sold by

          Bank of America National Trust and Savings Association and Bank of America, FSB, each as Contract Seller (each a "Contract Seller" and collectively the "Contract Sellers")

which manufactured housing contracts were originated or acquired by Bank of America, FSB ("BAFSB") or Bank of America National Trust and Savings Association ("Bank of America") respectively, and are initially serviced by BAFSB, acting through its division, BankAmerica Housing Services (the "Servicer").

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. Neither this Certificate nor the Contracts are insured or guaranteed by either Contract Seller, the Servicer or the Trustee referred to below or any of their respective Affiliates or by any governmental agency or instrumentality.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class A-2 Certificates) in certain monthly distributions with respect to a Trust Fund consisting of the Contracts deposited by the Contract Sellers. The Trust Fund was created pursuant to a Pooling and Servicing Agreement, dated as of June 1, 1998 (the "Agreement"), among the Contract Sellers, the Servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A-2 Distribution Amount on such Distribution Date pursuant to Section 5.02 of the Agreement. The Record Date applicable to each Distribution Date is the last Business Day preceding such Distribution Date. Distributions to the Holder of this Class A-2 Certificate shall be applied first to interest and then to principal.

                                Exhibit B-2-3

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall hold Class A-2 Certificates evidencing a Percentage Interest aggregating 10% or more or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                    *     *     *

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
      ----------- -------------

                          THE FIRST NATIONAL BANK OF CHICAGO,
                          not in its individual capacity, but solely as Trustee


                          By
                             -------------------------------------------
                             Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-2 Certificates referred to in the within-named Agreement

THE FIRST NATIONAL BANK OF CHICAGO,
not in its individual capacity, but solely as Trustee

By
  -----------------------------------------
  Authorized Signatory



                                Exhibit B-2-4

                                     EXHIBIT B-3

                                CLASS A-3 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS _________, 19__. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT ____% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NOT MORE THAN $______ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]


 Certificate No.                         :         A-3-__

 Date of Pooling and Servicing Agreement :         June 1, 1998


 Cut-off Date                            :         May 31, 1998

 First Distribution Date                 :         July 10,1998


                                Exhibit B-3-1

 Initial Certificate Balance of
 this Certificate ("Denomination")       :         $__________

 Initial Certificate Balance of all
 Class A-3 Certificates                  :         $64,000,000

 Pass-Through Rate                       :         6.04%

 Month of Last Scheduled
 Distribution Date                       :         November, 2005

 CUSIP                                   :         066-06T-AC5


                                Exhibit B-3-2

                  BANKAMERICA MANUFACTURED HOUSING CONTRACT TRUST V
                     SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES
                                    SERIES 1998-2

     evidencing a percentage interest in any distributions allocable to the Class A-3 Certificates with respect to a Trust Fund consisting primarily of a pool of fixed-rate conventional manufactured housing contracts (the "Contracts") formed and sold by

          Bank of America National Trust and Savings Association and Bank of America, FSB, each as Contract Seller (each a "Contract Seller" and collectively the "Contract Sellers")

which manufactured housing contracts were originated or acquired by Bank of America, FSB ("BAFSB") or Bank of America National Trust and Savings Association ("Bank of America") respectively, and are initially serviced by BAFSB, acting through its division, BankAmerica Housing Services (the "Servicer").

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. Neither this Certificate nor the Contracts are insured or guaranteed by either Contract Seller, the Servicer or the Trustee referred to below or any of their respective Affiliates or by any governmental agency or instrumentality.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class A-3 Certificates) in certain monthly distributions with respect to a Trust Fund consisting of the Contracts deposited by the Contract Sellers. The Trust Fund was created pursuant to a Pooling and Servicing Agreement, dated as of June 1, 1998 (the "Agreement"), among the Contract Sellers, the Servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A-3 Distribution Amount on such Distribution Date pursuant to Section 5.02 of the Agreement. The Record Date applicable to each Distribution Date is the last Business Day preceding such Distribution Date. Distributions to the Holder of this Class A-3 Certificate shall be applied first to interest and then to principal.

                                Exhibit B-3-3

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall hold Class A-3 Certificates evidencing a Percentage Interest aggregating 10% or more or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                  *    *    *

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated:
      ----------- -------------

                                      THE FIRST NATIONAL BANK OF CHICAGO,
                                      not in its individual capacity, but
                                      solely as Trustee


                                      By
                                        ---------------------------------------
                                        Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-3 Certificates referred to in the within-named Agreement

THE FIRST NATIONAL BANK OF CHICAGO,
not in its individual capacity, but solely as Trustee

By
  -----------------------------------------
  Authorized Signatory



                                Exhibit B-3-4

                                     EXHIBIT B-4

                                CLASS A-4 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS _________, 19__. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT ____% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NOT MORE THAN $______ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]


 Certificate No.                         :         A-4-__

 Date of Pooling and Servicing Agreement :         June 1, 1998

 Cut-off Date                            :         May 31, 1998

 First Distribution Date                 :         July 10,1998


                                Exhibit B-4-1

 Initial Certificate Balance of
 this Certificate ("Denomination")       :         $__________

 Initial Certificate Balance of all
 Class A-4 Certificates                  :         $78,000,000

 Pass-Through Rate                       :         6.11%

 Month of Last Scheduled
 Distribution Date                       :         January, 2008

 CUSIP                                   :         066-06T-AD3


                                Exhibit B-4-2

                  BANKAMERICA MANUFACTURED HOUSING CONTRACT TRUST V
                     SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES
                                    SERIES 1998-2

     evidencing a percentage interest in any distributions allocable to the Class A-4 Certificates with respect to a Trust Fund consisting primarily of a pool of fixed-rate conventional manufactured housing contracts (the "Contracts") formed and sold by

          Bank of America National Trust and Savings Association and Bank of America, FSB, each as Contract Seller (each a "Contract Seller" and collectively the "Contract Sellers")

which manufactured housing contracts were originated or acquired by Bank of America, FSB ("BAFSB") or Bank of America National Trust and Savings Association ("Bank of America") respectively, and are initially serviced by BAFSB, acting through its division, BankAmerica Housing Services (the "Servicer").

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. Neither this Certificate nor the Contracts are insured or guaranteed by either Contract Seller, the Servicer or the Trustee referred to below or any of their respective Affiliates or by any governmental agency or instrumentality.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class A-4 Certificates) in certain monthly distributions with respect to a Trust Fund consisting of the Contracts deposited by the Contract Sellers. The Trust Fund was created pursuant to a Pooling and Servicing Agreement, dated as of June 1, 1998 (the "Agreement"), among the Contract Sellers, the Servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A-4 Distribution Amount on such Distribution Date pursuant to Section 5.02 of the Agreement. The Record Date applicable to each Distribution Date is the last Business Day preceding such Distribution Date. Distributions to the Holder of this Class A-4 Certificate shall be applied first to interest and then to principal.


                                  Exhibit B-4-3

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall hold Class A-4 Certificates evidencing a Percentage Interest aggregating 10% or more or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                  *    *    *

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:__________________________

                                       THE FIRST NATIONAL BANK OF CHICAGO,
                                       not in its individual capacity, but
                                       solely as Trustee


                                       By
                                           ------------------------------------
                                           Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-4 Certificates referred to in the within-named Agreement

THE FIRST NATIONAL BANK OF CHICAGO,
not in its individual capacity, but solely as Trustee


By
    ------------------------------------
    Authorized Signatory

                                  Exhibit B-4-4

                                  EXHIBIT B-5

                            CLASS A-5 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS _________, 19__. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT ____% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NOT MORE THAN $______ PER
$1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED USING THE
APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]


Certificate No.                         :         A-5-__

Date of Pooling and Servicing Agreement :         June 1, 1998

Cut-off Date                            :         May 31, 1998

First Distribution Date                 :         July 10,1998


                                  Exhibit B-5-1

Initial Certificate Balance of
this Certificate ("Denomination")  :              $__________

Initial Certificate Balance of all
Class A-5 Certificates             :              $44,000,000

Pass-Through Rate                  :              6.20%
Month of Last Scheduled
Distribution Date                  :              April, 2009

CUSIP                              :              066-06T-AE1


                                  Exhibit B-5-2

                 BANKAMERICA MANUFACTURED HOUSING CONTRACT TRUST V
                    SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES
                                   SERIES 1998-2

     evidencing a percentage interest in any distributions allocable to the Class A-5 Certificates with respect to a Trust Fund consisting primarily of a pool of fixed-rate conventional manufactured housing contracts (the "Contracts") formed and sold by

          Bank of America National Trust and Savings Association and Bank of America, FSB, each as Contract Seller (each a "Contract Seller" and collectively the "Contract Sellers")

which manufactured housing contracts were originated or acquired by Bank of America, FSB ("BAFSB") or Bank of America National Trust and Savings Association ("Bank of America") respectively, and are initially serviced by BAFSB, acting through its division, BankAmerica Housing Services (the "Servicer").

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. Neither this Certificate nor the Contracts are insured or guaranteed by either Contract Seller, the Servicer or the Trustee referred to below or any of their respective Affiliates or by any governmental agency or instrumentality.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class A-5 Certificates) in certain monthly distributions with respect to a Trust Fund consisting of the Contracts deposited by the Contract Sellers. The Trust Fund was created pursuant to a Pooling and Servicing Agreement, dated as of June 1, 1998 (the "Agreement"), among the Contract Sellers, the Servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A-5 Distribution Amount on such Distribution Date pursuant to Section 5.02 of the Agreement. The Record Date applicable to each Distribution Date is the last Business Day preceding such Distribution Date. Distributions to the Holder of this Class A-5 Certificate shall be applied first to interest and then to principal.


                                  Exhibit B-5-3

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall hold Class A-5 Certificates evidencing a Percentage Interest aggregating 10% or more or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                   *    *    *

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.
Dated:_______________
                                       THE FIRST NATIONAL BANK OF CHICAGO,
                                       not in its individual capacity, but
                                       solely as Trustee


                                       By  ____________________________________
                                           Authorized Signatory


CERTIFICATE OF AUTHENTICATION

This is one of the Class A-5 Certificates referred to in the within-named Agreement

THE FIRST NATIONAL BANK OF CHICAGO,
not in its individual capacity,
but solely as Trustee


By  ___________________________________
    Authorized Signatory

                                     EXHIBIT B-6

                                CLASS A-6 CERTIFICATE

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

    [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS _________, 19__. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT ____% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NOT MORE THAN $______ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]

 Certificate No. ............................... :   A-6-__

 Date of Pooling and Servicing Agreement........ :   June 1, 1998

 Cut-off Date .................................. :   May 31, 1998

 First Distribution Date........................ :   July 10,1998



 Initial Certificate Balance of
 this Certificate ("Denomination").............. :   $__________

 Initial Certificate Balance of all
 Class A-6 Certificates ........................ :   $69,000,000

 Pass-Through Rate ............................. :   6.24% (subject to a maximum
                                                     rate equal to the weighted
                                                     average of the Net Contract
                                                     Rates of the Contracts in
                                                     the Contract Pool)

 Month of Last Scheduled
 Distribution Date ............................. :   July, 2011

 CUSIP ......................................... :   066-06T-AF8

                  BANKAMERICA MANUFACTURED HOUSING CONTRACT TRUST V
                     SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES
                                    SERIES 1998-2

     evidencing a percentage interest in any distributions allocable to the Class A-6 Certificates with respect to a Trust Fund consisting primarily of a pool of fixed-rate conventional manufactured housing contracts (the "Contracts") formed and sold by

          Bank of America National Trust and Savings Association and Bank of America, FSB, each as Contract Seller (each a "Contract Seller" and collectively the "Contract Sellers")

which manufactured housing contracts were originated or acquired by Bank of America, FSB ("BAFSB") or Bank of America National Trust and Savings Association ("Bank of America") respectively, and are initially serviced by BAFSB, acting through its division, BankAmerica Housing Services (the "Servicer").

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. Neither this Certificate nor the Contracts are insured or guaranteed by either Contract Seller, the Servicer or the Trustee referred to below or any of their respective Affiliates or by any governmental agency or instrumentality.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class A-6 Certificates) in certain monthly distributions with respect to a Trust Fund consisting of the Contracts deposited by the Contract Sellers. The Trust Fund was created pursuant to a Pooling and Servicing Agreement, dated as of June 1, 1998 (the "Agreement"), among the Contract Sellers, the Servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A-6 Distribution Amount on such Distribution Date pursuant to Section 5.02 of the Agreement. The Record Date applicable to each Distribution Date is the last Business Day preceding such Distribution Date. Distributions to the Holder of this Class A-6 Certificate shall be applied first to interest and then to principal.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall hold Class A-6 Certificates evidencing a Percentage Interest aggregating 10% or more or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                  *    *    *

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.
Dated: _________________________
                                       THE FIRST NATIONAL BANK OF CHICAGO,
                                       not in its individual capacity,
                                       but solely as Trustee


                                       By ____________________________________
                                          Authorized Signatory


CERTIFICATE OF AUTHENTICATION

This is one of the Class A-6 Certificates referred to in the within-named Agreement

THE FIRST NATIONAL BANK OF CHICAGO,
not in its individual capacity,
but solely as Trustee


By _________________________________________
   Authorized Signatory

                                     EXHIBIT B-7

                                CLASS A-7 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS _________, 19__. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT ____% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NOT MORE THAN $______ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]


 Certificate No. ......... :                       A-7-__

 Date of Pooling and Servicing Agreement :         June 1, 1998

 Cut-off Date ............ :                       May 31, 1998

 First Distribution Date . :                       July 10,1998

                                 Exhibit B-7-1

 Initial Certificate Balance of
 this Certificate ("Denomination")  :              $__________

 Initial Certificate Balance of all

 Class A-7 Certificates .. :                       $180,705,000

 Pass-Through Rate ....... :                       6.55% (subject to a maximum
                                                   rate equal to the weighted
                                                   average of the Net Contract
                                                   Rates of the Contracts in
                                                   the Contract Pool)
 Month of Last Scheduled
 Distribution Date ....... :                       November, 2019

 CUSIP     :                                       066-06T-AG6



                                 Exhibit B-7-2

                  BANKAMERICA MANUFACTURED HOUSING CONTRACT TRUST V
                     SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES
                                    SERIES 1998-2

     evidencing a percentage interest in any distributions allocable to the Class A-7 Certificates with respect to a Trust Fund consisting primarily of a pool of fixed-rate conventional manufactured housing contracts (the "Contracts") formed and sold by

          Bank of America National Trust and Savings Association and Bank of America, FSB, each as Contract Seller (each a "Contract Seller" and collectively the "Contract Sellers")

which manufactured housing contracts were originated or acquired by Bank of America, FSB ("BAFSB") or Bank of America National Trust and Savings Association ("Bank of America") respectively, and are initially serviced by BAFSB, acting through its division, BankAmerica Housing Services (the "Servicer").

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. Neither this Certificate nor the Contracts are insured or guaranteed by either Contract Seller, the Servicer or the Trustee referred to below or any of their respective Affiliates or by any governmental agency or instrumentality.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class A-7 Certificates) in certain monthly distributions with respect to a Trust Fund consisting of the Contracts deposited by the Contract Sellers. The Trust Fund was created pursuant to a Pooling and Servicing Agreement, dated as of June 1, 1998 (the "Agreement"), among the Contract Sellers, the Servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A-1 Distribution Amount on such Distribution Date pursuant to Section 5.02 of the Agreement. The Record Date applicable to each Distribution Date is the last Business Day preceding such Distribution Date. Distributions to the Holder of this Class A-7 Certificate shall be applied first to interest and then to principal.

                                 Exhibit B-7-3

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall hold Class A-7 Certificates evidencing a Percentage Interest aggregating 10% or more or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                             *    *    *

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
       ----------------------
                                       THE FIRST NATIONAL BANK OF CHICAGO,
                                       not in its individual capacity, but
                                       solely as Trustee


                                       By
                                           ------------------------------------
                                           Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-7
Certificates referred to in the
within-named Agreement

THE FIRST NATIONAL BANK OF CHICAGO,
not in its individual capacity,
but solely as Trustee


By
   -----------------------------
     Authorized Signatory


                                 Exhibit B-7-4

                                     EXHIBIT B-8

                                 CLASS M CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS _________, 19__. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT ____% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NOT MORE THAN $______ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED
ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO
SECTION 6.02(b) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE SERVICER, THE CONTRACT SELLERS AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE


                                 Exhibit B-9-1

SERVICER, THE CONTRACT SELLERS OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.



Certificate No.                            :       M-__

Date of Pooling and Servicing Agreement    :       June 1, 1998

Cut-off Date                               :       May 31, 1998

First Distribution Date                    :       July 10, 1998

Initial Certificate Balance of
this Certificate ("Denomination")          :       $__________

Initial Certificate Balance of all
Class M Certificates                       :       $51,449,000

Pass-Through Rate                          :       6.83% (subject to a maximum
                                                   rate equal to the weighted
                                                   average of the Net Contract
                                                   Rates of the Contracts in
                                                   the Contract Pool)

Month of Last Scheduled
Distribution Date                          :       August, 2023

CUSIP                                      :


                              Exhibit B-9-2

                  BANKAMERICA MANUFACTURED HOUSING CONTRACT TRUST V
                     SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES
                                    SERIES 1998-2

     evidencing a percentage interest in any distributions allocable to the Class M Certificates with respect to a Trust Fund consisting primarily of a pool of fixed-rate conventional manufactured housing contracts (the "Contracts") formed and sold by

          Bank of America National Trust and Savings Association and Bank of America, FSB, each as Contract Seller (each a "Contract Seller" and collectively the "Contract Sellers")

which manufactured housing contracts were originated or acquired by Bank of America, FSB ("BAFSB") or Bank of America National Trust and Savings Association ("Bank of America") respectively, and are initially serviced by BAFSB, acting through its division, BankAmerica Housing Services (the "Servicer").

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. Neither this Certificate nor the Contracts are insured or guaranteed by either Contract Seller, the Servicer or the Trustee referred to below or any of their respective Affiliates or by any governmental agency or instrumentality.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class M Certificates) in certain monthly distributions with respect to a Trust Fund consisting of the Contracts deposited by the Contract Sellers. The Trust Fund was created pursuant to a Pooling and Servicing Agreement, dated as of June 1, 1998 (the "Agreement"), among the Contract Sellers, the Servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class M Distribution Amount on such Distribution Date pursuant to Section 5.02 of the Agreement. The Record Date applicable to each Distribution Date is the last Business Day preceding such Distribution Date. Distributions to the Holder of this Class M Certificate shall be applied first to interest and then to principal.


                              Exhibit B-9-3

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall hold Class M Certificates evidencing a Percentage Interest aggregating 10% or more or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     No transfer of this Class M Certificate will be made unless the Trustee has received either (i) an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Contract Sellers and the Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of the Class M Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code and will not subject the Servicer, the Contract Sellers or the Trustee to any obligation or liability in addition to those undertaken in the Agreement or (ii) a representation letter, in the form as described by the Agreement, stating either (a) that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or (b) that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.


                              Exhibit B-9-4

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
      ------------------------
                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                    not in its individual capacity,
                                    but solely as Trustee


                                    By
                                      -------------------------------
                                       Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class M Certificates
referred to in the within-named Agreement

THE FIRST NATIONAL BANK OF CHICAGO,
not in its individual capacity, but solely as Trustee


By
   ----------------------------------
     Authorized Signatory


                              Exhibit B-9-5

                                EXHIBIT B-9

                           CLASS B-1 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS _________, 19__. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT ____% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NOT MORE THAN $______ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO
SECTION 6.02(b) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE SERVICER, THE CONTRACT SELLERS AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE


                              Exhibit B-10-1

SERVICER, THE CONTRACT SELLERS OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

THIS CLASS B-1 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AND THE CLASS M CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.


 Certificate No.                              :    B-1-___

 Date of Pooling and Servicing Agreement      :    June 1, 1998

 Cut-off Date                                 :    May 31, 1998

 First Distribution Date                      :    July 10, 1998

 Initial Certificate Balance of
 this Certificate ("Denomination")            :    $__________

 Initial Certificate Balance of all
 Class B-1 Certificates                       :    $41,159,000

 Pass-Through Rate                            :    _____% (subject to a maximum
                                                   rate equal to the weighted
                                                   average of the Net Contract
                                                   Rates of the Contracts in
                                                   the Contract Pool)

 Month of Last Scheduled
 Distribution Date                            :    November, 2028

 CUSIP                                        :

                                  Exhibit B-10-2

                  BANKAMERICA MANUFACTURED HOUSING CONTRACT TRUST V
                     SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES
                                    SERIES 1998-2

     evidencing a percentage interest in any distributions allocable to the Class B-1 Certificates with respect to a Trust Fund consisting primarily of a pool of fixed-rate conventional manufactured housing contracts (the "Contracts") formed and sold by

          Bank of America National Trust and Savings Association and Bank of America, FSB, each as Contract Seller (each a "Contract Seller" and collectively the "Contract Sellers")

which manufactured housing contracts were originated or acquired by Bank of America, FSB ("BAFSB") or Bank of America National Trust and Savings Association ("Bank of America") respectively, and are initially serviced by BAFSB, acting through its division, BankAmerica Housing Services (the "Servicer").

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. Neither this Certificate nor the Contracts are insured or guaranteed by either Contract Seller, the Servicer or the Trustee referred to below or any of their respective Affiliates or by any governmental agency or instrumentality.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class B-1 Certificates) in certain monthly distributions with respect to a Trust Fund consisting of the Contracts deposited by the Contract Sellers. The Trust Fund was created pursuant to a Pooling and Servicing Agreement, dated as of June 1, 1998 (the "Agreement"), among the Contract Sellers, the Servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class B-1 Distribution Amount on such Distribution Date pursuant to Section 5.02 of the Agreement. The Record Date applicable to each Distribution Date is the last Business Day preceding such Distribution Date. Distributions to the Holder of this Class B-1 Certificate shall be applied first to interest and then to principal.

                                  Exhibit B-10-3

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall hold Class B-1 Certificates evidencing a Percentage Interest aggregating 10% or more or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.
     No transfer of this Class B-1 Certificate will be made unless the Trustee has received either (i) an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Contract Sellers and the Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of Class B-1 Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code and will not subject the Servicer, the Contract Sellers or the Trustee to any obligation or liability in addition to those undertaken in the Agreement or (ii) a representation letter, in the form as described by the Agreement, stating either (a) that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or (b) that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                  Exhibit B-10-4

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:________________________

                                     THE FIRST NATIONAL BANK OF CHICAGO,
                                     not in its individual capacity, but solely as Trustee


                                     By
                                       --------------------------------------
                                       Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class B-1 Certificates referred to in the within-named Agreement

THE FIRST NATIONAL BANK OF CHICAGO,
not in its individual capacity, but solely as Trustee


By
  ------------------------------------------
     Authorized Signatory


                                  Exhibit B-10-5

                                     EXHIBIT B-10
                                CLASS B-2 CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS _________, 19__.
ASSUMING THAT THE MORTGAGE LOANS PREPAY AT ____% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NOT MORE THAN $______ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS
WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO
SECTION 6.02(b) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE SERVICER, THE CONTRACT SELLERS AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE SERVICER, THE CONTRACT SELLERS OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT.



                                  Exhibit B-11-1

THIS CLASS B-2 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AND THE CLASS M CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.




 Certificate No.                            :      B-2-__

 Date of Pooling and Servicing Agreement    :      June 1, 1998

 Cut-off Date                               :      May 31, 1998

 First Distribution Date                    :      July 10, 1998

 Initial Certificate Balance of
 this Certificate ("Denomination")          :      $__________

 Initial Certificate Balance of all
 Class B-2 Certificates                     :      $30,869,617.84

 Pass-Through Rate                          :      _____%(subject to a maximum
                                                   rate equal to the weighted
                                                   average of the Net Contract
                                                   Rates of the Contracts in
                                                   the Contract Pool)
 Month of Last Scheduled
 Distribution Date                          :      ___ ____________

 CUSIP                                      :      ____________



                                  Exhibit B-11-2

                  BANKAMERICA MANUFACTURED HOUSING CONTRACT TRUST V
                     SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES
                                    SERIES 1998-2

     evidencing a percentage interest in any distributions allocable to the Class B-2 Certificates with respect to a Trust Fund consisting primarily of a pool of fixed-rate conventional manufactured housing contracts (the "Contracts") formed and sold by

          Bank of America National Trust and Savings Association and Bank of America, FSB, each as Contract Seller (each a "Contract Seller" and collectively the "Contract Sellers")

which manufactured housing contracts were originated or acquired by Bank of America, FSB ("BAFSB") or Bank of America National Trust and Savings Association ("Bank of America") respectively, and are initially serviced by BAFSB, acting through its division, BankAmerica Housing Services (the "Servicer").

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. Neither this Certificate nor the Contracts are insured or guaranteed by either Contract Seller, the Servicer or the Trustee referred to below or any of their respective Affiliates or by any governmental agency or instrumentality.

     This certifies that ___________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class B-2 Certificates) in certain monthly distributions with respect to a Trust Fund consisting of the Contracts deposited by the Contract Sellers. The Trust Fund was created pursuant to a Pooling and Servicing Agreement, dated as of June 1, 1998 (the "Agreement"), among the Contract Sellers, the Servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class B-2 Distribution Amount on such Distribution Date pursuant to Section 5.02 of the Agreement. The Record Date applicable to each Distribution Date is the last Business Day preceding such Distribution Date. Distributions to the Holder of this Class B-2 Certificate shall be applied first to interest and then to principal.


                                  Exhibit B-11-3

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall hold Class B-2 Certificates evidencing a Percentage Interest aggregating 10% or more or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     No transfer of this Class B-2 Certificate will be made unless the Trustee has received either (i) an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Contract Sellers and the Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of Class B-2 Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code and will not subject the Servicer, the Contract Sellers or the Trustee to any obligation or liability in addition to those undertaken in the Agreement or (ii) a representation letter, in the form as described by the Agreement, stating either (a) that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or (b) that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

     No transfer of a Class B-2 Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, (the "Act"), or is made in accordance with said Act. In the event that such a transfer is to be made, the prospective transferee of such Certificate shall be required to provide the Trustee, the Contract Sellers and the Servicer with an investment letter substantially in the form described by the Agreement, as required under Section 6.02 of the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Contract Sellers, the Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with the Act or any similar state laws.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.


                                  Exhibit B-11-4

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                          THE FIRST NATIONAL BANK OF CHICAGO,
                                          not in its individual capacity, but
                                          solely as Trustee


                                          By
                                            ---------------------------------
                                            Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class B-2 Certificates referred to in the within-named Agreement

THE FIRST NATIONAL BANK OF CHICAGO,
not in its individual capacity, but solely as Trustee


By
  ----------------------------------------------
     Authorized Signatory



                                  Exhibit B-11-5

                                      EXHIBIT C

                           FORM OF REVERSE OF CERTIFICATES

                  BANKAMERICA MANUFACTURED HOUSING CONTRACT TRUST V
                     SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES
                                    SERIES 1998-2

     This Certificate is one of a duly authorized issue of Certificates designated as BankAmerica Manufactured Housing Contract Trust V Senior/Subordinate Pass-Through Certificates, Series 1998-2 issued in eleven Classes (Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 Class M, Class B-l, Class B-2 and Class R, herein collectively called the "Certificates"), and representing a beneficial ownership interest, as described in the Agreement, in (i) the related Contracts, (ii) the distributions thereon on or after the Cut-off Date (to the extent described herein), (iii) the related Certificate Account and such assets as are deposited therein from time to time and any investments thereof, together, in each case, with any and all income, proceeds and payments with respect thereto, and (iv) the Reserve Account.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account and the funds, if any, on deposit in the Reserve Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Contract Sellers, the Servicer and the Trustee with the consent of the Holders of a Majority In Interest of each Class of Regular Certificates affected by such amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same



                                  Exhibit C-1
aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Contract Sellers and the Trustee and any agent of the Contract Sellers or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither of the Contract Sellers, the Trustee, nor any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the Pool Scheduled Principal Balance is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Servicer will have the option to repurchase, upon giving notice mailed no later than the 10th day of the month next preceding the month of the exercise of such option, all Outstanding Contracts at a price equal to the greater of
(a) the sum of (x) 100% of the Scheduled Principal Balance of each Contract (other than any Contract as to which the related Manufactured Home has been acquired and not yet disposed of and whose fair market value is included pursuant to Clause (y) below) as of the final Distribution Date, and (y) the fair market value of such acquired property (as determined by the Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to Section 10.01 of the Agreement), and (b) the aggregate fair market value (as determined by the Servicer as of the close of business on such third Business Day) of all the assets in the Trust Fund, plus, in the case of both clause (a) and clause (b), an amount sufficient to (i) reimburse any Class A-1 Unpaid Interest Shortfall, Class A-2 Unpaid Interest Shortfall, Class A-3 Unpaid Interest Shortfall, Class A-4 Unpaid Interest Shortfall, Class A-5 Unpaid Interest Shortfall, Class A-6 Unpaid Interest Shortfall, Class A-7 Unpaid Interest Shortfall, Class M Unpaid Interest Shortfall, Class B-1 Unpaid Interest Shortfall, and any Class B-2 Unpaid Interest Shortfall and (ii) pay one month's interest due on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class M, Class B-1 and Class B-2 Certificates at the applicable Pass-Through Rates on such Classes' unpaid Certificate Balances; provided, that in no event shall the purchase price of such Contracts be less than the Minimum Termination Amount.

     On any Distribution Date on which the Pool Scheduled Principal Balance is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Servicer may request that the Trustee conduct an auction (a "Termination Auction") by soliciting bids for the purchase of all Contracts remaining in the Trust Fund, and in any event, if the Servicer has not exercised the option described in the preceding paragraph within ninety days following the Distribution Date as of which the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal

                                 Exhibit C-2

Balance, the Trustee shall conduct such termination auction. In the event that satisfactory bids are received as described in the Agreement, the net sale proceeds will be distributed to Certificateholders, in the same order of priority as collections received in respect of the Contracts. A satisfactory bid is one in which the purchase price of the Contracts then outstanding is at least equal to the Minimum Termination Amount (as hereinafter defined). Such a bid must be made in accordance with certain auction procedures set forth in the Agreement, which include a requirement that the Trustee receive good faith bids for such Contracts from at least two prospective purchasers (at least one of whom is not the Contract Sellers or an affiliate thereof) that are considered by the Trustee, in its sole discretion, to be (i) competitive participants in the market for manufactured housing installment sale contracts or installment loan agreements and (ii) willing and able purchasers of such Contracts. As of any time after the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the "Minimum Termination Amount" is an amount equal to the respective Certificate Balances of all Classes of Certificates that remain outstanding as of such time, together with any shortfall in interest due on such Certificates in respect of prior Distribution Dates and one month's interest at the applicable Pass-Through Rates on such Certificate Balances.
A sale and consequent termination of the Trust Fund pursuant to a Termination Auction must constitute a "qualified liquidation" of the Trust Fund under
Section 860F of the Code, including the requirement that the qualified liquidation takes place over a period not to exceed 90 days. If satisfactory bids are not received, the Trustee shall decline to sell the Contracts and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Contracts.

     Any repurchase pursuant to a Termination Auction or by the Servicer will be made at the price specified in the Agreement. In the event that no such early termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the final payment or other liquidation of the last Contract remaining in the Trust Fund and the disposition of all REO Property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of the certain person named in the Agreement.

     Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                 Exhibit C-3

                                 ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

     I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

         ------------------------------------------------------------

Dated:

                                  ------------------------------------------
                                  Signature by or on behalf of assignor



                              DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________________, for the account of _______________, account number ____________________, or, if mailed by check, to _____________.
Applicable statements should be mailed to ______________.

     This information is provided by ___________________________, the assignee named above, or _________________________, as its agent.


                                 Exhibit C-4

                                      EXHIBIT D

                                 CLASS R CERTIFICATE

THE CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO
SECTION 6.02(b) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE SERVICER, THE CONTRACT SELLERS AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE SERVICER, THE CONTRACT SELLERS OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT. NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860(e)(5) OF THE CODE.

THE HOLDERS OF THE CLASS R CERTIFICATES, BY PURCHASING SUCH CLASS R CERTIFICATES, SHALL BE DEEMED TO CONSENT (1) TO THE APPOINTMENT OF THE SERVICER AS THE TAX MATTERS PERSON FOR THE TRUST FUND OR, IF THE SERVICER DETERMINES, IN ITS SOLE DISCRETION, THAT IT CANNOT ACT IN SUCH CAPACITY, TO THE APPOINTMENT OF THE HOLDER HOLDING THE LARGEST PERCENTAGE INTEREST IN THE OUTSTANDING CLASS R CERTIFICATES AS THE TAX MATTERS PERSON FOR THE TRUST FUND. IF THE HOLDER OF THE LARGEST PERCENTAGE INTEREST IN THE OUTSTANDING CLASS R CERTIFICATES IS APPOINTED AS THE TAX MATTERS PERSON, SUCH HOLDER SHALL BE DEEMED TO CONSENT, WITH RESPECT TO ITS CAPACITY AS TAX MATTERS PERSON, TO THE APPOINTMENT OF THE SERVICER AS ITS ATTORNEY-IN-FACT AND AGENT.

                                 Exhibit D-1

THE HOLDERS OF THE CLASS R CERTIFICATES, BY PURCHASING SUCH CLASS R CERTIFICATES, SHALL BE FURTHER DEEMED TO AGREE TO EXECUTE ANY DOCUMENTS REQUIRED TO GIVE EFFECT TO THE FOREGOING PROVISIONS, AS SET FORTH MORE FULLY IN THE AGREEMENT. THIS CLASS R CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

 Certificate No.                                   R-__
 Date of Pooling and Servicing Agreement:          June 1, 1998
 Cut-off Date:                                     May 31, 1998
 First Distribution Date:                          July 10, 1998
 Percentage Interest
 Evidenced by this
 Class R Certificate                               _____%


                                 Exhibit D-2

                  BANKAMERICA MANUFACTURED HOUSING CONTRACT TRUST V
                     SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES
                                    SERIES 1998-2

     evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of fixed-rate conventional manufactured housing contracts (the "Contracts") formed and sold by

          Bank of America National Trust and Savings Association and Bank of America, FSB, each as Contract Seller (each a "Contract Seller" and collectively the "Contract Sellers")

which manufactured housing contracts were originated or acquired by Bank of America, FSB ("BAFSB") or Bank of America National Trust and Savings Association ("Bank of America") respectively, and are initially serviced by BAFSB, acting through its division, BankAmerica Housing Services (the "Servicer").

     Neither this Certificate nor the Contracts are insured or guaranteed by the Contract Sellers, the Servicer or the Trustee referred to below or any of their respective Affiliates or by any governmental agency or instrumentality.

     This certifies that __________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting of the Contracts deposited by the Contract Sellers. The Trust Fund was created pursuant to a Pooling and Servicing Agreement, dated as of June 1, 1998 (the "Agreement"), among the Contract Sellers, the Servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Trustee will cause to be distributed to the Class R Certificateholder the amounts to which such Holder is entitled pursuant to the terms of the Agreement. Such distributions will be made by check mailed to the address of the Person entitled thereto, as such address shall appear on the Certificate Register or by wire or other transfer of immediately available funds if such Person has given the Trustee written instructions at least ten days prior to the related Distribution Date. Notwithstanding the above, the final distribution on this Class R Certificate will be made only upon presentation and surrender of this Class R Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee for such purpose.

     No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Contract Sellers and the Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's


                               Exhibit D-3
acquisition of Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Servicer, the Contract Sellers or the Trustee to any obligation or liability in addition to those undertaken in the Agreement or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

     No transfer of a Class R Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, (the "Act"), or is made in accordance with said Act. In the event that such a transfer is to be made, the prospective transferee of such Certificate shall be required to provide the Trustee, the Contract Sellers and the Servicer with an investment letter substantially in the form described by the Agreement, as required under Section 6.02 of the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Contract Sellers, the Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with the Act or any similar state laws.

     Each Holder of this Class R Certificate will be deemed to have agreed to be bound by the restrictions of Section 6.02 of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class R Certificate must be a Permitted Transferee,
(ii) no Ownership Interest in this Class R Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class R Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class R Certificate must agree not to transfer an Ownership Interest in this Class R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.


                               Exhibit D-4

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
       ----------------------

                                 THE FIRST NATIONAL BANK OF CHICAGO,
                                 not in its individual capacity,
                                 but solely as Trustee


                                 By
                                   ---------------------------------
                                    Authorized Signatory


CERTIFICATE OF AUTHENTICATION

This is one of the Class R Certificates
referred to in the within-named Agreement

THE FIRST NATIONAL BANK OF CHICAGO,
not in its individual capacity, but solely as Trustee


By
   -----------------------------
   Authorized Signatory


                               Exhibit D-5

                                      EXHIBIT E

                            FORM OF CERTIFICATE REGARDING
                     SUBSTITUTION OF ELIGIBLE SUBSTITUTE CONTRACT

     The undersigned certify that they are [title] and [title], respectively of [Bank of America National Trust and Savings Association ("Bank of America")] [Bank of America, FSB, acting through its division, BankAmerica Housing Services] (the "Contract Seller"), and that as such they are duly authorized to execute and deliver this certificate on behalf of the Contract Seller pursuant to Section 3.05(b) of the Pooling and Servicing Agreement (the "Agreement") dated as of June 1, 1998 among Bank of America National Trust and Savings Association ("Bank of America") as Contract Seller, Bank of America, FSB, acting through its division, BankAmerica Housing Services as Contract Seller and Servicer, and The First National Bank of Chicago as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certify that:

     1. The Contracts on the attached schedule are to be substituted on the date hereof pursuant to Section 3.05(b) of the Agreement and each such Contract is an Eligible Substitute Contract.

     2. The Contract File for each such Contract being substituted for a Replaced Contract is in the custody of the Servicer and each such Contract has been stamped in accordance with Section 3.02(x) of the Agreement.

     3. The UCC-1 financing statement in respect of the Contracts to be substituted, in the form required by Section 3.05(b)(ii) of the Agreement, has been filed with the appropriate office in California.

     4. There has been deposited in the Certificate Account each amount listed on the schedule attached hereto as the amount by which the remaining principal balance of each Replaced Contract exceeds the remaining principal balance as of the beginning of the month of substitution of each Contract being substituted therefor.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this _____ day of ______, 19__.

                                            [CONTRACT SELLER]

                                            By
                                              ---------------------------------
                                            [Name]
                                                  -----------------------------
                                            [Title]
                                                   ----------------------------

                                            By
                                              ---------------------------------
                                            [Name]
                                                  -----------------------------
                                            [Title]
                                                   ----------------------------


                                   Exhibit E-1

                                      EXHIBIT F

                      [FORM OF CERTIFICATE OF SERVICING OFFICER]

     The undersigned certifies that he is a [title] of [Servicer], a [__________ corporation][federal savings bank] (the "Servicer"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Servicer pursuant to Section 5.05 of the Pooling and Servicing Agreement (the "Agreement") dated as of June 1, 1998 among Bank of America National Trust and Savings Association, as Contract Seller, Bank of America, FSB, acting through its division, BankAmerica Housing Services, as Servicer and Contract Seller and The First National Bank of Chicago, as trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

     1. To the best of such officer's knowledge, the Monthly Report for the period from _____________ to _____________ attached to this certificate is complete and accurate in accordance with the requirements of Sections 5.04 and
5.05 of the Agreement; and

     2. As of the date hereof, such officer is not aware of the occurrence of an Event of Default or of an event that, with notice or lapse of time or both, would become an Event of Default.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this _____ day of _______, ___________.

                                        [SERVICER]

                                        By
                                          ------------------------------------
                                        [Name]
                                              --------------------------------
                                        [Title]
                                               -------------------------------


                                   Exhibit F-1

                                     EXHIBIT G-1

                                  TRANSFER AFFIDAVIT

STATE OF            )
                    )ss
COUNTY OF           )

     The undersigned, being first duly sworn, deposes and says as follows:

          1. That he/she is [Title of Officer] of [Name of Owner] (record or beneficial owner of the BankAmerica Manufactured Housing Contract Trust V Senior/Subordinate Pass-Through Certificates, Series 1998-2, Class R (the "Owner")), a [savings institution][corporation] duly organized and existing under the laws of [the State of ____________][the United States], on behalf of which he/she makes this affidavit and agreement.

          2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"),
(ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and
(iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

          3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and
(iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

                                 Exhibit G-1-1

          4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

          5. The Owner is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.

          6. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

          7. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 6.02(c) of the Pooling and Servicing Agreement (the "Agreement") under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 6.02(c) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 6.02(c)).
The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

          8. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

          9.        The Owner's Taxpayer Identification Number is ____________.

          10. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

          11. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collections of any tax.

          12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.


                                 Exhibit G-1-2

          13. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

          14. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States state thereof (including the District of Columbia), or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ___ day of ___________, 19__.

                                      [NAME OF TRANSFEREE]

                                      By:
                                          ---------------------------------
                                          Name:
                                          Title:

[Corporate Seal]

ATTEST:

---------------------------------
[Assistant] Secretary

     Personally appeared before me the above-named _____________, known or proved to me to be the same person who executed the foregoing instrument and to be the _____________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

     Subscribed and sworn before me this _______ day of ______,19__.


                                      -------------------------------------
                                      NOTARY PUBLIC

                                      My Commission expires the __ day of
                                      ________, 19__.

                                 Exhibit G-1-3

                                     EXHIBIT G-2

                            FORM OF TRANSFEROR CERTIFICATE
                               FOR CLASS R CERTIFICATES

Bank of America, FSB                                                     Date:
10089 Willow Creek Road
San Diego, California 92131

The First National Bank of Chicago,
     as Trustee
One First National Plaza, Suite 0126
Chicago, Illinois 60603

          Re:  BankAmerica Manufactured Housing Contract Trust V
               Senior/Subordinate Pass-Through Certificates, Series 1998-2
               -----------------------------------------------------------

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by ________(the "Transferor") to _________(the "Buyer") of $___________Initial
Certificate Principal Balance of BankAmerica Manufactured Housing Contract Trust V Senior/Subordinate Pass-Through Certificates, Series 1998-2, Class R (the "Certificates"), issued pursuant to Section 6.02(c) of the Pooling and Servicing Agreement (the "Agreement"), dated as of June 1, 1998 among Bank of America National Trust and Savings Association as Contract Seller, Bank of America, FSB, acting through its division, BankAmerica Housing Services as Contract Seller and Servicer, and The First National Bank of Chicago (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement. The Transferor hereby certifies, represents and warrants to, and covenants with, the Contract Sellers and the Trustee that:

     1. No purpose of the Transferor relating to the transfer of the Certificate by the Transferor to the Buyer is or will be to impede the assessment or collection of any tax.

     2. The Transferor understands that the Buyer has delivered to the Trustee and the Servicer a transfer affidavit and agreement in the form attached to the Agreement as Exhibit G-1. The Transferor does not know or believe that any representation contained therein is false.

     3. The Transferor has at the time of the transfer conducted a reasonable investigation of the financial condition of the Buyer as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Buyer has historically paid its debts as they become due and has found no significant evidence to indicate that the Buyer will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                 Exhibit G-2-1

     4. The Transferor has no actual knowledge that the proposed Buyer is not both a United States Person and a Permitted Transferee.

     5. The Transferor further certifies that (a) we understand that such Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed of by us in a transaction that is exempt from the registration requirements of the Act, (b) neither the Transferor nor anyone acting on its behalf has (i) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (ii) solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (iii) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (iv) made any general solicitation by means of general advertising or in any other manner, or (v) taken any other action, that (as to any of (i) through (v) above) would constitute a distribution of the Certificates under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto, or (c) to the extent such transfer is pursuant to Rule 144A under the Act, we have not offered the Certificates to anyone other than a "qualified institutional buyer" as defined in Rule 144A and the Act. The Transferor will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Agreement.

                                        Very truly yours,

                                        ------------------------------------
                                        Name of Transferor

                                        By:
                                            --------------------------------
                                        Name:
                                        Title:


                                 Exhibit G-2-2

                                      EXHIBIT H

                            FORM OF TRANSFEROR CERTIFICATE
                              FOR CLASS B-2 CERTIFICATES

Bank of America, FSB                                                     Date:
10089 Willow Creek Road
San Diego, California 92131

The First National Bank of Chicago,
     as Trustee
One First National Plaza, Suite 0126
Chicago, Illinois 60603

          Re:  BankAmerica Manufactured Housing Contract Trust V
               SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES, SERIES 1998-2

Ladies and Gentlemen:

     In connection with our disposition of the Class B-2 Certificate[s], we (the "Transferor") certify that (a) we understand that such Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed of by us in a transaction that is exempt from the registration requirements of the Act, (b) neither the Transferor nor anyone acting on its behalf has (i) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (ii) solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (iii) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (iv) made any general solicitation by means of general advertising or in any other manner, or (v) taken any other action, that (as to any of (i) through (v) above) would constitute a distribution of the Certificates under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto, or (c) to the extent such transfer is pursuant to Rule 144A under the Act, we have not offered the Certificates to anyone other than a "qualified institutional buyer" as defined in Rule 144A and the Act. The Transferor will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement (the "Agreement") dated as of June 1, 1998 among Bank of America National Trust and Savings Association as Contract Seller, Bank of America, FSB, acting through its division, BankAmerica Housing Services as Contract Seller and Servicer, and The First National Bank of Chicago (the "Trustee").

                                  Exhibit H-1

                                        Very truly yours,

                                        ------------------------------------
                                        Name of Transferor

                                        By:
                                            --------------------------------
                                        Name:
                                        Title:


                                  Exhibit H-2

                                      EXHIBIT I
                             FORM OF DEPOSITORY AGREEMENT

                                                         ______________, 19__
     To:
         ----------------
         ----------------
         ----------------
         (the "Depository")

     As Servicer under the Pooling and Servicing Agreement, dated as of June 1, 1998, we hereby authorize and request you to establish an account, as a Custodial Account, to be designated as "Bank of America, FSB as servicer, in trust for the [Buyer and various Mortgagors], [Fixed Rate Mortgage Loans]." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                       BANK OF AMERICA, FSB

                                       By:
                                           ----------------------------------
                                       Name:
                                             --------------------------------
                                       Title:
                                             --------------------------------
                                       Date:
                                             --------------------------------

                                  Exhibit I-1

     The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number _____________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

                                       --------------------------------------
                                                      Depository

                                       By:
                                           ----------------------------------
                                       Name:
                                             --------------------------------
                                       Title:
                                             --------------------------------
                                       Date:
                                             --------------------------------

                                  Exhibit I-2

                                      EXHIBIT J

                            FORM OF INVESTMENT LETTER AND
                            FORM OF ERISA REPRESENTATIONS

                                                                        Date:
Bank of America, FSB
10089 Willow Creek Road
San Diego, California 92131

The First National Bank of Chicago,
          as Trustee
One First National Plaza, Suite 0126
Chicago, Illinois 60603

          Re:  BankAmerica Manufactured Housing Contract Trust V
               Senior/Subordinate Pass-Through Certificates, Series 1998-2

Ladies and Gentlemen:

     __________(the "Buyer") intends to purchase from __________(the "Transferor") $___ Initial Certificate Principal Balance of BankAmerica Manufactured Housing Contract Trust V Senior/Subordinate Pass-Through Certificates, Series 1998-2, Class ___(the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Agreement"), dated as of June 1, 1998 among Bank of America National Trust and Savings Association, as Contract Seller, Bank of America, FSB, acting through its division, BankAmerica Housing Services, as Contract Seller and Servicer, and The First National Bank of Chicago (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement. The Buyer hereby certifies, represents and warrants to, and covenants with, the Contract Sellers and the Trustee that:

          1. We understand that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Contract Sellers are not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

          2. We are acquiring the Certificates for our own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

          3. We are (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such


                                  Exhibit J-1
     matters related to securities similar to the Certificates, such that we are capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning if Rule 501(a) promulgated pursuant to the Act.

          4. We have not and will not nor have we authorized or will authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. We will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions Agreement.

          5.  We

              (a) (1) are not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. Section 2510.3-101, or
     (2) (as to the Class M, B-1 or B-2 Certificates) are an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is eligible for the exemptive relief afforded under Sections I and III of PTCE 95-60, and

              (b) understand that registration of transfer of any Certificates to any Plan, or to any Person acting on behalf of or purchasing any such Certificate with "plan assets" of any Plan, may not be made unless such Plan or Person, including the Buyer, (1) delivers an Opinion of Counsel, addressed and satisfactory to the Trustee, the Contract Sellers and the Servicer, to the effect that the purchase and holding of the Certificates by, on behalf of or with "plan assets" of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Contract Sellers, the Servicer or the Trustee to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement, or (2) (as to the Class M, B-1 or B-2 Certificates) makes the certification set forth in clause (2) of paragraph 5(a) above.

          6.  We are not a non-United States person.


                                  Exhibit J-2

                                       Very truly yours,

                                       -------------------------------------
                                       Name of Buyer

                                       By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                  Exhibit J-3

                                      EXHIBIT K

                               FORM OF RULE 144A LETTER

                                                                        Date:

Bank of America, FSB
10089 Willow Creek Road
San Diego, California 92131

The First National Bank of Chicago,
          as Trustee
One First National Plaza, Suite 0126
Chicago, Illinois 60603

          Re:  BankAmerica Manufactured Housing Contract Trust V
               Senior/Subordinate Pass-Through Certificates, Series 1998-2

Ladies and Gentlemen:

     The undersigned purchaser ( the "Buyer") warrants and represents to, and covenants with the Contract Sellers, the Trustee and the Servicer pursuant to
Section 6.02 of the Pooling and Servicing Agreement (the "Agreement"), dated as of June 1, 1998 among Bank of America National Trust and Savings Association, as Contract Seller, Bank of America, FSB, acting through its division, BankAmerica Housing Services, as Contract Seller and Servicer, and The First National Bank of Chicago (the "Trustee") as follows:

          1. We understand that (a) the Rule 144A Securities have not been and will not be registered or qualified under the Act or any state securities law, (b) the Contract Seller is not required to so register or qualify the Rule 144A Securities, (c) the Rule 144A Securities may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Agreement contains restrictions regarding the transfer of the Rule 144A Securities and (e) the Rule 144A Securities will bear a legend to the foregoing effect.

          2. We are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Rule 144A Securities for our own account or the accounts of other qualified institutional buyers, understand that such Rule 144A Securities may be resold, pledged or transferred only (I) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Act.


                                  Exhibit K-1

          3. We are (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Rule 144A Securities, such that we are capable of evaluating the merits and risks of investment in the Rule 144A Securities, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning if Rule 501(a) promulgated pursuant to the Act.

          4. We have not and will not nor have we authorized or will authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Rule 144A Securities, any interest in any Rule 144A Securities or any other similar security from any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Rule 144A Securities, any interest in any Rule 144A Securities or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Rule 144A Securities, any interest in any Rule 144A Securities or any other similar security from any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Rule 144A Securities under the Act, that would render the disposition of any Rule 144A Securities a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. We will not sell or otherwise transfer any of the Rule 144A Securities, except in compliance with the provisions Agreement.

          5.  We

              (a) (1) are not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Rule 144A Securities with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. Section 2510.3-101, or (2) (as to the Class M, B-1 or B-2 Certificates) are an insurance company, the source of funds to be used by it to purchase the Rule 144A Securities is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is eligible for the exemptive relief afforded under Sections I and III of PTCE 95-60, and

              (b) understand that registration of transfer of any Rule 144A Securities to any Plan, or to any Person acting on behalf of or purchasing any such Rule 144A Securities with "plan assets" of any Plan, may not be made unless such Plan or Person, including the Buyer, (1) delivers an Opinion of Counsel, addressed and satisfactory to the Trustee, the Contract Sellers and the Servicer, to the effect that the purchase and holding of the Rule 144A Securities by, on behalf of or with "plan assets" of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Contract Sellers, the Servicer or the Trustee to any obligation or liability (including


                                  Exhibit K-2
     liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement, or (2) (as to the Class M, B-1 or B-2 Certificates) makes the certification set forth in clause (2) of paragraph 5(a) above.

          6.  We are not a non-United States person.

     This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.


----------------------------------       -----------------------------------
 Print Name of Seller                    Print Name of Buyer

 By:                                     By:
    ------------------------------          --------------------------------
    Name:                                   Name:
    Title:                                  Title:

 Taxpayer Identification:                Taxpayer Identification:

 No.                                     No.
    ------------------------------          --------------------------------

 Date:                                   Date:
      ----------------------------            ------------------------------



                                  Exhibit K-3

                                                           ANNEX 1 TO EXHIBIT K

               QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

               [For Buyers Other Than Registered Investment Companies]

     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Letter to which this certification relates with respect to the Rule 144A Securities described therein:

          1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

          2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer
     owned and/or invested on a discretionary basis $      (1) in securities
     (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144a and (ii) the Buyer satisfies the criteria in the category marked below.

          ___ CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

          ___ BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ___ SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

----------------------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                 Exhibit K-4

          ___  BROKER-DEALER.  The Buyer is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934.

          ___ INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

          ___ STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          ___ ERISA PLAN. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

          ___ INVESTMENT ADVISOR. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

          ___ SMALL BUSINESS INVESTMENT COMPANY. The Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

          ___ BUSINESS DEVELOPMENT COMPANY. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

          ___ TRUST FUND. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively State or Local Plans or ERISA Plans as defined above, and no participant of the Buyer is an individual retirement account or an H.R. 10 (Keogh) plan.

          3.        The term "securities" as used herein does not include
     (i) securities of issuers that are affiliated with the Buyer,
     (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
     (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause
     (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but

                                 Exhibit K-5
     only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

          _____     _____     Will the Buyer be purchasing the Rule 144A
          Yes       No        Securities only for the Buyer's own account?

          6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

          7. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                              ------------------------------
                                              Name of Buyer

                                              By:
                                                  --------------------------
                                              Name:
                                              Title:

                                              Date:
                                                  --------------------------


                                 Exhibit K-6

                                                  ANNEX 2 TO EXHIBIT K

               QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

                [For Buyers That are Registered Investment Companies]

     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Letter to which this certification relates with respect to the Rule 144A Securities described therein:

     1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

     2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

          ___ The Buyer owned $________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers (the "Adviser") that are affiliated (by virtue of being majority-owned subsidiaries of the same parent or because one investment adviser is a majority-owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v)

                                 Exhibit K-7
securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

     5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

     6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                     ---------------------------------
                                     Name of Buyer or Adviser

                                     By:
                                         -----------------------------
                                     Name:
                                     Title:


                                     IF AN ADVISER:


                                     ---------------------------------
                                     Name of Buyer
                                     Date:



                                 Exhibit K-8

                                      EXHIBIT L

                            TERMINATION AUCTION PROCEDURES

     The following sets forth the auction procedures to be followed in connection with a sale effected pursuant to Section 10.0l(b) of the Pooling and Servicing Agreement (the "Agreement"), dated as of June 1, 1998, among Bank of America National Trust and Savings Association, as Contract Seller, Bank of America, FSB, acting through its division, BankAmerica Housing Services, as Contract Seller and Servicer, and The First National Bank of Chicago (the "Trustee"). Capitalized terms used herein that are not otherwise defined shall have the meanings described thereto in the Agreement.

I.        PRE-AUCTION PROCESS

     (a) Upon receiving notice of the Auction Date, the Advisor will initiate its general Termination Auction procedures consisting of the following' (i) with the assistance of the Servicer, prepare a general solicitation package along with a confidentiality agreement;
           (ii) develop a list of qualified bidders, in a commercially reasonable manner; (iii) initiate contact with all qualified bidders;
           (vi) send a confidentiality agreement to all qualified bidders;
           (v) upon receipt of a signed confidentiality agreement, send solicitation packages to all interested bidders on behalf of the Trustee; and (vi) notify the Servicer of all potential bidders and anticipated timetable.

     (b) The general solicitation package will include' (i) the prospectus supplement and prospectus from the initial public offering of any of the Certificates; (ii) a copy of all monthly servicing reports or a copy of all annual servicing reports and the prior year's monthly servicing reports; (iii) a form of a Sale and Servicing Agreement prepared by the Trustee and the Servicer (or prepared by the Advisor and approved by the Trustee and the Servicer); (iv) a description of the minimum purchase price required to cause the Trustee to sell the Contracts as set forth in Section 10.01 (a) of the Agreement; (v) a formal bidsheet; (vi) a detailed timetable; and (vii) a preliminary data tape of the Pool Scheduled Principal Balance as of a recent Distribution Date reflecting the same data attributes used to create the Cut-off Date tables for the prospectus supplement dated
           June __, 1998 relating to the public offering of certain of the Certificates. None of the Trustee, the Servicer or the Contract Sellers shall be required to produce an updated prospectus or prospectus supplement, and the auction procedures shall be carried out in a manner that does not constitute a public offering of securities.

      (c) The Trustee, with the assistance of the Servicer and the Advisor, will maintain an auction package beginning at the time of closing of the transaction, which will contain the documents listed under clauses (i)-(ii) of the preceding paragraph. If the Advisor is unable to perform its role as advisor to the Trustee, the Servicer acting in its capacity under the Agreement will select a successor Advisor and inform the Trustee of its actions.

                                 Exhibit L-1

     (d) The Advisor will send solicitation packages to all bidders at least 15 Business Days before the Auction Date. Bidders will be required to submit any due diligence questions in writing to the Advisor for determination of their relevancy, no later than 10 Business Days before the Auction Date. The Servicer and the Advisor will be required to satisfy all relevant questions at least five Business Days prior to the Auction Date and distribute the questions and answers to all bidders.

II.       AUCTION PROCESS

     (a) The Advisor, any underwriter, or any Certificate Owner will be allowed to bid in the Auction, but will not be required to do so.

     (b)   The Servicer will also be allowed to bid in the Termination
           Auction if it deems appropriate, but will not be required to do so.

     (c) On the Auction Date, all bids will be due by facsimile to the offices of the Trustee by 1:00 p.m. New York City time, with the winning bidder to be notified by 2:00 p.m. New York City time. All acceptable bids (as described in Section 10.01 (b) of the Agreement) will be due on a conforming basis on the bid sheet contained in the solicitation package.

     (d) If the Trustee receives fewer than two market value bids from participants in the market for manufactured housing installment sales contracts and installment loan contracts willing and able to purchase the Contracts, the Trustee shall decline to consummate the sale.

     (e) Upon notification to the winning bidder, a good faith deposit equal to one percent (1%) of the Pool Scheduled Principal Balance will be required to be wired to the Trustee upon acceptance of the bid. This deposit, along with any interest income attributable to it, will be credited to the purchase price but will not be refundable. The trustee will establish a separate account for the acceptance of the good faith deposit, until such time as the account is fully funded and all monies are transferred into the Collection Account, such time not to be later than one Business Day before the related Distribution Date (as described above).

     (f) The winning bidder will receive on the Auction Date a copy of the draft Sale and Servicing Agreement and Servicer's
           Representations and Warranties (which shall be substantially identical to the representations and warranties set forth in
           Section 3.01 of the Agreement).

     (g) The Advisor will provide to the Trustee a letter concluding whether or not the winning bid is a fair market value bid. The Advisor will also provide such letter if it is the winning bidder. In the case where the Advisor or the Servicer is the winning bidder it will provide for market comparables and valuations in its letter.

     (h) The Auction will stipulate the Servicer be retained to service the Contracts sold pursuant to the terms of the Sale and Servicing Agreement.

                                 Exhibit L-2

    (i) The Auction will stipulate that such sale and consequent termination of the Trust Fund must constitute a "qualified liquidation" of the Trust Fund under Section 860F of the Code, including the requirement that such liquidation take place over a period not to exceed 90 days. The Trustee may, in its discretion, require that the purchaser of the Contracts provide the Trustee with an Opinion of Counsel to that effect.


                                 Exhibit L-3